Exhibit 99.2

DEBTOR-IN-POSSESSION CREDIT AGREEMENT

dated as of

April 10, 2007

among

CYGNUS OIL AND GAS CORPORATION,

CYGNUS TEXAS PROPERTIES, INC., CYGNUS OKLAHOMA, LLC,

CYGNUS NEW ZEALAND, INC., CYGNUS LOUISIANA, INC.,

CYGNUS MISSISSIPPI, LLC, CYGNUS OKLAHOMA OPERATING, LLC, and

CYGNUS OPERATOR, INC.

each as a Debtor and Debtor-in-Possession

under Chapter 11 of the Bankruptcy Code,

as Borrowers

KINGS ROAD HOLDINGS II LLC,

as Lender

i

SCHEDULE AND EXHIBITS

Schedule B-1	Budget
Schedule C-1	Commitments
Schedule E-1	Inventory Locations
Schedule 4.04	Subsidiaries
Schedule 4.13	Intellectual Property
Schedule 4.14	Name; Jurisdiction of Organization; Organizational Identification Number; Chief Place of Business; Chief Executive Office; FEIN
Schedule 4.15	Tradenames
Schedule 4.20	Joint Ventures

Schedule 4.22	Environmental Matters
Schedule 6.25	Bonds
Schedule 7.01	Liens Existing on the Filing Date
Schedule 8.01	Collection Accounts, Lockboxes, Lockbox Banks, Etc.

Exhibit A	Description of Certain Collateral
Exhibit I-1	Form of Interim Bankruptcy Court Order

v

This DEBTOR-IN-POSSESSION CREDIT AGREEMENT dated as of April     , 2007 (this "Agreement"), is made by and among CYGNUS OIL AND GAS CORPORATION, as a debtor and a debtor-in-possession, a Delaware corporation ("Cygnus"), Cygnus Texas Properties, Inc., as a debtor and a debtor-in-possession, a Delaware corporation ("Texas"), Cygnus Oklahoma, LLC, as a debtor and a debtor-in-possession, a Delaware limited liability company ("Oklahoma"), Cygnus New Zealand, Inc., as a debtor and a debtor-in-possession, a Delaware corporation ("New Zealand"), Cygnus Louisiana, Inc., as a debtor and a debtor-in-possession, a Delaware corporation ("Louisiana"), Cygnus Mississippi, LLC, as a debtor and a debtor-in-possession, a Delaware limited liability company ("Mississippi"), Cygnus Oklahoma Operating, LLC, as a debtor and a debtor-in-possession, a Delaware limited liability company ("Operating"), Cygnus Operator, Inc., as a debtor and a debtor-in-possession, a Delaware corporation ("Operator," and collectively with Cygnus, Texas, Oklahoma, New Zealand, Louisiana, Mississippi, Operating, Operator, each a "Borrower" and collectively, the "Borrowers," and each a "Debtor" and collectively, the "Debtors," and each a "Loan Party" and collectively, the "Loan Parties"), the LENDER party hereto, and KINGS ROAD HOLDINGS II LLC, as Administrative Agent.

RECITALS

The Debtors have commenced cases (the "Chapter 11 Cases") under Chapter 11 of Title 11 of the Bankruptcy Code in the United States Bankruptcy Court for the Southern District of Texas ( the "Bankruptcy Court"), and the Debtors have retained possession of their assets and are authorized under the Bankruptcy Code to continue the operation of their businesses as debtors-in-possession.

The Borrowers have requested that the Lender (as hereinafter defined) agree to make a post-petition loan to the Borrowers consisting of a term loan in an aggregate principal amount of $3,000,000 (which loan shall be limited to $450,000 until the Final Bankruptcy Court Order (as hereinafter defined) shall have been entered by the Bankruptcy Court), and subject to the terms and conditions set forth herein, the Lender is willing to extend such credit to the Borrowers.

The proceeds of loans hereunder shall be used for general working capital purposes of the Loan Parties and to pay fees and expenses related to this Agreement and the transactions contemplated hereby.

NOW THEREFORE, in consideration of the mutual promises and covenants contained herein, the receipt and sufficiency of which is hereby acknowledged, the parties, intending to be legally bound do hereby agree as follows:

ARTICLE I

Definitions

Section 1.01 Defined Term. As used in this Agreement, the following terms have the meanings specified below:

"75 Day Period" has the meaning specifed therefore in Section 9.01.

"120 Day Period" has the meaning specifed therefore in Section 9.01.

"Account Debtor" means each debtor, customer or obligor in any way obligated on or in connection with any Account Receivable.

"Account Receivable" means, with respect to any Person, any and all rights of such Person to payment for goods sold and/or services rendered, including accounts, general intangibles and any and all such rights evidenced by chattel paper, instruments or documents, whether due or to become due and whether or not earned by performance, and whether now or hereafter acquired or arising in the future, and any proceeds arising therefrom or relating thereto.

"Administrative Agent" means Kings Road Holdings II LLC, in its capacity as administrative agent for the Lender hereunder and its successors and assigns in such capacity.

"Administrative Agent Advances" has the meaning specified therefor in Section 10.09.

"Administrative Agent's Account" means an account at a bank designated by the Administrative Agent from time to time as the account into which the Loan Parties shall make all payments to the Administrative Agent for the benefit of the Administrative Agent and the Lender under this Agreement and the other Loan Documents.

"Administrative Borrower" has the meaning set forth in Section 2.14(c).

"Advances" means the Initial Advance and the Subsequent Advance.

"AFE" means an authority for expenditure issued by the operator of a Property and listing the the expected expenditures of a proposed operation on such Property.

"Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

"Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 13.04), in the form and substance acceptable to the Administrative Agent.

"Authorized Officer" means, with respect to any Person, the chief executive officer, chief financial officer, president or executive vice president of such Person.

"Bankruptcy Code" means the United States Bankruptcy Code (11 U.S.C. § 101, et seq.), as amended, and any successor statute.

"Bankruptcy Court" has the meaning specified therefor in the recitals hereto.

"Bankruptcy Court Orders" means the Interim Bankruptcy Court Order and the Final Bankruptcy Court Order.

"Basic Documents" means Hydrocarbon Leases; Operating Agreements, Hydrocarbon purchase, sales, exchange, processing, gathering, treatment, compression and transportation agreements; farmout or farm-in agreements; unitization agreements; joint venture, exploration, limited or general partnership, dry hole, bottom hole, acreage contribution, purchase and acquisition agreements; area of mutual interest agreements; salt water disposal agreements, servicing contracts; easement and/or pooling agreements; surface leases, permits, licenses, rights-of-way, servitudes or other interests appertaining to the Properties and all other contracts and agreements (whether constituting executory contracts under section 365 of the Bankruptcy Code or not) relating to the Properties.

"Bankruptcy Event" means (i) any failure by the Borrowers to fulfill the Bankruptcy Obligations; (ii) entry or pendency of any order in any Chapter 11 Case (x) for the appointment of a Chapter 11 trustee, (y) for the appointment of an examiner with enlarged powers (beyond those set forth in Sections 1106(a)(3) and (4) of the Bankruptcy Code) under Section 1106(b) of the Bankruptcy Code or (z) to convert any Chapter 11 Case to a Chapter 7 case or to dismiss any Chapter 11 Case.; (iii) filing of any motion by the Borrowers or entry of any order by any court providing for either the sale of the ownership of the stock of the Borrowers or the sale of the assets of the Borrowers under section 363 of the Bankruptcy Code other than in accordance with paragraph 30(a) of the Interim Bankruptcy Court Order; (iv) any failure by the Borrowers to fulfill the obligations set forth in Section 6.12 (v) any violation of the covenants contained in Sections 7.11 and 7.13; (vi) the voluntary loss of Operator status by the any of the Borrowers; and (vii) any breach of the representations and warranties contained in Article IV that results in a Material Adverse Effect.

"Bankruptcy Obligations" has the meaning specified thereof in Sections 6.13.

"Board" means the Board of Governors of the Federal Reserve System of the United States of America.

"Borrower" has the meaning specified therefor in the preamble hereto.

"Borrowing Date" means each date upon which the Lender makes Loans to the Borrowers pursuant to Article II; provided, that in no event shall any Borrowing Date occur on or after the Final Maturity Date.

"Borrowing Notice" means a request by the Administrative Borrower, in form and substance satisfactory to the Lender, for Loans in accordance with Section 10.04.

"Budget" means the cash requirement forecast setting forth cash receipts and disbursements of the Loan Parties and the Loans projected to be outstanding on a weekly basis for the period beginning as of the date hereof through and including September 30, 2007, satisfactory in form and substance to the Administrative Agent and attached as Schedule B-1 hereto, which Budget shall be (i) updated, extended and delivered to the Administrative Agent, and (ii) in form and substance satisfactory to the Administrative Agent in its reasonable business judgment and consistent with the initial 13 week cash requirement forecast delivered to the Administrative Agent on the date hereof.

"Budget Amount" means, as of any date of determination during any month, an amount equal to the difference between (i) the product of (A) 115% and (B) the "Cumulative Use of DIP Financing" set forth in the Budget for the last day of the applicable month and (ii) the aggregate principal amount of all mandatory prepayments made prior to such date of determination pursuant to Section 2.07(a) that result in a permanent reduction of the Loans.

"Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.

"Capital Stock" means (i) with respect to any Person that is a corporation, any and all shares, options, warrants, interests, participations or other equivalents (however designated and whether or not voting) of corporate stock, and (ii) with respect to any Person that is not a corporation, any and all partnership, membership or other equity interests of such Person, in each case, whether voting or nonvoting, including common stock, preferred stock or any other "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934).

“Capitalized Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

"Carve-Out Expenses" means the following: (i) amounts payable to fees payable to the United States Trustee pursuant to 28 U.S.C. § 1930(a)(6) or the Clerk of the Bankruptcy Court in an amount not to exceed 115% of the monthly budgeted disbursements for the budgeted line item titled "US Trustee Fees" in the Budget, (ii) allowed fees and expenses of professionals (including counsel and financial advisors) for the Debtors in an amount not to exceed 115% of the monthly budgeted disbursements for the budgeted line items titled "Debtors' Counsel" and "CRO/Financial Advisors" in the Budget, and (iii) allowed fees and expenses of the official committee of unsecured creditors in the Chapter 11 Cases in an amount not to exceed 115% of the monthly budgeted disbursements for the budgeted line item titled "Creditors' Committee Counsel" in the Budget.

"CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

"Change in Law" means (a) the adoption of any Requirement of Law after the date of this Agreement, (b) any change in any Requirement of Law or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender (or, for purposes of Section 2.10, by any lending office of the Lender or by the Lender's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

"Chapter 11 Cases" has the meaning specified therefor in the recitals hereto.

"Closing Fee" has the meaning specified therefor in Section 2.09(a).

"Code" means the Internal Revenue Code of 1986, as amended from time to time and, unless the context otherwise requires, the rules and regulations promulgated thereunder from time to time.

"Collateral" has the meaning specified therefor, (i) in the case of the Debtors, in Section 3.03.

"Collection Account" and "Collection Accounts" have the meanings specified therefor in Section 8.01.

"Commitment" means, with respect to each Lender for each Advance, the commitment of the Lender to make Loans hereunder, expressed as an amount representing the maximum aggregate principal amount of the Lender's Loans when all Loans are made, as such commitment may be reduced in accordance with the terms of this Agreement, and/or pursuant to assignments by or to the Lender pursuant to Section 13.04. The initial amount of each Lender's Commitment for each Advance is set forth on Schedule C-1, or in the Assignment and Acceptance pursuant to which the Lender shall have assumed its Commitment, as applicable.

"Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

"Debtor" has the meaning specified therefor in the preamble hereto.

"Default" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

"Default Periods" has the meaning specifed therefore in Section 9.01.

"Disclosed" means a writing or electronic communication from the Loan Parties and any of their authorized representatives to the Lender or its authorized representatives.

"Disposition" means any transaction, or series of related transactions, pursuant to which any Loan Party or any of its Subsidiaries sells, assigns, transfers or otherwise disposes of or any other property or assets (whether now owned or hereafter acquired) to any other Person, in each case, whether or not the consideration therefor consists of cash, securities or other assets owned by the acquiring Person.

"dollars" or "$" refers to lawful money of the United States of America.

"Employee Plan" means an employee benefit plan (other than a Multiemployer Plan) covered by Title IV of ERISA and maintained for employees of the Borrowers or any of its ERISA Affiliates.

"Environmental and Safety Regulations" means all applicable foreign, federal, state or local laws, ordinances, codes, rules, orders and regulations with respect to any environmental, pollution, toxic or hazardous waste or health and safety law, including, without limitation, those promulgated by the United States Environmental Protection Agency, the Federal Energy Regulatory Commission, the Department of Energy, the Occupational Safety and Health Administration, the Department of the Interior, or any other foreign, federal or state regulatory agency, or any of their predecessor or successor agencies.

"Environmental Laws" shall mean any and all Governmental Requirements and Environmental and Safety Regulations pertaining to health or the environment in effect in any and all jurisdictions in which Borrowers are conducting or at any time have conducted business, or where any Property of Borrowers are located, including without limitation, the OPA, CERCLA, RCRA, the Safe Drinking Water Act, as amended, the Toxic Substances Control Act, as amended, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Hazardous Materials Transportation Act, as amended, and other environmental conservation or protection laws. The term "oil" shall have the meaning specified in OPA, the terms "hazardous substance" and "release" (or "threatened release") have the meanings specified in CERCLA, and the terms "solid waste" and "disposal" (or "disposed") have the meanings specified in RCRA; provided, however, that (a) in the event either OPA, CERCLA or RCRA is amended so as to broaden the meaning of any term defined thereby, such broader meaning shall apply subsequent to the effective date of such amendment and (b) to the extent the laws of the state in which any Property of Borrower is located establish a meaning for "oil," "hazardous substance," "release," "solid waste" or "disposal" which is broader than that specified in either OPA, CERCLA or RCRA, such broader meaning shall apply.

"Equipment" has the meaning assigned to that term in the UCC and includes all surface or subsurface machinery, goods, equipment, fixtures, inventory, facilities, supplies or other personal or moveable property of whatsoever kind or nature (excluding property rented by Borrowers or taken to the premises for temporary uses) now owned or hereafter acquired (in whole or in part) by Borrowers which are now or hereafter located on or under any of the lands attributable to the Properties which are used for the production, gathering, treatment, processing, storage or transportation of Hydrocarbons and whether or not attributable to the Properties (together with all accessions, additions and attachments to any thereof), including, without limitation, all Wells, casing, tubing, tubular goods, rods, pumping units and engines, Christmas trees, platforms, derricks, separators, compressors, gun barrels, flow lines, water injection lines, tanks, gas systems (for gathering, treating and compression), pipelines (including gathering lines, laterals and trunklines), chemicals, solutions, water systems (for treating, disposal and injection), power plants, poles, lines, transformers, starters and controllers, machine shops, tools, storage yards and equipment stored therein, telegraph, telephone and other communication systems, loading docks, loading racks, shipping facilities, platforms, well equipment, wellhead valves, meters, motors, pumps, tankage, regulators, furniture, fixtures, automotive equipment, forklifts, storage and handling equipment, together with all additions and accessions thereto, all replacements and all accessories and parts therefor, all manuals, blueprints, documentation and processes, warranties and records in connection therewith including, without limitation, any and, to the extent permitted, all seismic data, geological data, geophysical data and interpretation of any of the foregoing, all rights against suppliers, warrantors, manufacturers, sellers or others in connection therewith, and together with all substitutes for any of the foregoing.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

"Event of Default" has the meaning assigned to such term in Article IX.

"Excluded Funds" means any dollars, funds in a bank account, bank account, or other cash on deposit which reflect monies owed by any of the Debtors to Persons with a Royalty Interest, interest owners in a Hydrocarbon Lease or Persons with disputed royalty or other Lease interest payments, including funds held in suspense or pending title determination, which are the proceeds of the sale of Hydrocarbons and are held by the Debtors in trust.

"Extraordinary Receipts" means any cash received by any Loan Party or any of its Subsidiaries not in the ordinary course of business (and not consisting of proceeds described in Section 2.07(a)(ii)), including, without limitation, (i) foreign, United States, state or local tax refunds, (ii) pension plan reversions, (iii) proceeds of insurance, (iv) judgments, proceeds of settlements or other consideration of any kind in connection with any cause of action, (v) condemnation awards (and payments in lieu thereof), (vi) indemnity payments and (vii) any purchase price adjustment received in connection with any purchase agreement.

"Fayetteville Drilling Obligations" means the express obligations of the Lessee to conduct drilling operations during calendar year 2007 pursuant to any of the following oil, gas and mineral leases: (a) Oil, Gas and Mineral Lease effective October 24, 2005, executed by Williamson Brothers, Inc., as Lessor, in favor of Maverick Woodruff County, LLC, as Lessee, and covering lands in Woodruff and St. Francis Counties, Arkansas, (b) Oil, Gas and Mineral Lease effective May 5, 2006, executed by John T. Morrison, et al., as Lessor, in favor of Maverick Woodruff County, LLC, as Lessee, and covering lands in Woodruff County, Arkansas, (c) Oil, Gas and Mineral Lease effective December 14, 2005, executed by Penrose Farms, Inc., as Lessor, in favor of Maverick Woodruff County, LLC, as Lessee, and covering lands in St. Francis County, Arkansas, (d) Oil, Gas and Mineral Lease effective December 13, 2005, executed by Henard Lands, Inc., as Lessor, in favor of Maverick Woodruff County, LLC, as Lessee, and covering lands in Woodruff County, Arkansas, and (e) counterparts of Oil, Gas and Mineral Lease effective December 1, 2005, executed by G. L. Morris Farms Ltd. Partnership, as Lessor, in favor of Maverick Woodruff County, LLC, as Lessee, and covering lands in Woodruff County, Arkansas.

"Federal Funds Effective Rate" means, for any day, the weighted average (rounded upwards, if necessary, to the next 1/100 of 1%) of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upwards, if necessary, to the next 1/100 of 1%) of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

"Filing Date" means April 3, 2007, the date on which the Debtors commenced the Chapter 11 Cases.

"Final Bankruptcy Court Order" means the final order of the Bankruptcy Court with respect to the Debtors, (i) substantially in the form of the Interim Bankruptcy Court Order, as the same may be amended, modified or supplemented from time to time with the express written joinder or consent of the Lender and the Borrowers and (ii) in form and substance satisfactory to the Lender, which order shall be in full force and effect and not vacated, modified, amended (without the express written joinder or consent of the Lender), renewed, overturned, subject to a pending appeal, or stayed in any respect. The Final Bankruptcy Court Order shall not be satisfactory to the Lender to the extent such order does not provide for the Lien of the Lender on the Collateral to be superior in priority to any other Liens on the Collateral, excluding Permitted Priority Liens, Excluded Funds and the Carve-Out Expenses.

"Final Bankruptcy Court Order Entry Date" means the date on which the Final Bankruptcy Court Order shall have been entered by the Bankruptcy Court.

"Final Maturity Date" means the date which is the earliest to occur of (i) September 30, 2007, (ii) the earlier of the effective date and the date of the substantial consummation (as defined in Section 1101(2) of the Bankruptcy Code), in each case, of a plan of reorganization in the Chapter 11 Cases that has been confirmed by an order of the Bankruptcy Court, (iii) the date that is 30 days following the Interim Bankruptcy Court Order Entry Date, if the Final Bankruptcy Court Order has not been entered by the Bankruptcy Court on or prior to such date, and (iv) such earlier date on which the Loans shall become due and payable in accordance with the terms of this Agreement and the other Loan Documents.

"Final Period" means the period commencing on the Subsequent Advance Effective Date and ending on the Final Maturity Date.

“Financial Statements” means (i) the audited consolidated balance sheet of the Parent and its Subsidiaries for the Fiscal Year ended December 31, 2005, and the related consolidated statement of operations, shareholders’ equity and cash flows for the Fiscal Year then ended, and (ii) the unaudited consolidated balance sheet of the Parent and its Subsidiaries for the 12 months ended December 31, 2006, and the related consolidated statement of operations, shareholder’s equity and cash flows for the 12 months then ended.

"Fiscal Year" means the fiscal year of the Parent and its Subsidiaries ending on December 31st of each year.

“GAAP” means generally accepted accounting principles in the United States of America.

"Gas" means all natural gas, and any natural gas liquids and all products recovered in the processing of natural gas (other than condensate) including, without limitation, natural gasoline, casinghead gas, isobutane, normal butane, propane and ethane (including such methane allowable in commercial ethane) produced from or attributable to the Properties.

"Guarantee" of or by any Person (the "guarantor") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to guaranty, endorse, co-make, discount with recourse or sell with recourse the obligation of a primary obligor, (b) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, regardless of nonperformance by any other party or parties to an agreement, (c) to purchase or lease property, securities or services for the purpose of assuring the owner of such primary obligation, Indebtedness or other obligation of the payment thereof, (d) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, (e) to purchase any such primary obligation or any property constituting direct or indirect security therefor, or to advance or supply funds for the purchase or payment of any such primary obligation, (f) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation or (g) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof; provided, that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

"Governing Documents" means, with respect to any Person, the certificate or articles of incorporation and by-laws, the certificate of formation and partnership (or other operating) agreement, or other organizational documents of such Person.

"Governmental Authority" means the government of the United States of America, any other nation, or any political subdivision thereof, whether state, local or tribal, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers, jurisdiction or functions of or pertaining to government over Borrowers, the Properties, or Lender.

"Governmental Requirements" means any law, statute, code, ordinance, order, determination, rule, regulation, judgment, decree, injunction, franchise, permit, certificate, license, authorization or other directive or requirement, whether now or hereinafter in effect, including, without limitation, Environmental Laws, energy regulations and occupational, safety and health standards or controls, of any Governmental Authority.

"Hazardous Materials" means and include (a) all elements or compounds that are contained in the list of hazardous substances adopted by the United States Environmental Protection Agency and the list of toxic pollutants designated by Congress or the Environmental Protection Agency or under any Hazardous Substance Laws (as hereinafter defined), and (b) any "hazardous waste," "hazardous substance," "toxic substance," "regulated substance," "pollutant" or "contaminant" as defined under any Hazardous Substance Laws.

"Hazardous Substance Laws" means CERCLA, RCRA, the Federal Water Pollution Control Act, as amended, 33 U.S.C. 1251 et seq., the Toxic Substances Control Act, 15 U.S.C. 2601 et seq., the Hazardous Liquid Pipeline Safety Act of 1979, as amended, 40 U.S.C. 2001 et seq., the Federal Insecticide, Fungicide, and Rodenticide Act, 7 U.S.C. 136 et seq., the Federal Clean Air Act, 42 U.S.C. 7401 et seq., any so-called federal, state or local "superfund" or "superlien" statute, and any other applicable federal, state or local law, rule, regulation or ordinance related to the remediation, clean-up or reporting of environmental pollution or contamination or imposing liability (including strict liability) or standards of conduct concerning any Hazardous Materials.

“Hedging Agreement” means any interest rate, foreign currency, commodity or equity swap, collar, cap, floor or forward rate agreement, or other agreement or arrangement designed to protect against fluctuations in interest rates or currency, commodity or equity values (including, without limitation, any option with respect to any of the foregoing and any combination of the foregoing agreements or arrangements), and any confirmation executed in connection with any such agreement or arrangement.

"Hydrocarbon" or "Hydrocarbons" means Oil and Gas.

"Hydrocarbon Lease" or "Hydrocarbon Leases" means, whether one or more, (a) those certain oil, gas and/or mineral leases described in Exhibit A attached hereto, and any other interests in the leases or any other lease of Hydrocarbon property, whether now owned or hereafter acquired by Borrowers, in the leases covered thereby, and any extension, renewals, corrections, modifications, elections or amendments (such as those relating to unitization) of any such lease or leases, (b) other Hydrocarbon and/or mineral leases or other interests pertaining to the Properties, whether now owned or later acquired, which may now and hereafter be made subject to the Lien of any of the Interim Order, and (c) any permit, concession or similar grant by a Governmental Authority authorizing the development, exploration, extraction and sale of Hydrocarbons.

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property used and/or acquired by such Person, even though the rights and remedies of the lessor, seller and/or lender thereunder may be limited to repossession or sale of such property, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capitalized Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person in respect of letters of credit and letters of guaranty, (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances and similar facilities, (k) the net termination obligations, calculated on any date, on a basis reasonably satisfactory to the Administrative Agent and in accordance with accepted practice as if the Hedging Agreement was terminated on such date, of such Person under Hedging Agreements, (l) all monetary obligations under any receivables factoring, receivable sales or similar transactions and all monetary obligations under any synthetic lease, tax ownership/operating lease, off-balance sheet financing or similar financing, (m) liabilities incurred under a Plan or under ERISA with respect to any Plan.

"Initial Advance" has the meaning set forth in Section 2.01.

"Initial Advance Effective Date" has the meaning set forth in Section 5.01.

"Insolvency Proceeding" means any proceeding commenced by or against any Person under any provision of the Bankruptcy Code or under any other bankruptcy or insolvency law, assignments for the benefit of creditors, formal or informal moratoria, compositions, or extensions generally with creditors, or proceedings seeking reorganization, arrangement, or other similar relief.

"Intellectual Property" means, collectively, licenses, service marks, tradenames, patents, patent applications, trademarks, trademark applications, copyrights, copyright applications, internet domain names and other intellectual property rights, whether or not Registered.

"Interest Payment Date" means the first day of each calendar month.

"Interim Bankruptcy Court Order" means the order of the Bankruptcy Court approving this Agreement with respect to the Debtors, substantially in the form of Exhibit I-1 hereto, as the same may be amended, modified or supplemented from time to time with the express written joinder or consent of the Lender and the Borrowers, which order shall be in full force and effect and not vacated, modified, amended (without the express written joinder or consent of the Lender), renewed, overturned, subject to a pending appeal, or stayed in any respect.

"Interim Bankruptcy Court Order Entry Date" means the date on which the Interim Bankruptcy Court Order shall have been entered by the Bankruptcy Court.

"Interim Period" means the period commencing on the Initial Advance Effective Date and ending on the earlier to occur of (i) the Subsequent Advance Effective Date and (ii) the Final Maturity Date.

"Inventory" means, with respect to any Person, all goods and merchandise of such Person, including, without limitation, all raw materials, work-in-process, packaging, supplies, materials and finished goods of every nature used or usable in connection with the shipping, storing, advertising or sale of such goods and merchandise, whether now owned or hereafter acquired, and all such other property the sale or other disposition of which would give rise to an Account Receivable or cash.

"Lease" means any lease of real property (but excluding a Hydrocarbon Lease) to which any Loan Party or any of its Subsidiaries is a party as lessor or lessee.

"Lender" means the Person listed on Schedule C-1 and any other Person that shall have become a party hereto pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance.

"Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

"Loan Account" means one or more accounts to be opened by the Borrowers at the bank of the Borrowers' choice that satisfies the requirements of Bankruptcy Code section 345, in which the Borrowers shall receive the Loan Proceeds and from which the Borrowers shall make all disbursements in accordance with the Budget; provided, that the Lender shall have a first priority, perfected security interest and lien in and on such accounts.

"Loan Documents" means this Agreement, any Security Agreement, any Pledge Agreement, the Interim Bankruptcy Court Order, the Final Bankruptcy Court Order, any depository account, blocked account, lockbox accounts or similar agreements entered into in respect of the Loan Parties' cash management arrangements, and any other agreements, instruments and other documents executed by the Borrowers or any of its Affiliates in favor of the Lender in connection with any of the Transactions.

"Loan Parties" has the meaning specified therefor in the preamble hereto.

"Loans" means the loans made by the Lender to the Borrowers pursuant to this Agreement.

"Material Adverse Effect" means a material adverse effect resulting in a decrease of $3,000,000 or more in the value as of the date of entry of the Interim Bankruptcy Court Order of the Collateral, excluding the value of the leases that could be lost for failure to meet any of the Fayetteville Drilling Obligations; provided, that Lender shall bear the burden of establishing such decrease in value.

"Monthly Reports" means all monthly reports or applications prepared by the Borrowers in the ordinary course, including, but not limited to, reports or applications furnished to (i) the United States Trustee; (ii) any Government Authority or regulator; and (iii) any other non-debtor third parties.

"Multiemployer Plan" means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.

"Net Cash Proceeds" means, with respect to the Disposition by any Loan Party or any of its Subsidiaries of any of the Collateral; subject to Section 7.03, the amount of cash received (directly or indirectly) from time to time (whether as initial consideration or through the payment or disposition of deferred consideration) by or on behalf of such Person or such Subsidiary, in connection therewith after deducting therefrom only (A) transfer taxes paid to any taxing authorities by such Person or such Subsidiary in connection therewith, and (B) net income taxes to be paid in connection with such Disposition (after taking into account any tax credits or deductions directly arising from or as a result of such Disposition and any tax sharing arrangements).

"Obligations" means all post-petition present and future indebtedness, obligations, and liabilities of each Loan Party to the Administrative Agent and the Lender, whether or not the right of payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured, unsecured, whether or not such claim is discharged, stayed or otherwise affected by any Insolvency Proceeding, including, without limitation, the Chapter 11 Cases. Without limiting the generality of the foregoing, the Obligations of each Loan Party under the Loan Documents include (a) the obligation to pay principal, interest, charges, expenses, fees, attorneys' fees and disbursements, indemnities and other amounts payable by such Person under the Loan Documents, and (b) the obligation of such Person to reimburse any amount in respect of any of the foregoing that the Lender (in its sole discretion) may elect to pay or advance on behalf of such Person.

"Oil" means all crude oil, condensate and other liquid hydrocarbon substances (other than Gas).

"OPA" means the Oil Pollution Act of 1990, as amended.

"Operating Agreement" means any joint operating agreement and related participation and/or exploration agreement, to the extent such documents are related to each other in whole or in part, covering or applying to any one or more of the Properties.

"Other Taxes" has the meaning specified therefor in Section 2.11(b).

"Parent" means, Cygnus Oil and Gas Corporation, a Delaware corporation.

"Payment Office" means the Lender's office located at 598 Madison Avenue, 14th Floor, New York, New York or at such other office or offices of the Lender as may be designated in writing from time to time by the Lender to the Administrative Borrower.

"PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

"Permitted Encumbrances" means:

(a) Liens securing the Obligations;

(b) Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 6.05;

(c) carriers', warehousemen's, mechanics', materialmen's, repairmen's and other Liens imposed by law and/or, arising in the ordinary course of business;

(d) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations or to obtain letters of credit to post for such purposes;

(e) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;

(f) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations, or as to which payment and enforcement is stayed under the Bankruptcy Code or pursuant to orders of the Bankruptcy Court, and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Loan Parties or any Subsidiary;

(g) rights of setoff or bankers' liens to the extent arising in the ordinary course of business; and

(h) other Liens securing obligations acceptable to the Lender.

"Permitted Indebtedness" means:

any Indebtedness owing to the Lender under this Agreement and/or the other Loan Documents;

(a) any Indebtedness existing on the Filing Date; and

(b) Indebtedness of any Loan Party to another Loan Party.

"Permitted Priority Lien" shall mean any valid, perfected non-avoidable Permitted Encumbrance existing prior to the Final Bankruptcy Court Order Entry Date or, with respect to the Final Bankruptcy Court Order, on and after the Final Bankruptcy Court Order Entry Date; provided, however, that the term "Permitted Priority Lien" shall not include the Liens described in clauses (a) and (h) of the definition of the term "Permitted Encumbrances;" provided further, however, that at any time on or after the Final Bankruptcy Court Order Entry Date, the aggregate amount of such Permitted Priority Liens shall not exceed $90,000, such amount to be reduced by any amount paid pursuant to Section 7.08;

"Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

"Personal Property" means all personal property of every kind, whether now owned or later acquired, including all goods (including Equipment), documents, accounts, chattel paper (whether tangible or electronic), money, deposit accounts, letters of credit and letter-of-credit rights (without regard to whether the letter of credit is evidenced by a writing), documents, securities and all other investment property, supporting obligations, any other contract rights (including all rights in transportation agreements, processing agreements, delivery agreements and seismic agreements related to the Properties) or rights to the payment of money, insurance claims and proceeds, all general intangibles (including all payment intangibles and rights to seismic and other geophysical data) and all permits, licenses, books and records related to the Properties or the business of Borrowers as it relates to the Properties in any way whatsoever.

"Plan" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrowers or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA that was maintained, contributed to or required to be contributed to by the Borrowers or any ERISA Affiliate during the six (6) calendar years preceding the date of borrowing hereunder.

"Post-Default Rate" has the meaning set forth in Section 2.08(b).

"Property" or "Properties" means, collectively the Hydrocarbon Leases and all other real and personal property of Borrowers, whether now owned or later acquired and without regard to whether such property is related to any of the Hydrocarbon Leases, including but not limited to all Personal Property and all Basic Documents associated therewith.

"Pro Rata Share" means, with respect to any Lender at any time, the percentage obtained by dividing (i) the Lender's Commitment at such time, by (ii) the Total Commitment at such time, provided, that, if the Total Commitment has been reduced to zero, the numerator shall be the aggregate unpaid principal amount of the Lender's Loans (including Administrative Advances) and the denominator shall be the aggregate unpaid principal amount of all Loans (including Administrative Agent Advances).

"Reference Bank" means Bank of America, N.A., its successors or any other commercial bank designated by the Administrative Agent to the Administrative Borrower from time to time.

"Reference Rate" means the rate of interest publicly announced by the Reference Bank in New York, New York from time to time as its reference rate, base rate or prime rate. The reference rate, base rate or prime rate is determined from time to time by the Reference Bank as a means of pricing some loans to its borrowers and neither is tied to any external rate of interest or index nor necessarily reflects the lowest rate of interest actually charged by the Reference Bank to any particular class or category of customers. Each change in the Reference Rate shall be effective from and including the date such change is publicly announced as being effective.

"Register" has the meaning set forth in Section 13.04(d).

"Registered" means, with respect to any Intellectual Property, issued, registered, renewed or the subject of a pending application.

"Registered Loan" has the meaning specified therefor in Section 13.04(d).

"Regulation T", "Regulation U" and "Regulation X" mean, respectively, Regulations T, U and X of the Board or any successor, as the same may be amended or supplemented from time to time.

"Related Fund" means, with respect to any Person, an Affiliate of such Person, or a fund or account managed by such Person or an Affiliate of such Person.

"Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

"Release" means Hazardous Materials that are pumped, spilled, leaked, disposed of, emptied, discharged or otherwise released into the environment in violation of applicable laws.

"Remedial Work" has the meaning set for in Section 6.18.

"Requirement of Law" means, as to any Person, the Governing Documents of such Person, and any law, treaty, rule or regulation or determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

"Requisite Priority" means, with respect to each Lien in favor of the Lender on the assets of the Debtor, that such Lien has the priority specified therefor in Section 3.04 hereof.

"Royalty Interest" means an expense-free interest retained by a mineral lessor in a Hydrocarbon Lease, an overriding royalty reserved by or conveyed to a Person or any other expense-free right to receive production or revenues from a Property or Hydrocarbon Lease.

"Subsequent Advance" has the meaning set forth in Section 2.01.

"Subsequent Advance Effective Date" has the meaning set forth in Section 5.01(c).

"Subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.

"Taxes" has the meaning specified therefor in Section 2.11(a).

"Technology Systems" means the electronic data processing, business management, information, recordkeeping, communications and telecommunications systems (including all computer programs, software, databases, firmware, hardware and related documentation) that are used by the Loan Parties in their respective businesses.

"Total Commitment" means, for each Advance, the sum of the Commitments for such Advance.

"Transactions" means the execution, delivery and performance by the Borrowers of this Agreement, the borrowing of Loans and the use of the proceeds thereof.

"Transferee" has the meaning specified therefor in Section 2.11(a).

"UCC" means the Uniform Commercial Code presently in effect in the State of Texas or other jurisdiction in which a Property is located, as applicable.

"Well" means any existing Hydrocarbon well, salt water disposal well, injection well, water supply well or any other well located on or related to the Properties or any well which may hereafter be drilled and/or completed on any of the Properties, or any facility or Equipment in addition to or replacement of any well.

"Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

Section 1.02 [Intentionally Omitted].

Section 1.03 Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

Section 1.04 Accounting Terms; GAAP; Other Terms. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP applicable to the Person in reference to which such term is used, as in effect from time to time; provided that, if the Borrowers notifies the Lender that the Borrowers request an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Lender notifies the Borrowers that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith, pursuant to an amendment approved as to form and substance by the Borrowers and the Required Lenders (which approval shall not be unreasonably withheld). All terms used in this Agreement which are defined in Article 8 or Article 9 of the Uniform Commercial Code as in effect from time to time in the State of New York (the “Uniform Commercial Code”) and which are not otherwise defined herein shall have the same meanings herein as set forth therein, provided that terms used herein which are defined in the Uniform Commercial Code as in effect in the State of New York on the date hereof shall continue to have the same meaning notwithstanding any replacement or amendment of such statute except as the Lender may otherwise determine.

ARTICLE II

The Loans

Section 2.01 Making the Loans. Subject to the terms and conditions and relying upon the representations and warranties herein set forth and subject to the Bankruptcy Court Orders, each Lender severally agrees to make Loans to the Borrowers in separate advances, with the first advance of $450,000 or such lesser amount as the Bankruptcy Court may approve as set forth in the Interim Bankruptcy Court Order (the "Initial Advance") being made in accordance with and subject to the terms and conditions of Article V and a subsequent advance or advances (which at the Borrowers' option can be made in increments of $250,000 up to a maximum of $2,550,000) of $2,550,000 or such lesser amount as the Bankruptcy Court may approve as set forth in the Final Bankruptcy Court Order ("Subsequent Advances") being made in accordance with and subject to the terms and conditions of Article V.

Section 2.02 [Intentionally Omitted].

Section 2.03 [Intentionally Omitted].

Section 2.04 Funding of Loans. The Administrative Borrower shall give the Administrative Agent a Borrowing Notice (which shall be confirmed by telephone) not later than 9:00 a.m. (New York City time) one Business Day prior to the proposed Borrowing Date (or such shorter period as may be agreed to by the Administrative Agent), and the Administrative Agent shall promptly deliver such Borrowing Notice to the Lender. The Lender shall make the Loan to be made by it hereunder on the Borrowing Date by wire transfer of immediately available funds by 12:00 noon, New York City time, to the account of the Lender most recently designated by it for such purpose by notice to the Lender. The Lender will make such Loans available to the Borrowers on the Borrowing Date by sending the amounts so received, in like funds, to an account designated by the Administrative Borrower.

Section 2.05 Repayment of Loans; Evidence of Debt. The Borrowers hereby unconditionally promise to pay to the Lender for the account of the Lender the then unpaid principal amount of each Loan on the Final Maturity Date.

(a) The Lender shall maintain in accordance with its usual practice an account or accounts evidencing the Indebtedness of the Borrowers to the Lender resulting from each Loan made by the Lender, including the amounts of principal and interest payable and paid to the Lender from time to time hereunder.

(b) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrowers to the Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lender.

(c) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of the Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrowers to repay the Loans in accordance with the terms of this Agreement.

(d) The Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrowers shall execute and deliver to the Lender a promissory note payable to the order of the Lender (or, if requested by the Lender, to the Lender and its registered assigns) in a form furnished by the Administrative Agent and reasonably acceptable to the Borrowers. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 13.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

Section 2.06 [Intentionally Omitted].

Section 2.07 Mandatory Prepayment of Loans.

(a) Mandatory Prepayment.

(i) The Administrative Agent shall on each Business Day apply all funds transferred to or deposited in the Administrative Agent's Account, to the payment, in whole or in part, of the outstanding principal amount of the Loans.

(ii) Immediately upon receipt of any proceeds of any Disposition by any Loan Party or its Subsidiaries of any of the Collateral; subject to Section 7.03, the Borrowers shall prepay the outstanding principal amount of the Loans in an amount equal to 100% of the Net Cash Proceeds received by such Person in connection with such Disposition. Any payment required to be made under this subsection (ii) shall be applied as set forth in Section 2.07(b).

(iii) Without limiting any other provision of this Agreement or any other Loan Document permitting or requiring prepayment of any Loan in whole or in part, the Borrowers shall prepay the Loans in full without premium or penalty on May 4, 2007 in the event the Final Bankruptcy Court Order shall not have been entered on or before such date. Any payment required to be made under this subsection (iii) shall be applied as set forth in Section 2.07(b).

(b) Application of Payments. Each prepayment made pursuant to subsections (a)(i) through (iii) above shall be applied in accordance with Section 2.12(c) or Section 2.12(d), as the case may be.

(c) Interest, Fees and Expenses. Any prepayment made pursuant to this Section 2.07 (other than prepayments made pursuant to subsections (a)(i) of this Section 2.07) shall be accompanied by (i) accrued interest on the principal amount being prepaid to the date of prepayment in accordance with Section 2.08(c), and (ii) the payment of (A) all fees accrued on the Loans pursuant to Section 2.09 and (B) all costs and expenses payable by the Borrowers pursuant to the terms of Section 13.03 of this Agreement.

(d) Cumulative Prepayments. Except as otherwise expressly provided in this Section 2.07, payments with respect to any subsection of this Section 2.07 are in addition to payments made or required to be made under any other Section or subsection of this Agreement.

Section 2.08 Interest.

(a) Each Loan shall bear interest on the principal amount thereof from time to time outstanding, from the date of such Loan until such principal amount becomes due, at a rate per annum equal to 8%.

(b) Notwithstanding the foregoing, to the extent permitted by law, (i) upon the occurrence and during the continuance of an Event of Default, the principal of, and all accrued and unpaid interest on, all Loans, Administrative Agent Advances, fees, indemnities or any other Obligations of the Loan Parties under this Agreement and the other Loan Documents shall bear interest, from the date such Event of Default occurred until the date such Event of Default is cured or waived in writing in accordance herewith, and (ii) if any interest on any Loan, Administrative Agent Advances, any fees, indemnities or any other Obligations of the Loan Parties under this Agreement and the other Loan Documents are not paid when due, such overdue amount shall bear interest, in each case, at a rate per month equal at all times, after (to the extent permitted by applicable law) as well as before judgment, to 2% plus the rate of interest otherwise in effect as provided in the preceding paragraphs of this Section (such rate, the "Post-Default Rate").

(c) Accrued interest on the Loans shall be payable in arrears on each Interest Payment Date; provided that (i) interest accrued pursuant to paragraph (b) of this Section shall be payable on demand and (ii) in the event of any repayment or prepayment of the Loans, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment.

(d) All interest hereunder shall be computed on the basis of a year of 360 days, and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

Section 2.09 Fees.

(a) Closing Fee and Initial Lender Expenses. On or prior to the Initial Advance Effective Date, the Borrowers shall pay to the Administrative Agent for the account of the Lender, (i) a non-refundable closing fee (the "Closing Fee"), in an amount equal to $20,000, which shall be deemed fully earned when paid; and (ii) all of the expenses incurred by the Lender up to a maximum of $100,000.

(b) Audit and Collateral Monitoring Fees. The Borrowers acknowledge that pursuant to Section 6.07, representatives of the Administrative Agent may visit any or all of the Loan Parties and/or conduct audits, inspections, valuations and/or field examinations of any or all of the Loan Parties at any time and from time to time in a manner so as to not unduly disrupt the business of the Loan Parties. The Borrowers agree to pay (i) $1,500 per day per examiner plus the examiner's out-of-pocket costs and reasonable expenses incurred in connection with all such visits, audits, inspections, valuations and field examinations and (ii) the cost of all visits, audits, inspections, valuations and field examinations conducted by a third party on behalf of the Administrative Agent.

Section 2.10 Increased Costs.

(a) [Intentionally Omitted]

(b) If the Lender determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on the Lender's capital or on the capital of the Lender's holding company, if any, as a consequence of this Agreement or the Loans made by the Lender, to a level below that which the Lender or the Lender's holding company could have achieved but for such Change in Law (taking into consideration the Lender's policies and the policies of the Lender's holding company with respect to capital adequacy), then upon notice from the Lender pursuant to Section 2.10(c) the Borrowers will pay to the Lender such additional amount or amounts as will compensate the Lender or its holding company for any such reduction suffered.

(c) A certificate of the Lender setting forth in reasonable detail the calculation of the amount or amounts necessary to compensate the Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrowers and shall be conclusive absent manifest error. The Borrowers shall pay the Lender the amount shown as due on any such certificate within ten days after receipt thereof.

(d) Failure or delay on the part of the Lender to demand compensation pursuant to this Section shall not constitute a waiver of the Lender's right to demand such compensation.

Section 2.11 Taxes.

(a) Any and all payments by any Loan Party hereunder or under any other Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding taxes imposed on the net income of the Administrative Agent or the Lender (or any transferee or assignee thereof, including a participation holder (any such entity, a "Transferee")) by the jurisdiction in which such Person is organized or has its principal lending office (all such nonexcluded taxes, levies, imposts, deductions, charges withholdings and liabilities, collectively or individually, "Taxes"). If any Loan Party shall be required to deduct any Taxes from or in respect of any sum payable hereunder to the Administrative Agent or the Lender (or any Transferee), (i) the sum payable shall be increased by the amount (an "additional amount") necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.11) the Lender (or such Transferee) shall receive an amount equal to the sum it would have received had no such deductions been made, (ii) such Loan Party shall make such deductions and (iii) such Loan Party shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b) In addition, each Loan Party agrees to pay to the relevant Governmental Authority in accordance with applicable law any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to, this Agreement or any other Loan Document ("Other Taxes"). Each Loan Party shall deliver to the Administrative Agent and the Lender official receipts in respect of any Taxes or Other Taxes payable hereunder promptly after payment of such Taxes or Other Taxes.

(c) The Loan Parties hereby jointly and severally indemnify and agree to hold the Administrative Agent and the Lender harmless from and against Taxes and Other Taxes (including, without limitation, Taxes and Other Taxes imposed on any amounts payable under this Section 2.11) paid by such Person, whether or not such Taxes or Other Taxes were correctly or legally asserted. Such indemnification shall be paid within 10 days from the date on which any such Person makes written demand therefore specifying in reasonable detail the nature and amount of such Taxes or Other Taxes.

(d) [Intentionally Omitted].

(e) [Intentionally Omitted].

(f) The Administrative Agent or the Lender (or Transferee) claiming any indemnity payment or additional payment amounts payable pursuant to this Section 2.11 shall use reasonable efforts (consistent with legal and regulatory restrictions) to file any certificate or document reasonably requested in writing by the Administrative Borrower or to change the jurisdiction of its applicable lending office if the making of such a filing or change would avoid the need for or reduce the amount of any such indemnity payment or additional amount that may thereafter accrue, would not require the Lender (or Transferee) to disclose any information the Lender (or Transferee) deems confidential and would not, in the sole determination of the Administrative Agent or the Lender (or Transferee), be otherwise disadvantageous to the Administrative Agent or the Lender (or Transferee).

(g) The obligations of the Loan Parties under this Section 2.11 shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.

Section 2.12 Payments Generally; Statements; Pro Rata Treatment; Sharing of Set-offs.

(a) [Intentionally Omitted].

(b) [Intentionally Omitted].

(c) Subject to the provisions of Section 2.12(d), if at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, ratably to pay the Obligations in respect of any fees, expense reimbursements, indemnities and other amounts then due to the Administrative Agent until paid in full; (ii) second, ratably to pay the Obligations in respect of any fees, expense reimbursements and indemnities then due to the Lenders until paid in full; (iii) third, ratably to pay interest due in respect of the Loans and Administrative Agent Advances until paid in full; (iv) fourth, ratably to pay principal of the Loans and Administrative Agent Advances until paid in full and (v) fifth, to the ratable payment of all other Obligations then due and payable.

(d) Notwithstanding anything to the contrary contained in Section 2.12(c), after the occurrence and during the continuance of an Event of Default, the Administrative Agent may, and upon the direction of the Required Lenders, or after an acceleration of all or a portion of the Loans, the Administrative Agent shall, apply all payments in respect of any Obligations and all proceeds of the Collateral (i) first, ratably to pay the Obligations in respect of any fees, expense reimbursements, indemnities and other amounts then due to the Administrative Agent until paid in full; (ii) second, ratably to pay the Obligations in respect of any fees, expense reimbursements and indemnities then due to the Lenders until paid in full; (iii) third, ratably to pay interest due in respect of the Administrative Agent Advances until paid in full; (iv) fourth, ratably to pay principal of the Administrative Agent Advances until paid in full; (v) fifth, ratably to pay interest due in respect of the Loans; (vi) sixth, ratably to pay principal of the Loans until paid in full; and (vii) seventh, to the ratable payment of all other Obligations then due and payable.

(e) [Intentionally Omitted].

(f) [Intentionally Omitted].

(g) [Intentionally Omitted].

Section 2.13 [Intentionally Omitted].

Section 2.14 Joint and Several Liability of the Borrowers.

(a) Notwithstanding anything in this Agreement or any other Loan Document to the contrary, each of the Borrowers hereby accepts joint and several liability hereunder and under the other Loan Documents in consideration of the financial accommodations to be provided by the Administrative Agent and the Lender under this Agreement and the other Loan Documents, for the mutual benefit, directly and indirectly, of each of the Borrowers and in consideration of the undertakings of the other Borrowers to accept joint and several liability for the Obligations. Each of the Borrowers, jointly and severally, hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Borrowers, with respect to the payment and performance of all of the Obligations (including, without limitation, any Obligations arising under this Section 2.14), it being the intention of the parties hereto that all of the Obligations shall be the joint and several obligations of each of the Borrowers without preferences or distinction among them. If and to the extent that any of the Borrowers shall fail to make any payment with respect to any of the Obligations as and when due or to perform any of the Obligations in accordance with the terms thereof, then in each such event, the other Borrowers will make such payment with respect to, or perform, such Obligation. Subject to the terms and conditions hereof, the Obligations of each of the Borrowers under the provisions of this Section 2.14 constitute the absolute and unconditional, full recourse Obligations of each of the Borrowers, enforceable against each such Person to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of this Agreement, the other Loan Documents or any other circumstances whatsoever.

(b) The provisions of this Section 2.14 are made for the benefit of the Administrative Agent and the Lender and their successors and assigns, and may be enforced by them from time to time against any or all of the Borrowers as often as occasion therefor may arise and without requirement on the part of the Administrative Agent, the Lender, or such successors or assigns first to marshal any of its or their claims or to exercise any of its or their rights against any of the other Borrowers or to exhaust any remedies available to it or them against any of the other Borrowers or to resort to any other source or means of obtaining payment of any of the Obligations hereunder or to elect any other remedy. The provisions of this Section 2.14 shall remain in effect until all of the Obligations shall have been paid in full or otherwise fully satisfied.

(c) Each of the Borrowers hereby agrees that it will not enforce any of its rights of contribution or subrogation against the other Borrowers with respect to any liability incurred by it hereunder or under any of the other Loan Documents, any payments made by it to the Administrative Agent or the Lenders with respect to any of the Obligations or any Collateral, until such time as all of the Obligations have been paid in full in cash. Any claim which any Borrower may have against any other Borrower with respect to any payments to the Administrative Agent or the Lender hereunder or under any other Loan Documents are hereby expressly made subordinate and junior in right of payment, without limitation as to any increases in the Obligations arising hereunder or thereunder, to the prior payment in full in cash of the Obligations.

Section 2.15 Cygnus as Agent for Borrowers. Each Borrower hereby irrevocably appoints Cygnus as the borrowing agent and attorney-in-fact for the Loan Parties (the "Administrative Borrower") which appointment shall remain in full force and effect unless and until the Administrative Agent shall have received prior written notice signed by all of the Loan Parties that such appointment has been revoked and that another Borrower has been appointed Administrative Borrower. Each Borrower hereby irrevocably appoints and authorizes the Administrative Borrower (i) to provide to the Administrative Agent and receive from the Administrative Agent all notices with respect to Loans obtained for the benefit of any Borrower and all other notices and instructions under this Agreement and (ii) to take such action as the Administrative Borrower deems appropriate on its behalf to obtain Loans and to exercise such other powers as are reasonably incidental thereto to carry out the purposes of this Agreement. It is understood that the handling of the Loan Account and Collateral of the Borrowers in a combined fashion, as more fully set forth herein, is done solely as an accommodation to the Borrowers in order to utilize the collective borrowing powers of the Borrowers in the most efficient and economical manner and at their request, and that neither the Administrative Agent nor the Lender shall not incur liability to the Borrowers as a result hereof. Each of the Borrowers expects to derive benefit, directly or indirectly, from the handling of the Loan Account and the Collateral in a combined fashion since the successful operation of each Borrower is dependent on the continued successful performance of the integrated group. To induce the Administrative Agent and the Lender to do so, and in consideration thereof, each of the Loan Parties hereby jointly and severally agrees to indemnify the Indemnitees and hold the Indemnitees harmless against any and all liability, expense, loss or claim of damage or injury, made against such Indemnitee by any of the Borrowers or by any third party whosoever, arising from or incurred by reason of (a) the handling of the Loan Account and Collateral of the Borrowers as herein provided, (b) the Administrative Agent and the Lender relying on any instructions of the Administrative Borrower, or (c) any other action taken by the Administrative Agent or any Lender hereunder or under the other Loan Documents.

Section 2.16 Currency; Judgment. Dollars shall be the currency of account in the case of all payments pursuant to or arising under this Agreement or under any other Loan Document, and all such payments shall be made to the Administrative Agent's Account in immediately available funds.

ARTICLE III

Security And Administrative Priority

Section 3.01 [Intentionally Omitted]

Section 3.02 [Intentionally Omitted]

Section 3.03 [Intentionally Omitted]

Section 3.04 Collateral; Grant of Lien and Security Interest

(a) As security for the full and timely payment and performance of all of the Obligations, each Debtor hereby, as of the Interim Bankruptcy Court Order Entry Date, assigns, pledges and grants to the Administrative Agent, for the benefit of the Administrative Agent and the Lender,

(i) under section 364(c)(2) of the Bankruptcy Code, a first priority, perfected security interest in and Lien on all property of the estate of each Debtor, whether existing on the Filing Date or thereafter acquired, that, on or as of the Filing Date, is not subject to valid, perfected and non-avoidable Liens, including, without limitation, all cash and cash collateral of the Debtors, inventory, accounts receivable, other rights to payment whether arising before or after the Filing Date, contracts, properties, plants, equipment, general intangibles, documents, instruments, interests in leaseholds, real properties, patents, copyrights, trademarks, trade names, other Intellectual Property, Capital Stock of Subsidiaries, trademarks, trade names, all deposit accounts, all cash maintained in deposit and other accounts (other than the Excluded Funds), all commercial tort claims and all causes of action arising under the Bankruptcy Code or otherwise and all proceeds of the foregoing; and

(ii) under section 364(c)(3) of the Bankruptcy Code, a perfected junior security interest in and Lien on all property of the estate of each Debtor (other than to the extent a Lien and security interest was granted under clause (i) above, including the Excluded Funds), whether now existing or hereafter acquired, that is subject only to valid, perfected and non-avoidable Liens that constitute Permitted Priority Liens (all property of the Debtors subject to the security interest referred to in this Section 3.04, including, but not limited to, the Collateral described on Exhibit A hereto, being hereafter collectively referred to as part of the "Collateral").

(b) Upon entry of the Interim Bankruptcy Court Order, the Liens and security interests in favor of the Lender referred to in Section 3.04 hereof shall be valid and perfected Liens and security interests in the Collateral. Such Liens and security interests and their priority shall remain in effect until all Obligations shall have been repaid in cash in full.

(c) Notwithstanding anything herein to the contrary (i) all proceeds received by the Administrative Agent and the Lender from the Collateral subject to the Liens granted in this Section 3.04 and in each other Loan Document and by the Bankruptcy Court Orders shall be subject to the prior payment of the Carve-Out Expenses, and (ii) no Person entitled to Carve-Out Expenses shall be entitled to sell or otherwise dispose, or seek, sell or otherwise dispose of any Collateral.

Section 3.05 Administrative Priority. Each of the Debtors agrees for itself that the Obligations of such Person shall constitute allowed administrative expenses in the Chapter 11 Cases, having priority over all administrative expenses of and unsecured claims against such Person now existing or hereafter arising, of any kind or nature whatsoever, including, without limitation, all administrative expenses of the kind specified in, or arising or ordered under, Sections 105, 326, 328, 503(b), 506(c), 507(a), 507(b), 546(c) and 1114 of the Bankruptcy Code, subject, as to priority, only to Carve-Out Expenses and the Excluded Funds.

Section 3.06 Grants, Rights and Remedies. The Liens and security interests granted pursuant to Section 3.04 hereof and the administrative priority granted pursuant to Section 3.05 hereof may be independently granted by the Loan Documents and by other Loan Documents hereafter entered into. This Agreement, the Bankruptcy Court Orders and such other Loan Documents supplement each other, and the grants, priorities, rights and remedies of the Lender hereunder and thereunder are cumulative.

Section 3.07 No Filings Required. The Liens and security interests referred to in this Article III shall be deemed valid and perfected by entry of the Interim Bankruptcy Court

Order, and entry of the Interim Bankruptcy Court Order shall have occurred on or before the date of any Loan. The Administrative Agent shall not be required to file any financing statements, mortgages, notices of Lien or similar instruments in any jurisdiction or filing office or to take any other action in order to validate or perfect the Lien and security interest with respect to the Debtors granted by or pursuant to this Agreement, the Bankruptcy Court Orders or any other Loan Document.

Section 3.08 Survival. The Liens, lien priority, administrative priorities and other rights and remedies with respect to the Debtors granted to the Administrative Agent and the Lender pursuant to this Agreement, the Bankruptcy Court Orders and the other Loan Documents (specifically including, but not limited to, the existence, perfection and priority of the Liens and security interests provided herein and therein, and the administrative priority provided herein and therein) shall not be modified, altered or impaired in any manner by any other financing or extension of credit or incurrence of indebtedness by any Borrower (pursuant to Section 364 of the Bankruptcy Code or otherwise), by any dismissal or conversion of any of the Chapter 11 Cases, or by the confirmation of a plan of reorganization in any of the Chapter 11 Cases which does not (i) contain a provision for payment in full in cash of all Obligations of the Borrowers and the other Loan Parties hereunder and under the other Loan Documents on or before the effective date of such plan or plans upon entry thereof and (ii) provide for the continuation of the Liens and security interests granted to the Administrative Agent for the benefit of the Administrative Agent and the Lender and the priorities thereof until the earlier of (A) such plan effective date, and (B) the date the Obligations are paid in full in cash, or by any other act or omission whatsoever. Without limitation, notwithstanding any such order, financing, extension, incurrence, dismissal, conversion, act or omission:

(a) except for the Carve-Out Expenses and the Excluded Funds having priority of payment, no costs or expenses of administration which have been or may be incurred in the Chapter 11 Cases or any conversion of the same or in any other proceedings related thereto, and no priority claims, are or will be prior to or on a parity with any claim of the Administrative Agent and the Lender against any Debtor in respect of any Obligation;

(b) the Liens in favor of the Administrative Agent and the Lender with respect to the Debtors set forth in Section 3.04 hereof shall constitute valid and perfected Liens and security interests, having the Requisite Priority and shall be prior to all other Liens and security interests, now existing or hereafter arising, in favor of any other creditor or any other Person whatsoever; and

(c) the Liens in favor of the Administrative Agent and the Lender with respect to the Debtors set forth herein and in the other Loan Documents shall continue to be valid and perfected against the Debtors without the necessity that the Administrative Agent file financing statements, mortgages or otherwise perfect its Lien under applicable non-bankruptcy law.

ARTICLE IV

Representations And Warranties

The Loan Parties hereby represent and warrant to the Lender that, to the best of their knowledge:

Section 4.01 Organization; Powers. The Loan Parties (a) are duly organized, validly existing and in good standing under the laws of their jurisdiction of organization, (b) have all requisite power and authority to carry on their business as now conducted, subject, in the case of the Debtors, to the entry and terms of the Bankruptcy Court Orders, (iii) except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, or where the failure to be so qualified is the result of the status of the Loan Parties as debtors-in-possession under the Chapter 11 Cases, are qualified to do business in, and are in good standing in, every jurisdiction where such qualification is necessary.

Section 4.02 Authorization; Enforceability. The Transactions are within each Loan Party's corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action. Subject, in the case of the Debtors, to the entry of, and the terms of, the Bankruptcy Court Orders, each Loan Document to which any Loan Party is a party has been duly executed and delivered by such Loan Party and constitutes a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms.

Section 4.03 Governmental Approvals; No Conflicts. Except for the entry of the Bankruptcy Court Orders, the Transactions do not require any consent, approval, authorization or order of, notice to, registration or declaration or filing with, or any other action by, any Governmental Authority or any other Person, except such as have been obtained or made and are in full force and effect.

Section 4.04 Subsidiaries. Schedule 4.04 is a complete and correct description of the name, jurisdiction of incorporation and ownership of the outstanding Capital Stock of the Subsidiaries of the Parent in existence on the date hereof.

Section 4.05 Financial Condition.

(a) [Intentionally Omitted].

(b) On or before the Initial Advance Effective Date, the Parent has furnished to the Lender the Budget and the thirteen week cash requirement forecast, as the Budget and such thirteen week cash requirement forecast shall be updated from time to time. The Budget and the thirteen week cash requirement forecast, when delivered and, as so updated, shall be believed by the Parent at the time furnished to be reasonable, shall have been prepared on a reasonable basis and in good faith by the Parent, and shall have been based on assumptions believed by the Parent to be reasonable at the time made and upon the best information then reasonably available to the Parent, and the Parent shall not be aware of any facts or information that would lead it to believe that such Budget, as so updated, is incorrect or misleading in any material respect.

Section 4.06 Compliance with Laws and Agreements. The Loan Parties and their respective Subsidiaries are in compliance with all laws, regulations, orders, writs, injunctions and decrees of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except (a) for such violations existing as of or resulting from the commencement of the Chapter 11 Cases, and (b) where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

Section 4.07 Taxes. Each of the Parent and its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings which stay the imposition of any penalty, fine or Lien resulting from the non-payment thereof and for which it has set aside on its books in accordance with GAAP adequate reserves with respect thereto, (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect, or (c) to the extent that such payment or any enforcement action is stayed as a result of the Chapter 11 Cases. None of the Loan Parties has any knowledge of any tax audits threatened or presently conducted in respect of the Parent or any of its Subsidiaries that individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

Section 4.08 [Intentionally Omitted].

Section 4.09 Disclosure. Each Loan Party has, in good faith and to the best of its knowledge disclosed to the Lender all agreements, instruments and corporate or other restrictions to which it is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.

Section 4.10 Other Obligations. Neither the Parent nor any of its Subsidiaries is in default in the performance, observance or fulfillment of any obligation, covenant or condition in any agreement, document or instrument to which it is a party or by which it is bound, except to the extent that (a) such default, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect, (b) the enforcement of such default is stayed by virtue of the filing of the Chapter 11 Cases, or (c) has been disclosed to the Lender.

Section 4.11 Use of Proceeds. The proceeds of the Loans shall be used strictly in accordance with the Budget and subject to the terms and conditions of this Agreement.

Section 4.12 [Intentionally Omitted].

Section 4.13 Intellectual Property. Except as set forth on Schedule 4.13, each Loan Party owns or licenses or otherwise has the right to use all Intellectual Property and Technology Systems that are necessary for the operation of its business, without infringement upon or conflict with the rights of any other Person with respect thereto, except for such infringements and conflicts which, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect. Set forth on Schedule 4.13 is a complete and accurate list as of the Initial Advance Effective Date of all such Intellectual Property (other than commercial software licenses generally available to the public) and Technology Systems. All such Intellectual Property owned by a Loan Party is valid, subsisting and enforceable, and no such Intellectual Property has been abandoned, canceled or adjudicated invalid (excepting any expirations in the ordinary course), or is subject to any outstanding order, judgment or decree restricting its use or adversely affecting or reflecting such Loan Party's rights thereto, or is the subject of any suit, action, reissue, reexamination, public protest, interference, arbitration, mediation, opposition, cancellation or other proceeding.

Section 4.14 Name; Jurisdiction of Organization; Organizational ID Number; Chief Place of Business; Chief Executive Office; FEIN. Schedule 4.14 sets forth a complete and accurate list as of the Initial Advance Effective Date of (i) the exact legal name of each Loan Party, (ii) the jurisdiction of organization of each Loan Party, (iii) the organizational identification number of each Loan Party (or indicates that such Loan Party has no organizational identification number), (iv) each place of business of each Loan Party, (v) the chief executive office of each Loan Party and (vi) the federal employer identification number of each Loan Party.

Section 4.15 Tradenames. Schedule 4.15 hereto sets forth a complete and accurate list as of the Initial Advance Effective Date of all tradenames, business names or similar appellations used by each Loan Party or any of its divisions or other business units during the past five years.

Section 4.16 [Intentionally Omitted].

Section 4.17 Administrative Priority; Lien Priority.

(a) After the Interim Bankruptcy Court Order Entry Date, the Obligations of the Debtors will constitute allowed administrative expenses in the Chapter 11 Cases, having priority in payment over all other administrative expenses and unsecured claims against the Debtors now existing or hereafter arising, of any kind or nature whatsoever, including without limitation all administrative expenses of the kind specified in, or arising or ordered under, Sections 105, 326, 328, 503(b), 506(c), 507(a), 507(b), 546(c), 726 and 1114 of the Bankruptcy Code, subject, as to priority, to the prior payment of the Carve-Out Expenses;

(b) Upon entry of the Interim Bankruptcy Court Order, the Lien and security interest of the Lender on the Collateral of the Debtors shall be a valid and perfected Lien having the Requisite Priority; and

(c) On and after the Interim Bankruptcy Court Order Entry Date and prior to the Final Bankruptcy Court Order Entry Date, the Interim Bankruptcy Court Order is in full force and effect, and has not been reversed, modified, amended, or vacated absent the written consent of the Lender and the Borrowers and is not subject to a pending appeal or stayed in any respect and after the Final Bankruptcy Court Order Entry Date, the Final Bankruptcy Court Order is in full force and effect, and has not been reversed, modified, amended, or vacated absent the written consent of the Lender and the Borrowers and is not subject to a pending appeal or stayed in any respect.

Section 4.18 Appointment of Trustee or Examiner; Liquidation. No order has been entered or is pending in any Chapter 11 Case (i) for the appointment of a Chapter 11 trustee, (ii) for the appointment of an examiner with enlarged powers (beyond those set forth in Sections 1106(a)(3) and (4) of the Bankruptcy Code) under Section 1106(b) of the Bankruptcy Code or (iii) to convert any Chapter 11 Case to a Chapter 7 case or to dismiss any Chapter 11 Case.

Section 4.19 Notices. The Loan Parties have obtained all authorizations, consents and approvals required to be obtained from, and have made all filings with and given all notices required to be made or given to, all federal, state and local governmental agencies, authorities and instrumentalities in connection with the execution, delivery, performance, validity and enforceability of the DIP Loan Documents to which any Debtor is a party.

Section 4.20 Joint Venture. Other than pursuant to the agreements set out on Schedule 4.20, Borrowers are not engaged in any joint venture or partnership with any other Person.

Section 4.21 Ownership of Collateral. (a) Since the respective dates of the Arkansas Assignments, the Oklahoma Assignments and the Mississippi Assignments, as applicable, the Borrowers have not assigned or otherwise transferred in whole or in part to any Person any interests in the “Arkansas Leases,” the “Oklahoma Leases” and the “Mississippi Leases” (as such terms are defined in and referred to in Exhibit A attached to this Agreement and as are more particularly described in Schedules 1, 2 and 3 attached hereto), and Borrowers hold their interests in the foregoing leases free and clear of any Liens other than Permitted Encumbrances. Borrowers have not assigned or transferred to any Person any of Cygnus Mississippi, LLC’s rights and entitlements to receive assignments of the Hydrocarbon Leases described in Schedule 4 to this Agreement, as such rights are described in paragraph IV of Exhibit A to this Agreement. Except for drilling commitments expressly set forth in an individual Hydrocarbon Lease, Borrowers have not entered into any commitments to drill, re-work or re-enter any Well located or to be located on the lands covered by any Hydrocarbon Lease owned by Borrowers or on lands pooled therewith.

(b) All of the assets of Borrowers which are reasonably necessary for the operation of their business are in good working condition (ordinary wear and tear excepted) and are maintained in accordance with prudent business standards.

Section 4.22 Environmental Matters. Except as disclosed on Schedule 4.22, to Borrowers' knowledge:

(a) neither any Property of Borrowers or any of their Affiliates, nor the operations conducted thereon, violate any order or requirement of any court or Governmental Authority or any Environmental Laws;

(b) without limitation of clause (a) above, no Property of Borrowers or any of their Affiliates nor the operations currently conducted thereon or, to the best knowledge of Borrowers, by any prior owner or operator of such Property or operation, are in violation of or subject to any existing, pending or threatened action, suit, investigation, inquiry or proceeding by or before any court or Governmental Authority or to the best knowledge of Borrowers, to any remedial obligations under Environmental Laws;

(c) all notices, permits, licenses or similar authorizations, if any, required to be obtained or filed in connection with the operation or use of any and all Property of Borrowers and each of its Affiliates, including without limitation past or present treatment, storage, disposal or release of a Hazardous Materials or solid waste into the environment, have been duly obtained or filed, and Borrowers and each such Affiliate are in compliance with the terms and conditions of all such notices, permits, licenses and similar authorizations which the failure to obtain, file or comply with could reasonably be expected to have a Material Adverse Effect;

(d) all Hazardous Materials, solid waste, and oil and gas exploration and production wastes, if any, generated at any and all Property of Borrowers or any of their Affiliates has, to the best of Borrowers' knowledge, in the past been transported, treated and disposed of in accordance with Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment, and, to the best knowledge of Borrowers, all such transport carriers and treatment and disposal facilities have been and are operating in compliance with Environmental Laws and so as not to pose an imminent and substantial endangerment to public health or welfare or the environment, and are not the subject of any existing, pending or threatened action, investigation or inquiry by any Governmental Authority in connection with any Environmental Laws;

(e) Borrowers have taken all steps reasonably necessary to determine and has determined that no Hazardous Materials, solid waste, or oil and gas exploration and production wastes, have been disposed of or otherwise released and there has been no threatened release of any Hazardous Materials on or to any Property of Borrowers or any of their Affiliates except in compliance with Environmental Laws;

(f) to the extent applicable, all Property of Borrowers and each of their Affiliates currently satisfies, in all material respects, all design, operation, and equipment requirements imposed by the OPA, and Borrowers do not have any reason to believe that such Property, to the extent subject to OPA, will not be able to maintain compliance with the OPA requirements during the term of this Agreement; and

(g) neither Borrowers nor any of their Affiliates has any known contingent liability in connection with any release or threatened release of any oil, Hazardous Materials or solid waste into the environment.

Section 4.23 Operating Permits and Licenses. Borrowers have fulfilled all requirements for obtaining and has obtained and maintained all licenses, permits, operating authorities and other authorizations necessary for the conduct of the business of Borrowers or for Borrowers or Operator to operate or maintain each of the Properties which the failure to obtain and maintain could reasonably be expected to have a Material Adverse Effect, and Borrowers or Operator is and will be fully qualified to own and hold such Properties and to exercise rights under all leases, contracts or other documents governing the operation or maintenance of the Properties. There are no pending fees, assessments or penalties relating to the permits, licenses and operating authorities. The continuation, validity and effectiveness of each license, permit and other authorization are not and will in no way be adversely affected by the transactions contemplated by this Agreement. Borrowers are not in breach of, or in default under the terms of, and has not engaged in any activity which would cause revocation or suspension of, any such licenses, permits or authorizations which could reasonably be expected to have a Material Adverse Effect and no action or proceeding looking to or contemplating the revocation or suspension of any of them is pending or, to the best of Borrowers' knowledge, threatened against Borrower or Operator. Borrowers are not in violation of any Governmental Authority or Governmental Requirements or court decree relating to any of the Properties or otherwise applicable to Borrower which could reasonably be expected to have a Material Adverse Effect.

Section 4.24 Maintenance of Properties. Except for such acts or failures to act as could not be reasonably expected to have a Material Adverse Effect, to the best of Borrowers' knowledge, the Properties (together with any other properties unitized with any of the Properties), excluding the leases that could be lost for failure to meet any of the Fayetteville Drilling Obligations, have been maintained, operated and developed in a good and workmanlike manner and in conformity with all Governmental Requirements and in conformity with the provisions of all leases, subleases or other contracts comprising a part of the Properties and other contracts and agreements forming a part of the Properties. Except to the extent it could not reasonably be expected to have a Material Adverse Effect, to the extent applicable, and to the best of Borrowers' knowledge, (a) none of the Wells comprising a part of the Properties (or properties unitized with any of the Properties) deviates from the vertical more than the maximum permitted by Governmental Requirements, and such Wells are, in fact, bottomed under and are producing from, and the wellbores are wholly within, the Properties (or in the case of Wells located on properties unitized with any of the Properties, such unitized properties); and (b) Borrowers, and to Borrowers' knowledge, any other Operator are not in violation of, or in default under, any material agreement affecting any Hydrocarbon Lease or any other contract or agreement to which either Borrowers and/or any other Operator is a party or is bound or its property is bound.

Section 4.25 Basic Documents. Other than as Disclosed to the Lender, with respect to the Basic Documents:

(a) all are in full force and effect in accordance with their terms and constitute valid and binding obligations;

(b) no other party to any Basic Document (or any successor in interest to that party) is in breach or default with respect to any of its obligations under the Basic Documents which could reasonably be expected to have a Material Adverse Effect;

(c) no party to any Basic Document has given or has threatened to give notice of any action to terminate, cancel, rescind or procure a judicial reformation of any Basic Document or any of their provisions; and

(d) the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in a breach of, a default under, or other violation of the provisions of any Basic Document.

Section 4.26 Operating Agreements. Other than as Disclosed to the Lender, with respect to the Operating Agreements relating to Borrowers' interests in the Properties:

(a) there are no outstanding calls for payments under any AFE or payments which are past due or which Borrowers or, to the best of Borrowers' knowledge, any predecessor of Borrowers has committed to make which have not been or are not being paid within the terms required; and

(b) as of the date of execution of this Agreement, there are no operations under any of the Operating Agreements with respect to which Borrowers have become a non-consenting party nor are there any non-consenting penalties binding or that will become binding upon Borrowers.

Section 4.27 Marketing of Production. Borrowers represent that they are receiving a price for all Hydrocarbon production sold from the Properties which is computed substantially in accordance with the terms of the relevant sales contract.

ARTICLE V

Conditions

Section 5.01 Conditions Precedent to Initial Advance. The obligation of the Lender to make the Initial Advance hereunder shall not become effective until (the "Initial Advance Effective Date") the second (2nd) Business Day following the date on which each of the following conditions are satisfied (or waived in accordance with Section 13.02); provided that in no event shall the Lender be obligated to make any Advance hereunder in the event the Initial Advance Effective Date does not occur on or prior to April 30, 2007:

(a) Interim Bankruptcy Court Order. The Interim Bankruptcy Court Order shall have been entered by the Bankruptcy Court and the Lender shall have received a certified copy of such order, and such order shall be in full force and effect and shall not have been reversed, modified, amended, subject to a pending appeal, stayed or vacated absent the prior written consent of the Lender and the Borrowers.

(b) Delivery of Documents. The Lender (or its counsel) shall have received from each party hereto on or before the Initial Advance Effective Date each of the following, in form and substance satisfactory to the Lender and, unless indicated otherwise, dated the Initial Advance Effective Date:

(i) a counterpart of this Agreement duly executed by each of the Loan Parties and the Lender;

(ii) a copy of the Budget; and

(iii) evidence of the insurance coverage required by Section 6.06 and such other insurance coverage with respect to the business and operations of the Loan Parties as the Lender may reasonably request, in each case, provided, where requested by the Lender, that the Loan Parties have requested such endorsements as to the named insureds or loss payees thereunder as the Lender may request and providing that such policy may be terminated or canceled (by the insurer or the insured thereunder) only upon 30 days prior written notice to the Lender and each such named insured or loss payee.

(c) [Intentionally Omitted.]

(d) [Intentionally Omitted.]

(e) [Intentionally Omitted.]

(f) Other Conditions. Each of the conditions precedent set forth in Section 5.03 shall have been satisfied, as if a Loan were being made on the Initial Advance Effective Date.

Section 5.02 Conditions Precedent to Subsequent Advances. The obligation of the Lender to make a Subsequent Advance to the Borrowers shall not become effective until (the "Subsequent Advance Effective Date") the second (2nd) Business Day following the date on which each of the following conditions precedent shall have been satisfied in a manner satisfactory to the Lender (or waived in accordance with Section 12.02):

(a) Final Bankruptcy Court Order. The Final Bankruptcy Court Order shall have been signed and entered by the Bankruptcy Court on or before May 4, 2007, and the Lender shall have received an executed copy of such order, and such order shall be in full force and effect and shall not have been reversed, modified, amended, subject to a pending appeal, stayed or vacated absent the prior written consent of the Lender and the Borrowers.

(b) [Intentionally Omitted.]

(c) Other Liens. The Permitted Priority Liens shall not exceed $90,000.

(d) Other Conditions. Each of the conditions precedent set forth in Section 5.03 shall have been satisfied, as if a Loan were being made on the Subsequent Advance Effective Date.

Section 5.03 Conditions Precedent to All Advances. The obligation of the Lender to make any Advance subject to the fulfillment of each of the following conditions precedent:

(a) Payment of Fees, Etc. The Borrowers shall have paid all fees, costs, expenses and taxes then payable pursuant to Section 2.09 and Section 13.03.

(b) Representations and Warranties; No Event of Default. The following statements shall be true and correct, and the submission by the Administrative Borrower to the Administrative Agent of a Borrowing Notice with respect to each such Loan, and the Borrowers' acceptance of the proceeds of such Loan shall each be deemed to be a representation and warranty by each Loan Party on the date of such Loan that: (i) the representations and warranties contained in Article IV and in each other Loan Document, certificate or other writing delivered to the Administrative Agent or the Lender pursuant hereto or thereto on or prior to the date of such Loan are true and correct on and as of such date as though made on and as of such date (it being understood and agreed that any representation or warranty which by its terms is made as of a specified date shall be required to be true and correct in all material respects only as of such specified date), (ii) at the time of and after giving effect to the making of such Loan and the application of the proceeds thereof, no Default or Event of Default has occurred and is continuing or would result from the making of the Loan to be made on such date and (iii) the conditions set forth in Section 2.01 and this Section 5.03 have been satisfied as of the date of such request.

(c) Legality. The making of such Loan shall not contravene any law, rule or regulation applicable to the Administrative Agent or any Lender.

(d) Material Adverse Effect. No event or development shall have occurred since April 3, 2007, which could reasonably be expected to have a Material Adverse Effect, including, without limitation, the commencement of any litigation that, if adversely determined could reasonably be expected to result in a Material Adverse Effect.

(e) Proceedings; Receipt of Documents. All proceedings in connection with the making of such Loan and the other transactions contemplated by this Agreement and the other Loan Documents, and all documents incidental hereto and thereto, shall be satisfactory to the Administrative Agent and its counsel, and the Administrative Agent and such counsel shall have received all such information and such counterpart originals or certified or other copies of such documents, in form and substance satisfactory to the Administrative Agent, as the Administrative Agent or such counsel may reasonably request.

ARTICLE VI

Affirmative Covenants

Until the principal of and interest on each Loan, all fees and all other Obligations payable hereunder or under any other Loan Document shall have been paid in full, each Loan Party covenants and agrees with the Lender that:

Section 6.01 Request for Information. Promptly following any request therefore, the Loan Parties shall furnish to the Lender any information regarding the operations, business affairs and financial condition of the Parent, its Subsidiaries, or compliance with the terms of this Agreement, as the Lender may reasonably request.

Section 6.02 Reporting Requirements. The Loan Parties will furnish to the Administrative Agent, as soon as available,

(a) as soon as available, copies of all Monthly Reports, notices of Liens, notices from regulators or Governmental Authorities regarding compliance;

(b) within three (3) Business Days after the end of each month, commencing with the month ended March, 2007, a reconciliation, in form and substance acceptable to the Lender, of the actual cash receipts and disbursements of the Loan Parties and existing Loans under this Agreement for such month to the budgeted line item amounts set forth in the Budget for such month;

(c) as soon as possible, and in any event within three (3) Business Days after the occurrence of an Event of Default or Default or the occurrence of any event or development that could reasonably be expected to result in a Material Adverse Effect, the written statement of an Authorized Officer of the Administrative Borrower setting forth the details of such Event of Default or Default or other event or development that could reasonably be expected to result in a Material Adverse Effect and the action which the affected Loan Party proposes to take with respect thereto;

(d) promptly after the commencement thereof but in any event not later than five (5) Business Days after service of process with respect thereto on, or the obtaining of knowledge thereof by, any Loan Party, notice of the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Parent or any of its Subsidiaries that, if adversely determined, could reasonably be expected to have a Material Adverse Effect and, promptly upon request (but in any event within five Business Days after the filing or commencement thereof), material documents and information in connection therewith;

(e) promptly, and in any event within ten (10) Business Days after receipt thereof, copies of all financial reports (including, without limitation, management letters), if any, submitted to any Loan Party by its auditors in connection with any annual or interim audit of the books thereof;

(f) promptly after filing thereof, copies of all pleadings, motions, applications, financial information and other papers and documents filed by a Loan Party in the Chapter 11 Cases, which papers and documents shall also be given or served on the Administrative Agent's counsel; and

(g) promptly after sending thereof, copies of all written reports given by any Loan Party to any official or unofficial creditors' committee in the Chapter 11 Cases.

Section 6.03 [Intentionally Omitted].

Section 6.04 Existence; Conduct of Business. Each Loan Party will, and will cause each of its Subsidiaries to, do or cause to be done all things necessary to (i) maintain, preserve, renew and keep in full force and effect its corporate existence, rights and privileges and the rights, licenses, permits, privileges and franchises material to the conduct of its business and (ii) except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, become or remain, and cause each of its Subsidiaries to become or remain, duly qualified and in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary.

Section 6.05 Payment of Obligations. Except to the extent prohibited by Section 7.08, each Loan Party will, and will cause its Subsidiaries to, pay its obligations in accordance with the Budget, including Tax liabilities that, if not paid, could result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings which stay the imposition of any penalty, fine or Lien resulting from the non-payment thereof and for which it has set aside on its books adequate reserves with respect thereto, and (b) the payment or enforcement thereof is stayed as a result of the Chapter 11 Cases.

Section 6.06 Maintenance of Properties; Insurance. Each Loan Party will, and will cause its Subsidiaries to (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and comply, and cause each of its Subsidiaries to comply, at all times with the provisions of all leases to which it is a party as lessee or under which it occupies property, so as to prevent any loss or forfeiture thereof or thereunder, except any non-compliance resulting in a default the enforcement of which is stayed by the Chapter 11 Cases, and (b) maintain, and cause each of its Subsidiaries to maintain, with responsible, financially sound and reputable insurance companies, insurance (including, without limitation, comprehensive general liability, hazard, rent and business interruption insurance) with respect to its properties (including all real properties leased or owned by it) and business in such amounts and against such risks as is required by any Governmental Authority having jurisdiction with respect thereto or as is customarily maintained in accordance with sound business practice by companies engaged in the same or similar businesses operating in the same or similar locations, which insurance shall be reasonably satisfactory in amount, adequacy and scope to the Administrative Agent. Each Loan Party shall, upon request by the Administrative Agent, deliver to the Administrative Agent a schedule certified to be correct by a responsible officer of such Loan Party setting forth all insurance in force as of the date of such request. All policies covering the Collateral are to be made payable to the Administrative Agent for the benefit of the Administrative Agent and the Lender, as its interests may appear, in case of loss, under a standard non contributory "lender" or "secured party" clause and are to contain such other provisions as the Administrative Agent may require to fully protect the Lender's interest in the Collateral and to any payments to be made under such policies. All certificates of insurance are to be delivered to the Administrative Agent and the policies are to be premium prepaid (except as otherwise permitted by the Administrative Agent), with the loss payable and additional insured endorsement in favor of the Administrative Agent and such other Persons as the Administrative Agent may designate from time to time, and shall provide for not less than 30 days' prior written notice to the Administrative Agent of the exercise of any right of cancellation. If any Loan Party or any of its Subsidiaries fails to maintain such insurance, the Administrative Agent may arrange for such insurance, but at the Borrowers' expense and without any responsibility on the Administrative Agent's part for obtaining the insurance, the solvency of the insurance companies, the adequacy of the coverage, or the collection of claims. Upon the occurrence and during the continuance of an Event of Default, the Administrative Agent shall have the sole right, in the name of the Lender, any Loan Party or any Subsidiary of any Loan Party, to file claims under any property and casualty insurance policies, to receive, receipt and give acquittance for any payments that may be payable thereunder, and to execute any and all endorsements, receipts, releases, assignments, reassignments or other documents that may be necessary to effect the collection, compromise or settlement of any claims under any such insurance policies.

Section 6.07 Books and Records; Inspection Rights. Each Loan Party will keep, and will cause each of its Subsidiaries to keep, proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities for compliance with its obligations to timely file monthly operating reports with the United States Trustee in its Chapter 11 Case. Each Loan Party will permit, and cause each of its

Subsidiaries to permit, any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, at the expense of the Borrowers, to visit and inspect its properties, to examine and make extracts from its books and records relating to financial and other similar matters (other than materials protected by the attorney-client privilege and materials which such Loan Party may not disclose without violation of a confidentiality obligation binding upon it), to verify materials, leases, notes, accounts receivable, deposit accounts and its other assets, to conduct audits, physical counts, valuations, appraisals, or examinations and to discuss its affairs, finances and condition with its directors, officers, employees, accountants or other representatives, all at such reasonable times and as often as reasonably requested. In furtherance of the foregoing, each Loan Party hereby authorizes its independent accountants, and the independent accountants of each of its Subsidiaries, to discuss the affairs, finances and accounts of such Person (independently or together with representatives of such Person) with the agents and representatives of the Administrative Agent in accordance with this Section 6.07.

Section 6.08 Compliance with Laws. Each Loan Party shall comply, and cause each of its Subsidiaries to comply, with all Requirement of Law applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

Section 6.09 Obtaining of Permits, Etc. Each Loan Party shall obtain, maintain and preserve, and cause each of its Subsidiaries to obtain, maintain and preserve, and take all necessary action to timely renew, all permits, licenses, authorizations, approvals, entitlements and accreditations which are necessary or useful in the proper conduct of its business.

Section 6.10 Use of Proceeds. Each Loan Party shall use, and shall cause each of its Subsidiaries to use, the proceeds of the Loans strictly in accordance with the expenditure line items in the Budget, which shall be subject to the terms, conditions and limitations of this Agreement and the Bankruptcy Court Orders. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations U and X.

Section 6.11 [Intentionally Omitted].

Section 6.12 Business Plan. The Loan Parties shall use their reasonable best efforts to deliver a business plan to the Lender on or before May 31, 2007.

Section 6.13 Chapter 11 Cases. Each Loan Party shall take, and shall cause each of its Subsidiaries to take, all necessary action to: (a) file with the Court on or before May 15, 2007, their respective schedules and statements of financial affairs; (b) file with the Court on or before May 5, 2007, a motion for an order fixing the deadline for filing proofs of claim against the Debtors; (c) file with the Court on or before June 15, 2007, a plan of reorganization and disclosure statement with respect to such plan; (d) use their best efforts to commence on or before July 30, 2007, the solicitation of votes with respect to such plan of reorganization; and (e) use their best efforts to seek that the Court hold on or before September 30, 2007 a hearing to consider confirmation of the Plan (such actions described in clauses (a) through (e), collectively, the "Bankruptcy Obligations").

Section 6.14 Other Agreements. Each Loan Party shall observe, comply with, fulfill and perform under, and shall cause each of its Subsidiaries to observe, comply with, fulfill and perform under, the terms of all material obligations, covenants and conditions in any agreement, document or instrument to which it is a party or by which it is bound, except to the extent that (a) such compliance is prohibited by Section 7.08, or (b) the failure to so fulfill and perform any such obligations could not reasonably be expected to result in a Material Adverse Effect.

Section 6.15 Further Assurances. Subject to the terms of the Bankruptcy Court Orders in the case of the Debtors, each Loan Party shall do, execute, acknowledge and deliver, and shall cause each of its Subsidiaries to do, execute, acknowledge and deliver, at its sole cost and expense, all documents, instruments and agreements and take such further acts and deeds as the Administrative Agent may reasonably require from time to time to carry out the intention or facilitate the performance of the terms of any of the Loan Documents. The assurances contemplated by this Section 6.15 shall be given under applicable nonbankruptcy law (to the extent not inconsistent with the Bankruptcy Code and the Bankruptcy Court Orders) as well as the Bankruptcy Code, it being the intention of the parties that the Administrative Agent may request assurances under applicable non-bankruptcy law, and such request shall be complied with (if otherwise made in good faith by the Administrative Agent) whether or not the Bankruptcy Court Orders are in force and whether or not dismissal of the Chapter 11 Cases or any other action by the Bankruptcy Court is imminent, likely or threatened.

Section 6.16 Change in Collateral; Collateral Records. Each Loan Party shall, and shall cause each of its Subsidiaries to (i) give the Administrative Agent not less than 10 Business Days' prior written notice of any change in the location of any Collateral with a book value in excess of $100,000 (when aggregated with all other Collateral at the same location), other than to locations set forth on Schedule E-1, (ii) advise the Administrative Agent promptly, in sufficient detail, of any material adverse change relating to the type, quantity or quality of the Collateral or the Lien granted thereon, and (iii) execute and deliver, and cause each of its Subsidiaries to execute and deliver, to the Administrative Agent for the benefit of the Lender from time to time, solely for the Administrative Agent convenience in maintaining a record of Collateral, such written statements and schedules as the Administrative Agent may reasonably require, designating, identifying or describing the Collateral.

Section 6.17 Compliance with Law. Borrower shall:

(a) comply, and use all commercially reasonable efforts to cause the Operator to comply, in all material respects with all Governmental Authorities and Governmental Requirements regarding the collection, payment and deposit of employees' income, unemployment and Social Security taxes and use all commercially reasonable efforts to cause the Operator to properly and timely make all royalty or overriding royalty payments and payments to all other interest owners in the Properties which it operates;

(b) duly observe and conform, in all material respects, with all laws, rules and regulations made by any Governmental Authority, and all valid requirements of any Governmental Authority which may acquire jurisdiction, which apply or relate to ownership and operation of any or all of the Properties, including, without limitation, compliance with all obligations under the Environmental and Safety Regulations;

(c) operate or cause any Property to be operated (whether or not such Property constitutes a "facility" as defined by CERCLA) so that no cleanup or other obligation arises in respect of CERCLA or other applicable federal law or under any state, local or municipal law, statute (including, without limitation, Hazardous Substance Laws), ordinance, rule or regulation designed to protect the environment or relating to the disposition, generation or transportation of hazardous waste, which would constitute a Lien or charge on any property of Borrowers prior in right to that of Lender. If any claim of prior Lien or charge is made or any similar obligation arises, Borrowers will, at their own expense, (i) immediately cure or cause a third party to immediately cure the same except for claims, Liens or charges being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP and (ii) INDEMNIFY AND HOLD HARMLESS LENDER AND ITS OFFICERS, DIRECTORS, AGENTS AND EMPLOYEES FROM ANY RELATED LIABILITY, RESPONSIBILITY OR OBLIGATION IN CONNECTION WITH ANY CLEANUP OR OTHER LIABILITY AS SUCCESSOR, SECURED PARTY OR OTHERWISE (REGARDLESS OF WHETHER OR NOT LENDER MAY BE DEEMED TO BE AN "OWNER OR OPERATOR" UNDER CERCLA) FOR ANY REASON INCLUDING, WITHOUT LIMITATION, THE ENFORCEMENT OF LENDER'S RIGHTS AS A SECURED PARTY UNDER THIS AGREEMENT, THE SECURITY DOCUMENTS OR BY OPERATION OF LAW;

(d) comply with, and use all commercially reasonable efforts to cause material compliance by all of its Operators, agents and invitees with, all Environmental and Safety Regulations with respect to Hazardous Materials, and keep all of the Properties free and clear of any Liens imposed by those regulations except for claims, Liens or charges being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP. If Borrowers receive any notice from any Person with regard to the Release of Hazardous Materials on or from any of the Properties, Borrowers shall promptly (and, in any event, prior to the expiration of any period in which to respond to such notice under any applicable Environmental and Safety Regulation) send a copy of the notice to Lender;

(e) use all commercially reasonable efforts to cause any Operator to do or cause to be done all things reasonably necessary to preserve and keep in good repair, working order and efficiency (excepting ordinary wear and tear) all of its Properties including, without limitation, all Equipment, machinery and facilities, and from time to time will make all the reasonably necessary repairs, renewals and replacements so that at all times the state and condition of its Properties will be fully preserved and maintained, except to the extent a portion of such Properties is no longer capable of producing in paying quantities; and

(f) promptly (i) pay and discharge, or make reasonable and customary efforts to cause to be paid and discharged, all delay rentals, royalties, expenses, severance taxes and other taxes and indebtedness accruing under the Hydrocarbon Leases or other agreements affecting or pertaining to its Properties, (ii) perform or make reasonable and customary efforts to cause to be performed in all material respects, in accordance with industry standards, the obligations required by each and all of the assignments, deeds, Hydrocarbon Leases, sub-leases, contracts and agreements affecting its interests in its Properties and (iii) will use commercially reasonable efforts to cause the Operator to do all other things necessary to keep unimpaired its rights with respect to its Properties and prevent any forfeiture thereof or a default thereunder, except to the extent a portion of such Properties is no longer capable of producing in paying quantities.

Section 6.18 Environmental Matters. Borrowers shall at their expense: (i) comply, and shall cause its Properties and operations to comply, with all applicable Environmental Laws, the breach of which could be reasonably expected to have a Material Adverse Effect; (ii) not dispose of or otherwise release, any oil, oil and gas waste, hazardous substance, or solid waste on, under, about or from any of Borrowers' Properties or any other property to the extent caused by Borrowers' operations except in compliance with applicable Environmental Laws, the disposal or release of which could reasonably be expected to have a Material Adverse Effect; (iii) timely obtain or file all notices, permits, licenses, exemptions, approvals, registrations or other authorizations, if any, required under applicable Environmental Laws to be obtained or filed in connection with the operation or use of Borrower's Properties, which failure to obtain or file could reasonably be expected to have a Material Adverse Effect; (iv) promptly commence and diligently prosecute to completion any assessment, evaluation, investigation, monitoring, containment, cleanup, removal, repair, restoration, remediation or other remedial obligations (collectively, the "Remedial Work") in the event any Remedial Work is required or reasonably necessary under applicable Environmental Laws because of or in connection with the actual or suspected past, present or future disposal or other release of any oil, oil and gas waste, hazardous substance or solid waste on, under, about or from any of Borrowers' Properties, which failure to commence and diligently prosecute to completion could reasonably be expected to have a Material Adverse Effect; and (v) establish and implement such procedures as may be necessary to continuously determine and assure that Borrower's obligations under this Section 4.2(a) are timely and fully satisfied, which failure to establish and implement could reasonably be expected to have a Material Adverse Effect.

(g) Borrowers shall promptly, but in no event later ten (10) days of the occurrence of a triggering event, notify Lender in writing of any threatened action, investigation or inquiry by any Governmental Authority or any threatened demand or lawsuit by any landowner or other third party against Borrowers or their Properties of which Borrower have knowledge in connection with any Environmental Laws (excluding routine testing and corrective action) if Borrowers reasonably anticipate that such action will result in liability (whether individually or in the aggregate) in excess of Five Thousand Dollars ($5,000), not fully covered by insurance, subject to normal deductibles.

(h) Borrowers will provide environmental audits and tests in accordance with American Society for Testing and Materials Standards, as amended, upon request by Lender and no more than once per year in the absence of any Event of Default (or as otherwise required to be obtained by Lender by any Governmental Authority), in connection with any future acquisitions of any other Properties.

Section 6.19 Litigation. Borrowers shall give Lender prompt written notice of any suit at law or in equity or any investigation or proceeding before or by any Governmental Authority arising after the date hereof and known to Borrowers that could:

(a) limit, prohibit or restrict the manner in which Borrowers presently conducts their business; or

(b) declare any substance contained in any product used, sold or distributed by Borrowers to be a Hazardous Material in violation of Hazardous Substance Laws.

Section 6.20 Damage to Collateral. Borrowers shall give Lender prompt written notice of:

(a) damage to any of the Collateral causing a loss in excess of Fifteen Thousand Dollars ($15,000); and

(b) the occurrence of any condition or event which has caused, or may cause, loss or depreciation in excess of Fifteen Thousand Dollars ($15,000) with respect to any of the Collateral excluding market fluctuation for the price paid for Hydrocarbons.

Section 6.21 Inspection. Borrowers shall, so long as any Obligation remains owing to Lender or any Collateral remains located at any of the Properties or other facilities owned or leased by Borrower, accord Lender and its agents full and unrestricted access (at Lender's risk) upon the giving of reasonable notice under the circumstances (subject to reasonable safety restrictions and in accordance with prudent operator standards) during normal business hours to the Properties and such other facilities to permit Lender or its agents to, among other things, witness drilling, workovers and other field activities and inspect production. Borrowers shall give Lender or its agents due notice of drilling, workovers and other field activities to permit Lender to exercise its rights under this Section 6.20. The access granted to Lender under this Section 6.20 shall not unreasonably disrupt the business of Borrower or the operation of the Properties.

Section 6.22 Operators. To the extent Borrowers have the legal right to do so (or to cause or require any other Person to do so) Borrowers shall, in the event of a material failure by any Operator to perform any obligations under the respective Operating Agreement or upon the occurrence of an Event of Default under this Agreement:

(a) immediately, upon the request of Lender, vote to remove the Operator or commence any proceedings necessary under the applicable Operating Agreement to remove the Operator or assign to Lender its right to vote to remove the Operator with respect to the Properties,

(b) seek indemnification or damages from the Operator and its successors or assigns for any loss or liability incurred by Borrowers,

(c) pay the owners of Royalty Interests directly,

(d) deliver or use all commercially reasonable efforts to cause the Operator to deliver to any successor Operator all books, agreements, contracts, papers, records (including but not limited to royalty payment records, computerized tapes and other royalty payment information), division orders, farm-in and farmout agreements, and all other records, contracts, agreements, papers or documents, written, printed or computerized, which may be pertinent in any way to the operations to be conducted by the successor Operator or which may have been conducted by the former Operator,

(e) cooperate, and use all commercially reasonable efforts to cause the Operator to fully cooperate with the successor Operator to ensure that the Hydrocarbon Leases are not terminated or the value of the Properties diminished by virtue of the resignation or removal, and

(f) take all other actions and use all commercially reasonable efforts to cause the Operator to take all other actions necessary to ensure an orderly transition of all operations to the successor Operator. Borrower shall promptly reimburse Lender for any payments made pursuant to this Section 6.21. The rights and remedies of Lender under this Section 6.21 are in addition to any other rights or remedies available under this Agreement.

Section 6.23 Purchasers of Hydrocarbons. Borrowers shall sell Hydrocarbons only to Purchasers who are creditworthy in Lender's reasonable judgment or who prepay.

Section 6.24 Use of Proceeds; Development of Properties. Borrowers shall use all amounts Advanced under the Loans solely for the purposes described in this Agreement and in accordance with the Budget.

Section 6.25 Bonds. Borrowers shall maintain in full force and effect all federal and state qualifications, bonds, permits and approvals necessary to own and operate the Properties, and deliver to Lender certificates evidencing any bonds and copies of any bonds in place (including renewals) as well as all bonds required by the applicable Governmental Authority. Schedule 6.25 identifies (a) each of the bonds, permits and qualifications maintained by Borrowers or Operator in connection with the ownership and operation of the Properties and compliance with the applicable law as set forth in this Section 6.25, and (b) all payment obligations of Borrowers to the applicable bonding agent(s).

Section 6.26 Access to Seismic and Geophysical Data. To the maximum extent allowed under applicable seismic licenses, Borrowers shall provide Lender and its engineering consultants with access to all engineering, seismic, geological and geophysical data, studies and evaluations which Borrowers or any of its Affiliates possesses or to which any of them has access. Lender will, upon reasonable notice to Borrowers, have access to these records during Borrowers' regular business hours.

Section 6.27 Payment of Taxes. Borrowers shall pay all costs to be paid on Taxes, assessments, governmental charges or private encumbrances levied, assessed, imposed or payable upon or with respect to any of the Collateral except for Taxes, assessments, charges or encumbrances being contested in good faith by appropriate action and for which adequate reserves are maintained in accordance with GAAP.

Section 6.28 Preservation of Equipment. All Equipment currently owned or hereafter acquired by or on behalf of Borrowers will be kept at the applicable Property or other places of business of Borrower in the State of Texas except as permitted by this Agreement or except with the prior written consent of Lender; provided, however, Borrowers may dispose of obsolete, broken or worn Equipment without Lender's consent but upon prompt notification to Lender. Borrowers shall use reasonable commercial efforts to cause the Operator at all times to (i) keep correct and accurate records itemizing and describing the location, kind, type, age, condition and cost of and accumulated depreciation on all Equipment relating to the subject Operating Agreement and (ii) make those records available during the Operator's usual business hours upon prior written notice to any of the officers, employees or agents of Borrowers and Lender.

Section 6.29 Collection of Receivables. Each Loan Party shall use its reasonable best efforts to collect all amounts owed to such Loan Party or its Subsidiary under any Basic Document pursuant to which such Loan Party or such Subsidiary is the Operator.

Section 6.30 [Intentionally Omitted].

ARTICLE VII

Negative Covenants

Until the Commitments have expired or terminated and the principal of and interest on each Loan, all fees and all other Obligations payable hereunder or under any other Loan Document shall have been paid in full, each Loan Party covenants and agrees with the Lender that:

Section 7.01 Liens. No Loan Party will, or will permit any of its Subsidiaries to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, file or suffer to exist under the Uniform Commercial Code or any similar law or statute of any jurisdiction, a financing statement (or the equivalent thereof) that names it or any of its Subsidiaries as debtor; sign or suffer to exist any security agreement authorizing any secured party thereunder to file such financing statement (or the equivalent thereof), sell any of its property or assets subject to an understanding or agreement, contingent or otherwise, to repurchase such property or assets (including sales of Accounts Receivable) with recourse to it or any of its Subsidiaries, assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except, as to all of the above, Permitted Encumbrances.

Section 7.02 Indebtedness. No Loan Party will create, incur, assume, guarantee or suffer to exist, or otherwise become or remain liable with respect to, or permit any of its Subsidiaries to create, incur, assume, guarantee or suffer to exist or otherwise become or remain liable with respect to, any Indebtedness, including, without limitation, any additional debtor-in-possession financing from and lender other than the Lender, other than Permitted Indebtedness.

Section 7.03 Dispositions. The Borrowers shall not effect the sale or Disposition of any or all Collateral without the Lender's prior consent, other than in accordance with paragraph 30(a) of the Interim Bankruptcy Court Order.

Section 7.04 Change of Fiscal Year. No Loan Party will change its Fiscal Year without the prior written consent of the Lender.

Section 7.05 Investment Company Act of 1940. No Loan Party will engage in any business, enter into any transaction, use any securities or take any other action or permit any of its Subsidiaries to do any of the foregoing, that would cause it or any of its Subsidiaries to become subject to the registration requirements of the Investment Company Act of 1940, as amended, by virtue of being an "investment company" or a company "controlled" by an "investment company" not entitled to an exemption within the meaning of such Act.

Section 7.06 Compliance with ERISA. No Loan Party will (i) terminate, or permit any of its ERISA Affiliates to terminate any Employee Plan so as to result in any material liability to it or any of its ERISA Affiliates, (ii) permit to exist any ERISA Event, (iii) make a complete or partial withdrawal (within the meaning of Section 4201 of ERISA) from any Multiemployer Plan so as to result in any material liability to it or any of its ERISA Affiliates, (iv) engage, or permit any of its ERISA Affiliates to engage in a prohibited transaction within the meaning of Section 406 of ERISA and Section 4975 of the Code, for which no statutory or administrative exemption is available, in connection with any employee benefit plan (as defined in Section 3(3) of ERISA), which would subject it or any of its ERISA Affiliates to any material liability, civil penalty or tax under Sections 409 or 502(i) of ERISA or Section 4975 of the Code, respectively, or (v) request, or permit any of its ERISA Affiliates to request, a waiver from the minimum funding requirements under Section 412 of the Code.

Section 7.07 Bankruptcy Court Orders; Administrative Priority; Lien Priority; Payment of Claims. No Loan Party will:

(a) at any time, seek, consent to or suffer to exist any reversal, modification, amendment, stay or vacation of any of the Bankruptcy Court Orders, except for modifications and amendments agreed to by the Lender;

(b) at any time, suffer to exist a priority for any administrative expense or unsecured claim against any Debtor (now existing or hereafter arising of any kind or nature whatsoever, including without limitation any administrative expenses of the kind specified in, or arising or ordered under, Sections 105, 326, 328, 503(b), 506(c), 507(a), 507(b), 546(c) 726 and 1114 of the Bankruptcy Code) equal or superior to the priority of the Lender in respect of the Obligations, except as provided in Section 3.05 and for the Carve-Out Expenses;

(c) at any time, suffer to exist any Lien on the Collateral having a priority equal or superior to the Lien in favor of the Lender, in respect of the Collateral, except for, in the case of the Debtors, Permitted Priority Liens; and

(d) prior to the date on which the Obligations have been paid in full in cash, the Debtors shall not pay any administrative expense claims except (A) Carve-Out Expenses, (B) Obligations due and payable hereunder, and (C) other administrative expense claims incurred in the ordinary course of the business of the Debtors or their respective Chapter 11 cases (but only as provided in the Budget).

Section 7.08 Payments. No Loan Party will make any payment of principal or interest or otherwise on account of any Indebtedness or trade payable incurred prior to the Filing Date other than in accordance with the Budget, provided that such payments may be made on account of the Permitted Priority Liens in an aggregate amount not to exceed $90,000; after prior written notice of such payment has been given by the Administrative Borrower to the Administrative Agent and subject to approval of the Bankruptcy Court.

Section 7.09 Compliance with Laws. Borrowers shall not (a) violate any Environmental and Safety Regulation in any manner which could reasonably be expected to have Material Adverse Effect; or (b) use or permit the use of any of the Properties to generate, treat, store, handle, transport or dispose of Hazardous Materials except in compliance in all material respects with all applicable Environmental and Safety Regulations, and which the failure to so comply could reasonably be expected to have a Material Adverse Effect. Upon the occurrence of any Release of Hazardous Materials, Borrowers shall promptly commence and perform, or cause to be promptly commenced and performed, without cost to Lender, all investigations, studies, sampling and testing, and all remedial, removal and other actions reasonably necessary to clean up and remove all Hazardous Materials to comply with the requirements of all applicable Environmental and Safety Regulations.

Section 7.10 Development Expenditures. In connection with the development of the Properties, Borrowers shall not expend any proceeds of the Term Loan for activities not expressly provided for in the Budget or included on an AFE approved in writing by Lender.

Section 7.11 Settlement of Receivables. No Loan Party shall enter into a settlement compromising or otherwise affecting amounts in excess of a face amount of $20,000 owed to such Loan Party or its Subsidiary under any Basic Document pursuant to which such Loan Party or such Subsidiary is the Operator without the Lender's consent, which consent shall not be unreasonably withheld.

Section 7.12 [Intentionally Omitted].

Section 7.13 Compliance with Budget. The Borrowers shall not deviate from the Budget during any 30-day period by more than fifteen percent (15%) of the budgeted disbursements, either on a cumulative basis or with regard to any specific budgeted line item; provided, however, if (i) the Borrowers are not otherwise in default, (ii) the Borrowers have not deviated from the Budget, either on a cumulative basis or with regard to any specific budgeted line item, in any given month, and (iii) the Borrowers' actual expenditures for any specific budgeted line item are less than the budgeted disbursements for such specific line item, the Borrowers may, in the following month, increase the budgeted disbursement for such line item in an amount equal to the amount by which the budgeted disbursement exceeded the actual expenditure.

ARTICLE VIII

Management, Collection And Status Of

Accounts Receivable And Other Collateral

Section 8.01 Collection of Accounts Receivable; Management of Collateral. On or prior to the Initial Advance Effective Date, the Loan Parties open and maintain one or more Loan Accounts. Until the Administrative Agent has advised the Loan Parties to the contrary after the occurrence and during the continuance of an Event of Default, the Loan Parties may and will enforce, collect and receive all amounts owing on the Accounts Receivable of the Loan Parties for the Administrative Agent's benefit and on the Administrative Agent's behalf, but at the Loan Parties' expense; such privilege shall terminate, at the election of the Administrative Agent, upon the occurrence and during the continuance of an Event of Default. All checks, drafts, notes, money orders, acceptances, cash and other evidences of Indebtedness received directly by the Loan Parties from any of their Account Debtors, as proceeds from Accounts Receivable of the Loan Parties, or as proceeds of any other Collateral, shall be held by the Loan Parties in trust for the Administrative Agent and the Lender and upon receipt be deposited by the Loan Parties in original form and no later than the next Business Day after receipt thereof into a Loan Account. No checks, drafts or other instruments received by the Administrative Agent shall constitute final payment to the Administrative Agent unless and until such checks, drafts or instruments have actually been collected.

(a) After the occurrence and during the continuance of an Event of Default, the Administrative Agent may send a notice of assignment and/or notice of the Lender' security interest to any and all Account Debtors or third parties holding or otherwise concerned with any of the Collateral, and thereafter the Administrative Agent shall have the sole right to collect the Accounts Receivable and/or take possession of the Collateral and the books and records relating thereto. The Loan Parties shall not, without prior written consent of the Administrative Agent, grant any extension of time of payment of any Account Receivable, compromise or settle any Account Receivable for less than the full amount thereof, release, in whole or in part, any Person or property liable for the payment thereof, or allow any credit or discount whatsoever thereon.

(b) Each Loan Party hereby appoints the Administrative Agent or its designee on behalf of the Administrative Agent as the Loan Parties' attorney-in-fact with power exercisable during the continuance of an Event of Default to endorse any Loan Party's name upon any notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Accounts Receivable, to sign any Loan Party's name on any invoice or bill of lading relating to any of the Accounts Receivable, drafts against Account Debtors with respect to Accounts Receivable, assignments and verifications of Accounts Receivable and notices to Account Debtors with respect to Accounts Receivable, to send verification of Accounts Receivable, and to notify the Postal Service authorities to change the address for delivery of mail addressed to any Loan Party to such address as the Administrative Agent may designate and to do all other acts and things necessary to carry out this Agreement. All acts of said attorney or designee are hereby ratified and approved, and said attorney or designee shall not be liable for any acts of omission or commission (other than acts of omission or commission constituting gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction), or for any error of judgment or mistake of fact or law; this power being coupled with an interest is irrevocable until all of the Loans and other Obligations under the Loan Documents are paid in full and all of the Loan Documents are terminated.

(c) Nothing herein contained shall be construed to constitute the Administrative Agent as agent of any Loan Party for any purpose whatsoever, and the Administrative Agent shall not be responsible or liable for any shortage, discrepancy, damage, loss or destruction of any part of the Collateral wherever the same may be located and regardless of the cause thereof (other than from acts of omission or commission constituting gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction). The Administrative Agent shall not, under any circumstance or in any event whatsoever, have any liability for any error or omission or delay of any kind occurring in the settlement, collection or payment of any of the Accounts Receivable or any instrument received in payment thereof or for any damage resulting therefrom (other than acts of omission or commission constituting gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction). The Administrative Agent, by anything herein or in any assignment or otherwise, does not assume any of the obligations under any contract or agreement assigned to the Administrative Agent and shall not be responsible in any way for the performance by any Loan Party of any of the terms and conditions thereof.

(d) If any Account Receivable includes a charge for any tax payable to any Governmental Authority, the Administrative Agent is hereby authorized (but in no event obligated) in its discretion to pay the amount thereof to the proper taxing authority for the Loan Parties' account and to charge the Loan Parties therefor. The Loan Parties shall notify the Administrative Agent if any Account Receivable includes any taxes due to any such Governmental Authority and, in the absence of such notice, the Administrative Agent shall have the right to retain the full proceeds of such Account Receivable and shall not be liable for any taxes that may be due by reason of the sale and delivery creating such Account Receivable.

(e) Notwithstanding any other terms set forth in the Loan Documents, the rights and remedies of the Administrative Agent and the Lenders herein provided, and the obligations of the Loan Parties set forth herein, are cumulative of, may be exercised singly or concurrently with, and are not exclusive of, any other rights, remedies or obligations set forth in any other Loan Document or as provided by law.

Section 8.02 Accounts Receivable Documentation. The Loan Parties will at such intervals as the Administrative Agent may require, execute and deliver confirmatory written assignments of the Accounts Receivable to the Administrative Agent and furnish such further schedules and/or information as the Administrative Agent may require relating to the Accounts Receivable, including, without limitation, sales invoices or the equivalent, credit memos issued, remittance advices, reports and copies of deposit slips and copies of original shipping or delivery receipts for all merchandise sold. In addition, the Loan Parties shall notify the Administrative Agent of any non-compliance in respect of the representations, warranties and covenants contained in Section 8.03. The items to be provided under this Section 8.02 are to be in form reasonably satisfactory to the Administrative Agent and are to be executed and delivered to the Administrative Agent from time to time solely for their convenience in maintaining records of the Collateral. The Loan Parties' failure to give any of such items to the Administrative Agent shall not affect, terminate, modify or otherwise limit the Administrative Agent's Lien on the

Collateral. The Loan Parties shall not re-date any invoice or sale or make sales on extended dating beyond that customary in the Loan Parties' industry, and shall not re-bill any Accounts Receivable without promptly disclosing the same to the Administrative Agent and providing the Administrative Agent with a copy of such re-billing, identifying the same as such. If the Loan Parties become aware of anything materially detrimental to any of the Loan Parties' customers' credit, the Loan Parties will promptly advise the Administrative Agent thereof.

Section 8.03 Status of Accounts Receivable and Other Collateral. With respect to Collateral of any Loan Party at the time the Collateral becomes subject to the Administrative Agent's Lien, each Loan Party covenants, represents and warrants: (a) such Loan Party shall be the sole owner, free and clear of all Liens (except for the Liens granted in the favor of the Administrative Agent for the benefit of the Lender and Permitted Encumbrances), and shall be fully authorized to sell, transfer, pledge and/or grant a security interest in each and every item of said Collateral; (b) each Account Receivable shall be a good and valid account representing an undisputed bona fide indebtedness incurred or an amount indisputably owed by the Account Debtor therein named, for a fixed sum as set forth in the invoice relating thereto with respect to an absolute sale and delivery upon the specified terms of goods sold or services rendered by such Loan Party; (c) no Account Receivable shall be subject to any defense, offset, counterclaim, discount or allowance except as may be stated in the invoice relating thereto, discounts and allowances as may be customary in such Loan Party's business and as otherwise disclosed to the Administrative Agent, and each Account Receivable will be paid when due; (d) none of the transactions underlying or giving rise to any Account Receivable shall violate any applicable state or federal laws or regulations, and all documents relating thereto shall be legally sufficient under such laws or regulations and shall be legally enforceable in accordance with their terms; (e) no agreement under which any deduction or offset of any kind, other than normal trade discounts, may be granted or shall have been made by such Loan Party at or before the time such Account Receivable is created; (f) all agreements, instruments and other documents relating to any Account Receivable shall be true and correct and in all material respects what they purport to be; (g) all signatures and endorsements that appear on all material agreements, instruments and other documents relating to any Account Receivable shall be genuine and all signatories and endorsers shall have full capacity to contract; (h) such Loan Party shall maintain books and records pertaining to said Collateral in such detail, form and scope as the Administrative Agent shall reasonably require; (i) such Loan Party shall immediately notify the Administrative Agent if any Account Receivable arises out of contracts with any Governmental Authority, and will execute any instruments and take any steps required by the Administrative Agent in order that all monies due or to become due under any such contract shall be assigned to the Administrative Agent and notice thereof given to such Governmental Authority under the Federal Assignment of Claims Act or any similar state or local law; (j) such Loan Party will, immediately upon learning thereof, report to the Administrative Agent any material loss or destruction of, or substantial damage to, any of the Collateral, and any other matters affecting the value, enforceability or collectibility of any of the Collateral; (k) if any amount payable under or in connection with any Account Receivable is evidenced by a promissory note or other instrument, such promissory note or instrument shall be immediately pledged, endorsed, assigned and delivered to the Administrative Agent for the benefit of the Lender as additional Collateral; (l) such Loan Party shall not re-date any invoice or sale or make sales on extended dating beyond that which is customary in the ordinary course of its business and in the industry; (m) such Loan Party shall conduct a physical count of its Inventory at such intervals as the Administrative Agent may request and such Loan Party shall promptly supply the Administrative Agent with a copy of such count accompanied by a report of the value (based on the lower of cost (on a first in first out basis) and market value) of such Inventory; and (n) such Loan Party is not and shall not be entitled to pledge the Administrative Agent's or any Lender's credit on any purchases or for any purpose whatsoever.

ARTICLE IX

Events Of Default

Section 9.01 Events of Default. If any of the following events ("Events of Default") shall occur:

(a) the Borrowers shall fail to pay any principal of any Loan or any Administrative Agent Advance when and as the same shall become due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise);

(b) the Borrowers shall fail to pay any interest on any Loan or any Administrative Agent Advance or any Loan Party shall fail to pay any fee or any other Obligation (other than an amount referred to in clause (a) of this Article) payable under this Agreement;

(c) any representation or warranty made or deemed made by or on behalf of any Loan Party thereof in or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with any Loan Document or any amendment or modification thereof or waiver thereunder, shall have been incorrect or misleading in any material respect when made or deemed made;

(d) any Loan Party shall fail to observe or perform or shall violate (i) any covenant, condition or agreement contained in Article VI, Article VII, or Article VIII or (ii) any covenant, condition or agreement contained in any Bankruptcy Court Order;

(e) any Loan Party shall fail to observe or perform or shall violate any covenant, condition or agreement contained in any Loan Document (other than those specified in clause (a), (b) or (d) of this Article), and such failure or violation, if capable of being remedied, shall remain unremedied for a period of 10 days after the earlier of the date (i) notice thereof shall have been given by the Administrative Agent to such Loan Party (which notice will be given at the request of the Lender) or (ii) any senior officer of such Loan Party becomes aware of the same;

(f) an order with respect to any Chapter 11 Cases shall be entered by the Bankruptcy Court appointing, or any Loan Party shall file an application for an order with respect to any Chapter 11 Case seeking the appointment of, in either case without consent of the Administrative Agent and the Lender (i) a trustee under Section 1104, or (ii) an examiner with enlarged powers relating to the operation of the business (powers beyond those set forth in Section 1106(a)(3) and (4) of the Bankruptcy Code) under Section 1106(b) of the Bankruptcy Code;

(g) an order with respect to any of the Chapter 11 Cases shall be entered by the Bankruptcy Court converting such Chapter 11 Case to a Chapter 7 case;

(h) an order shall be entered by the Bankruptcy Court confirming a plan of reorganization in any of the Chapter 11 Cases which does not (i) contain a provision for payment in full in cash of all Obligations of the Borrowers and the other Loan Parties hereunder and under the other Loan Documents on or before the effective date of such plan or plans upon entry thereof and (ii) provide for the continuation of the Liens and security interests granted to the Administrative Agent for the benefit of the Administrative Agent and the Lender and the priorities thereof until the earlier of (A) such plan effective date, and (B) the date the Obligations are paid in full in cash;

(i) an order shall be entered by the Bankruptcy Court dismissing any of the Chapter 11 Cases which does not contain a provision for payment in full in cash of all Obligations of the Borrowers and the other Loan Parties hereunder and under the other Loan Documents upon entry thereof;

(j) an order with respect to any of the Chapter 11 Cases shall be entered by the Bankruptcy Court without the express prior written consent of the Administrative Agent and the Lender, (i) to revoke, reverse, stay, modify, supplement or amend any of the Bankruptcy Court Orders, (ii) to permit any administrative expense or any claim (now existing or hereafter arising, of any kind or nature whatsoever) to have administrative priority as to any Debtor equal or superior to the priority of the Administrative Agent and the Lender in respect of the Obligations, except for Carve-Out Expenses, or (iii) to grant or permit the grant of a Lien on the Collateral which does not (i) contain a provision for payment in full in cash of all Obligations of the Borrowers and the other Loan Parties hereunder and under the other Loan Documents on or before the date such Lien becomes effective and (ii) provide for the continuation of the Liens and security interests granted to the Administrative Agent for the benefit of the Administrative Agent and the Lender and the priorities thereof until the Obligations are paid in full in cash;

(k) an order shall be entered by any court authorizing the rejection or assumption of any Basic Documents (that was not consented to by Lender) under section 365(a) of the Bankruptcy Code;

(l) an application for any of the orders described in clauses (f) through (k) above shall be made by a Person other than a Loan Party and such application is not contested by the Debtors in good faith or the relief requested by such Person is granted in an order that is not stayed pending appeal;

(m) an order shall be entered by any court that is not stayed pending appeal granting relief from the automatic stay to any creditor of any Loan Party with respect to any claim in an amount equal to or exceeding $50,000 in the aggregate;

(n) the Final Bankruptcy Court Order shall not have been entered by the Bankruptcy Court on or before May 4, 2007;

(o) (i) any Loan Party shall attempt to invalidate, reduce or otherwise impair the Liens or security interests of the Administrative Agent and the Lender, claims or rights against such Person or to subject any Collateral to assessment pursuant to Section 506(c) of the Bankruptcy Code, (ii) any Lien or security interest created by this Agreement, any Loan Document or any Bankruptcy Court Order shall, for any reason, fail or cease to create a valid and perfected Lien in the Requisite Priority in favor of the Administrative Agent for the benefit of the Administrative Agent and the Lender on any Collateral purported to be covered thereby, or (iii) any action is commenced by any Loan Party which contests the validity, perfection or enforceability of any of the Liens and security interests of the Administrative Agent and the Lender created by this Agreement or the Bankruptcy Court Orders;

(p) the determination of any Loan Party, whether by vote of such Person's board of directors or otherwise, to suspend the operation of such Person's business in the ordinary course, liquidate all or substantially all of such Person's assets, or employ an agent or other third party to conduct any sales of all or substantially all of such Person's assets, or the filing of a motion or other application by a Loan Party in the Chapter 11 Cases, seeking authority to do any of the foregoing, or the filing of a motion or other application by a Person other than a Loan Party, seeking authority to do any of the foregoing, and such motion or application is not contested by the Loan Parties in good faith or the relief requested by such Person is granted in an order that is not stayed pending appeal;

(q) any provision of any Loan Document shall at any time for any reason (other than pursuant to the express terms thereof) cease to be valid and binding on or enforceable against any Loan Party intended to be a party thereto, or the validity or enforceability thereof shall be contested by any party thereto, or a proceeding shall be commenced by any Loan Party or any Governmental Authority having jurisdiction over any of them, seeking to establish the invalidity or unenforceability thereof, or any Loan Party shall deny in writing that it has any liability or obligation purported to be created under any Loan Document;

(r) the Bankruptcy Court Orders after delivery thereof pursuant hereto, shall for any reason fail or cease to create a valid and perfected Lien having the Requisite Priority, in favor of the Administrative Agent for the benefit of the Administrative Agent and the Lender on any Collateral;

(s) the Borrowers shall fail to deliver to the Administrative Agent and each Lender a Budget which is in form and substance reasonably satisfactory to the Administrative Agent;

(t) the Borrowers shall have deviated from the Budget during any 30-day period by more than fifteen percent (15%) of the budgeted disbursements, either on a cumulative basis or with regard to any specific budgeted line item; provided, however, if (i) the Borrowers are not otherwise in default, (ii) the Borrowers have not deviated from the Budget, either on a cumulative basis or with regard to any specific budgeted line item, in any given month, and (iii) the Borrowers' actual expenditures for any specific budgeted line item are less than the budgeted disbursements for such specific line item, the Borrowers may, in the following month, increase the budgeted disbursement for such line item in an amount equal to the amount by which the budgeted disbursement exceeded the actual expenditure.

(u) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Parent or any of its Subsidiaries (other than the Debtors) of its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Parent or any of its Subsidiaries (other than the Debtors) of or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 30 days or an order or decree approving or ordering any of the foregoing shall be entered;

(v) the Parent or any of its Subsidiaries (other than the Debtors) shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in subsection (i) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Parent or any of its Subsidiaries (other than the Debtors) or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

(w) the Parent or any of its Subsidiaries (other than the Debtors) shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(x) one or more judgments for the payment of money in an aggregate amount exceeding any insurance (to the extent covered by insurance and the insurer has not denied coverage) by $50,000 (or the equivalent thereof in foreign currency) shall be rendered against any Loan Party and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of such Loan Party to enforce any such judgment;

(y) an ERISA Event shall have occurred that, in the opinion of the Administrative Agent, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

(z) the aggregate amount of Permitted Priority Liens shall have exceeded $90,000 during the Final Period;

(aa) the Borrowers shall have failed to obtain or file any notices, permits, licenses or similar authorizations required to be obtained or filed in connection with the operation or use of any and all Property of Borrowers and each of its Affiliates, including without limitation past or present treatment, storage, disposal or release of a Hazardous Materials or solid waste into the environment, have been duly obtained or filed, and Borrowers and each such Affiliate are in compliance with the terms and conditions of all such notices, permits, licenses and similar authorizations which the failure to obtain, file or comply with could reasonably be expected to have a Material Adverse Effect;

(bb) upon the occurrence of any material violation by Borrowers or Operator at the Properties of any applicable Governmental Regulation, including, without limitation, any Environmental Law; or

(cc) Borrowers or Operator fails to comply with any Governmental Regulation pertaining in any way to Borrowers, the Properties, the Hydrocarbons or any of the other Collateral and such failure could, in Lender's judgment, reasonably be expected to have a Material Adverse Effect; or

(dd) Borrowers defaults in the performance of its obligations under any performance bonds beyond the applicable grace period; or

(ee) the Administrative Agent or the Lender determine that an event or development has occurred that could reasonably be expected to have a Material Adverse Effect;

then, and in every such event, including any Bankruptcy Event (other than an event described in clause (u) or (v) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Lender shall, by notice to the Administrative Borrower, take any or all of the following actions, at the same or different times: (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Loan Parties accrued hereunder, shall become due and payable immediately, without further order of, or application to, the Bankruptcy Court, presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Loan Parties; provided that in case of any event described in clause (u) or (v) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Loan Parties accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Loan Parties.

Upon the occurrence of any Bankruptcy Event, and at any time thereafter during the continuance of such Bankruptcy Event, the Administrative Agent may, and at the request of the Lender shall, by notice to the Administrative Borrower, take any or all of the following actions, at the same or different times: (i) foreclose on the Borrowers' interests in the Properties; and (ii) direct the Borrowers to promptly seek to commence a sale of the Collateral under section 363 of the Bankruptcy Code pursuant to the schedule determined by the Lender, provided, that Lender shall be permitted to credit bid in any auction for the sale of the Borrowers' assets (whether in the context of the occurrence of a Bankruptcy Event or not), provided further, that the Borrowers shall reasonably consult with the Lender regarding the assumption or rejection under section 365 of the Bankruptcy Code of executory contracts in connection with such sale. Notwithstanding the foregoing sentence, upon the occurrence of and during the continuance of any Bankruptcy Event (excluding a Bankruptcy Event resulting from the occurrence of an MAE), the Lender may take the actions described in clauses (i) and (ii) above, together with any and all other actions and rights under applicable law, which in the case of a foreclosure shall be completed no sooner than, and in the case of sale closed on or before, the earlier of: (x) the Final Maturity Date, and (y) 75 days from the notice of occurrence of such Bankruptcy Event (the "75 Day Period"). In the event of a Bankruptcy Event resulting from the occurrence of an MAE, the Lender may take the actions described in clauses (i) and (ii) above, together with any and all other actions and rights under applicable law, which in the case of a foreclosure shall be completed no sooner than, and in the case of sale closed on or before, the earlier of: (x) the Final Maturity Date, and (y) 120 days from the notice of occurrence of such Bankruptcy Event (the "120 Day Period," and together with the 75 Day Period, the "Default Periods").

ARTICLE X

The Administrative Agent

Section 10.01 Appointment. The Lender hereby irrevocably designates and appoints Kings Road Holdings II LLC ("Kings Road") as the Administrative Agent under this Agreement and the other Loan Documents, and the Lender irrevocably authorizes Kings Road as the Administrative Agent for the Lender, to take such action on its behalf under the provisions of this Agreement and the other Loan Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and the other Loan Documents, together with such other powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary elsewhere in this Agreement or any other Loan Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, or any fiduciary relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or otherwise exist against the Administrative Agent.

Section 10.02 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement and the other Loan Documents by or through agents or attorneys-in-fact and shall be entitled to advice of counsel concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agents or attorneys-in-fact selected by it with reasonable care.

Section 10.03 Exculpatory Provisions. Neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates shall be (i) liable for any action lawfully taken or omitted to be taken by it or such Person under or in connection with this Agreement or any other Loan Document (except for its or such Person's own gross negligence or willful misconduct) or (ii) responsible in any manner to the Lender for any recitals, statements, representations or warranties made by any Loan Party, any Subsidiary thereof or any officer thereof contained in this Agreement, in any other Loan Document or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document or for the value, validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or for any failure of any Loan Party or any Subsidiary thereof to perform any of its obligations hereunder or thereunder. The Administrative Agent shall not be under any obligation to any Lender to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or the other Loan Documents, or to inspect the properties, books or records of any Loan Party or any Subsidiary thereof.

Section 10.04 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telegram, telecopy, telex or teletype message, statement, order or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons and upon advice and statements of legal counsel (including, without limitation, counsel to any Loan Party or any Subsidiary thereof), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat the Lender specified in the Register with respect to any amount owing hereunder as the owner thereof for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been filed with the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under this Agreement or any other Loan Document unless it shall first receive such advice or concurrence of the Lender as it reasonably deems appropriate and it shall first be indemnified to its reasonable satisfaction by the Lender against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement and the other Loan Documents in accordance with a request of the Lender, and such request and any action taken or failure to act pursuant thereto shall be binding upon the Lender and all future holders of the obligations owing by any Loan Party or any Subsidiary thereof.

Section 10.05 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default hereunder unless the Administrative Agent has received notice from the Lender or the Borrowers referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." In the event that the Administrative Agent receives such a notice, the Administrative Agent shall give notice thereof to the Lender. The Administrative Agent shall take such action with respect to such Default or Event of Default as shall be reasonably directed by the Lender; provided that unless and until the Administrative Agent shall have received such directions, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable in the best interests of the Lender.

Section 10.06 Non-Reliance on Administrative Agent. The Lender expressly acknowledges that neither the Administrative Agent nor any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates has made any representations or warranties to it and that no act by the Administrative Agent hereinafter taken, including any review of the affairs of any Loan Party or any Subsidiary thereof, shall be deemed to constitute any representation or warranty by the Administrative Agent to the Lender. The Lender represents to the Administrative Agent that it has, independently and without reliance upon the Administrative Agent, and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their Subsidiaries and made its own decision to make its Loans hereunder and enter into this Agreement. The Lender also represents that it will, independently and without reliance upon the Administrative Agent, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and other Loan Documents, and to make such investigation as it deems necessary to inform itself as to the business, operations, property, financial and other condition and creditworthiness of the Loan Parties and their Subsidiaries. Except for notices, reports and other documents expressly required to be furnished to the Lender by the Administrative Agent hereunder, the Administrative Agent shall not have any duty or responsibility to provide the Lender with any credit or other information concerning the business, operations, property, condition (financial or otherwise), prospects or creditworthiness of the Loan Parties or their Subsidiaries which may come into the possession of the Administrative Agent or any of its officers, directors, employees, agents, attorneys-in-fact or Affiliates.

Section 10.07 Indemnification. The Lender agrees to indemnify the Administrative Agent in its capacity as such (to the extent not reimbursed by the Loan Parties and without limiting the obligation of the Loan Parties to do so), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind whatsoever which may at any time (including, without limitation, at any time following the payment of the Loans and all other amounts owing hereunder) be imposed on, incurred by or asserted against the Administrative Agent in any way relating to or arising out of this Agreement, any other Loan Document or any other documents contemplated by or referred to herein or the transactions contemplated hereby or any action taken or omitted by the Administrative Agent under or in connection with any of the foregoing; provided the Lender shall not be liable for the payment of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Administrative Agent's gross negligence or willful misconduct. The agreements in this subsection shall survive the payment of the Loans and all other amounts payable hereunder.

Section 10.08 Administrative Agent in Its Individual Capacity. The Administrative Agent and its Affiliates may make loans to, accept deposits from and generally engage in any kind of business with the Loan Parties and their Subsidiaries as though the Administrative Agent were not the Administrative Agent hereunder. With respect to its Loans made or renewed by it, the Administrative Agent shall have the same rights and powers under this Agreement as any Lender and may exercise the same as though it were not the Administrative Agent, and the term "Lender" shall include the Administrative Agent in its individual capacity.

Section 10.09 Collateral Matters. The Administrative Agent may from time to time make such disbursements and advances ("Administrative Agent Advances") which the Administrative Agent, in its sole discretion, deems necessary or desirable to preserve, protect, prepare for sale or lease or dispose of the Collateral or any portion thereof, to enhance the likelihood or maximize the amount of repayment by the Borrowers of the Loans and other Obligations or to pay any other amount chargeable to the Borrowers pursuant to the terms of this Agreement, including, without limitation, costs, fees and expenses as described in Section 13.03. The Administrative Agent Advances shall be repayable on demand and be secured by the Collateral. The Administrative Agent Advances shall constitute Obligations hereunder which may be charged to the Loan as provided in this Agreement. The Administrative Agent shall notify the Lender and the Administrative Borrower in writing of each such Administrative Agent Advance, which notice shall include a description of the purpose of such Administrative Agent Advance. Without limitation to its obligations pursuant to Section 10.07, the Lender agrees that it shall make available to the Administrative Agent, upon the Administrative Agent's demand, in Dollars in immediately available funds, the amount equal to such Administrative Agent Advance. If such funds are not made available to the Administrative Agent by the Lender, the Administrative Agent shall be entitled to recover such funds on demand from the Lender, together with interest thereon for each day from the date such payment was due until the date such amount is paid to the Administrative Agent, at the Federal Funds Rate for three Business Days and thereafter at the Reference Rate.

(a) The Lender hereby irrevocably authorizes the Administrative Agent, at its option and in its discretion, to release any Lien granted to or held by the Administrative Agent upon any Collateral upon termination of the Total Commitment and payment and satisfaction of all Loans and all other Obligations in accordance with the terms hereof; or constituting property being sold or disposed of in compliance with the terms of this Agreement and the other Loan Documents; or constituting property in which the Loan Parties owned no interest at the time the Lien was granted or at any time thereafter; or if approved, authorized or ratified in writing by the Lender. Upon request by the Administrative Agent at any time, the Lender will confirm in writing the Administrative Agent's authority to release particular types or items of Collateral pursuant to this Section 10.09(a).

(b) Without in any manner limiting the Administrative Agent's authority to act without any specific or further authorization or consent by the Lender (as set forth in Section 10.09(a)), the Lender agrees to confirm in writing, upon request by the Administrative Agent, the authority to release Collateral conferred upon the Administrative Agent under Section 10.09(a). Upon receipt by the Administrative Agent of confirmation from the Lender of its authority to release any particular item or types of Collateral, and upon prior written request by any Loan Party, the Administrative Agent shall (and is hereby irrevocably authorized by the Lenders to) execute such documents as may be necessary to evidence the release of the Liens granted to the Administrative Agent for the benefit of the Lender upon such Collateral; provided, however, that (i) the Administrative Agent shall not be required to execute any such document on terms which, in the Administrative Agent's opinion, would expose the Administrative Agent to liability or create any obligations or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Lien upon (or obligations of any Loan Party in respect of) all interests in the Collateral retained by any Loan Party.

(c) The Administrative Agent shall have no obligation whatsoever to the Lender to assure that the Collateral exists or is owned by the Loan Parties or is cared for, protected or insured or has been encumbered or that the Lien granted to the Administrative Agent pursuant to this Agreement or any other Loan Document has been properly or sufficiently or lawfully created, perfected, protected or enforced or is entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising, any of the rights, authorities and powers granted or available to the Administrative Agent in this Section 10.09 or in any other Loan Document, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Administrative Agent may act in any manner it may deem appropriate, in its sole discretion, given the Administrative Agent's own interest in the Collateral as the Lender and that the Administrative Agent shall have no duty or liability whatsoever to any other Lender, except as otherwise provided herein.

Section 10.10 Agency for Perfection. The Lender hereby appoints the Administrative Agent as agent and bailee for the purpose of perfecting the security interests in and liens upon the Collateral in assets which, in accordance with Article 9 of the Uniform Commercial Code, can be perfected only by possession or control (or where the security interest of a secured party with possession or control has priority over the security interest of another secured party) and the Administrative Agent and the Lender hereby acknowledges that it holds possession of or otherwise controls any such Collateral for the benefit of the Administrative Agent and the Lender as secured party. Should the Lender obtain possession or control of any such Collateral, the Lender shall notify the Administrative Agent thereof, and, promptly upon the Administrative Agent's request therefor shall deliver such Collateral to the Administrative Agent or in accordance with the Administrative Agent's instructions. In addition, the Administrative Agent shall also have the power and authority hereunder to appoint such other sub-agents as may be necessary or required under applicable state law or otherwise to perform its duties and enforce its rights with respect to the Collateral and under the Loan Documents.

ARTICLE XI

[Intentionally Omitted]

Section 11.01 [Intentionally Omitted]. [Intentionally Omitted]. [Intentionally Omitted]. [Intentionally Omitted]. [Intentionally Omitted]. [Intentionally Omitted]. [Intentionally Omitted].

ARTICLE XII

Further Rights Of Lender

Section 12.01 Possession. Upon the occurrence and during the continuation of an Event of Default, the Lender may (a) enter Borrowers' premises at any time, and (b) until it completes the enforcement of its rights in the Equipment or other Collateral subject to its security interest or Lien under the Security Documents and the sale or other disposition of any property subject to those documents, take possession of those premises without charge, rent or payment, or place custodians in control of any of the premises, remain on and use the premises and any of Borrowers' Equipment and other Collateral for the purpose of completing any work in progress, preparing any Collateral for disposition or collecting any Collateral.

Section 12.02 Indemnification from Borrower. BORROWERS SHALL, TO THE FULL EXTENT PERMITTED BY APPLICABLE LAW, DEFEND, RELEASE AND INDEMNIFY LENDER AND ITS OFFICERS, DIRECTORS, EMPLOYEES AND AUTHORIZED AGENTS (COLLECTIVELY, THE "INDEMNIFIED PARTY OR PARTIES") AND HOLD EACH OF THEM HARMLESS FROM AND AGAINST ANY AND ALL INJURIES, CLAIMS, DAMAGES, JUDGMENTS, LIABILITIES, COSTS AND EXPENSES (INCLUDING, WITHOUT LIMITATION, FEES AND DISBURSEMENTS OF COUNSEL), CHARGES AND ENCUMBRANCES WHICH MAY BE INCURRED BY OR ASSERTED AGAINST ANY OF THE INDEMNIFIED PARTIES IN CONNECTION WITH OR ARISING OUT OF ANY ASSERTION, DECLARATION OR DEFENSE OF LENDER'S RIGHTS OR SECURITY INTERESTS UNDER THE PROVISIONS OF THIS AGREEMENT, ANY SECURITY DOCUMENT OR ANY OTHER LOAN DOCUMENT OR IN CONNECTION WITH:

(i) THE ACQUISITION OR OPERATION OF THE COLLATERAL;

(ii) THE REALIZATION, REPOSSESSION, SAFEGUARDING, INSURING OR OTHER PROTECTION OF THE COLLATERAL WHILE AN EVENT OF DEFAULT IS CONTINUING;

(iii) THE COLLECTING, PERFECTING OR PROTECTING OF LENDER'S LIENS AND SECURITY INTERESTS UNDER THIS AGREEMENT AND THE OTHER SECURITY DOCUMENTS; AND

(iv) ANY INVESTIGATION, LITIGATION, OR PROCEEDING RELATED TO ANY PRESENT OR FUTURE ACQUISITION OR PROPOSED ACQUISITION BY BORROWERS. BORROWERS WAIVE, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ALL RIGHTS IT MIGHT HAVE IN CONNECTION WITH ANY SUIT OR ACTION AGAINST LENDER TO CLAIM SPECIAL, INDIRECT, CONSEQUENTIAL OR PUNITIVE DAMAGES TO IT, ITS BUSINESS OR ITS PROSPECTS. BORROWERS HAS CONSULTED WITH ITS COUNSEL WITH RESPECT TO THE PROVISIONS OF THIS SECTION 12.02 AND UNDERSTANDS THAT IT IS TO BE INTERPRETED BROADLY AGAINST BORROWER.

(b) BORROWERS SHALL, TO THE FULL EXTENT PERMITTED BY APPLICABLE LAW, DEFEND, RELEASE AND INDEMNIFY THE INDEMNIFIED PARTIES, AGAINST, AND HOLD EACH INDEMNIFIED PARTY HARMLESS FROM, ANY AND ALL LOSSES, CLAIMS, DAMAGES, LIABILITIES AND RELATED EXPENSES, INCLUDING THE FEES, CHARGES AND DISBURSEMENTS OF ANY COUNSEL FOR ANY INDEMNIFIED PARTY, INCURRED BY OR ASSERTED AGAINST ANY INDEMNIFIED PARTY ARISING OUT OF, IN CONNECTION WITH, OR AS A RESULT OF (i) THE EXECUTION OR DELIVERY OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ANY AGREEMENT OR INSTRUMENT CONTEMPLATED HEREBY OR THEREBY, THE PERFORMANCE BY THE PARTIES HERETO OR THE PARTIES TO ANY OTHER LOAN DOCUMENT OF THEIR RESPECTIVE OBLIGATIONS HEREUNDER OR THEREUNDER OR THE CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED HEREBY OR BY ANY OTHER LOAN DOCUMENT, (ii) THE FAILURE OF BORROWERS OR ANY OTHER PERSON TO COMPLY WITH THE TERMS OF ANY LOAN DOCUMENT, INCLUDING THIS AGREEMENT, OR WITH ANY GOVERNMENTAL REQUIREMENT, (iii) ANY INACCURACY OF ANY REPRESENTATION OR ANY BREACH OF ANY WARRANTY OR COVENANT OF BORROWER SET FORTH IN ANY OF THE LOAN DOCUMENTS OR ANY INSTRUMENTS, DOCUMENTS OR CERTIFICATIONS DELIVERED IN CONNECTION THEREWITH, (iv) ANY LOAN OR ADVANCE OR THE USE OF THE PROCEEDS THEREFROM, (v) THE OPERATIONS OF THE BUSINESS OF BORROWER AND ITS AFFILIATES BY BORROWERS AND ITS AFFILIATES, (vi) ANY ASSERTION THAT LENDER WAS NOT ENTITLED TO RECEIVE THE PROCEEDS

RECEIVED PURSUANT TO THE SECURITY INSTRUMENTS (AFTER GIVING EFFECT TO THE PERMITTED ENCUMBRANCES), (vii) ANY ENVIRONMENTAL LAW APPLICABLE TO BORROWER OR ANY AFFILIATE OR ANY OF THEIR PROPERTIES, INCLUDING WITHOUT LIMITATION, THE PRESENCE, GENERATION, STORAGE, RELEASE, THREATENED RELEASE, USE, TRANSPORT, DISPOSAL, ARRANGEMENT OF DISPOSAL OR TREATMENT OF OIL, OIL AND GAS WASTES, SOLID WASTES OR HAZARDOUS SUBSTANCES ON ANY OF THEIR PROPERTIES, (viii) THE BREACH OR NON-COMPLIANCE BY BORROWERS OR ANY AFFILIATE WITH ANY ENVIRONMENTAL LAW APPLICABLE TO BORROWER OR ANY AFFILIATE, (ix) THE PAST OWNERSHIP BY BORROWER OR ANY AFFILIATE OF ANY OF THEIR PROPERTIES OR PAST ACTIVITY ON ANY OF THEIR PROPERTIES WHICH, THOUGH LAWFUL AND FULLY PERMISSIBLE AT THE TIME, COULD RESULT IN PRESENT LIABILITY, (x) THE PRESENCE, USE, RELEASE, STORAGE, TREATMENT, DISPOSAL, GENERATION, THREATENED RELEASE, TRANSPORT, ARRANGEMENT FOR TRANSPORT OR ARRANGEMENT FOR DISPOSAL OF OIL, OIL AND GAS WASTES, SOLID WASTES OR HAZARDOUS SUBSTANCES ON OR AT ANY OF THE PROPERTIES OWNED OR OPERATED BY BORROWER OR ANY AFFILIATE OR ANY ACTUAL OR ALLEGED PRESENCE OR RELEASE OF HAZARDOUS MATERIALS ON OR FROM ANY PROPERTY OWNED OR OPERATED BY BORROWERS OR ANY OF ITS AFFILIATES, (xi) ANY ENVIRONMENTAL LIABILITY RELATED IN ANY WAY TO BORROWERS OR ANY OF ITS AFFILIATES, OR (xii) ANY OTHER ENVIRONMENTAL, HEALTH OR SAFETY CONDITION IN CONNECTION WITH THE LOAN DOCUMENTS, OR (xiii) ANY ACTUAL OR PROSPECTIVE CLAIM, LITIGATION, INVESTIGATION OR PROCEEDING RELATING TO ANY OF THE FOREGOING, WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY AND REGARDLESS OF WHETHER ANY INDEMNIFIED PARTY IS A PARTY THERETO, AND SUCH INDEMNITY SHALL EXPRESSLY EXTEND TO EACH INDEMNIFIED PARTY NOTWITHSTANDING THE SOLE OR CONCURRENT NEGLIGENCE OF EVERY KIND OR CHARACTER WHATSOEVER, WHETHER ACTIVE OR PASSIVE, WHETHER AN AFFIRMATIVE ACT OR AN OMISSION, INCLUDING WITHOUT LIMITATION, ALL TYPES OF NEGLIGENT CONDUCT IDENTIFIED IN THE RESTATEMENT (SECOND) OF TORTS, AS AMENDED, OF ONE OR MORE OF THE INDEMNIFIED PARTIES OR BY REASON OF STRICT LIABILITY IMPOSED WITHOUT FAULT ON ANY ONE OR MORE OF THE INDEMNIFIED PARTIES; PROVIDED THAT SUCH INDEMNITY SHALL NOT, AS TO ANY INDEMNIFIED PARTY, BE AVAILABLE TO THE EXTENT THAT SUCH LOSSES, CLAIMS, DAMAGES, LIABILITIES OR RELATED EXPENSES ARE DETERMINED BY A COURT OF COMPETENT JURISDICTION BY FINAL AND NONAPPEALABLE JUDGMENT TO HAVE RESULTED FROM THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNIFIED PARTY.

(c) All amounts due under this Section 12.02 shall be payable not later than ten (10) days after written demand therefor.

Section 12.03 Removal and Appointment of Operator. Lender will, in its reasonable discretion, have the right to approve or disapprove any action taken by Borrowers to appoint, remove or replace the Operator of any of the Properties.

ARTICLE XIII

Miscellaneous

Section 13.01 Notices. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(a) if to a Borrower, to them at:

Cygnus Oil and Gas Corporation
Cygnus Texas Properties, Inc.,
Cygnus Oklahoma, LLC,
Cygnus New Zealand, Inc.,
Cygnus Louisiana, Inc.,
Cygnus Mississippi, LLC,
Cygnus Oklahoma Operating, LLC,
Cygnus Operator, Inc.,
333 Clay Street, Suite 3900
Houston, TX 77002
Attention: Chief Financial Officer
Telephone: (713) 784-1113
Telecopier: (713) 785-8530

with copies to:

Bracewell & Giuliani LLP
711 Louisiana Street, Suite 2300
Houston, TX 77002
Attention: Henry Kaim, Esq.
Telephone: (713) 221-1204
Telecopier: (713) 437-5368

H. Malcolm Lovett, Jr.
Strategic Capital Corporation
520 Post Oak Boulevard, Suite 320
Houston, TX 77027
Telecopier: (713) 418-7145

(b) if to Kings Road Holdings II LLC, to it at:

598 Madison Avenue
14th Floor
New York, New York 10022
Attention: Erik Caspersen
Telephone: (212) 395-7331
Telecopier:(212) 395-7303

with a copy to:

Schulte Roth & Zabel LLP
919 Third Avenue
New York, New York 10022
Attention: Jeffery S. Sabin, Esq.
Telephone: (212) 756-2000
Telecopier: (212) 593-5955; and

(c) if to any other Lender, to it at its address (or telecopy number) set forth in a written notice by the Lender to the Administrative Agent and the Administrative Borrower.

Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the (i) date of receipt if delivered by hand, (ii) the date five (5) days after posting if transmitted by regular mail or on the Business Day after having been sent if transmitted by overnight mail with a reputable courier or (iii) the date of transmission if transmitted by facsimile and receipt is confirmed.

Nothing in this Agreement or in any other Loan Document shall be construed to limit or affect the obligation of the Borrowers or any other Person to serve upon the Administrative Agent and the Lender in the manner prescribed by the Bankruptcy Code any pleading or notice required to be given to the Administrative Agent and the Lender pursuant to the Bankruptcy Code.

Section 13.02 Waivers; Amendments. No failure or delay by the Administrative Agent or the Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lender hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Borrowers therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default at the time.

(b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Loan Parties and the Lender or by the Loan Parties and the Administrative Agent with the consent of the Lender; provided that no such agreement or agreements shall (i) increase the Commitment of the Lender or subject the Lender to any additional lending obligation, without in each case the written consent of the Lender, (ii) reduce the principal amount of any Loan or reduce the rate of interest thereon (other than the applicability of Section 2.08(b) with respect to a waived Event of Default), or reduce any fees payable hereunder, without the written consent of the Lender affected thereby, (iii) postpone the scheduled date of payment of the principal amount of any Loan, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change any of the provisions of this Section, (v) release all or a substantial part of the Collateral, without the written consent of the Lender, or (vi) modify, waive, release or subordinate the superpriority claim status of the Obligations (except as permitted in this Agreement and the Loan Documents) without the written consent of the Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder without the prior written consent of the Administrative Agent.

Section 13.03 Expenses; Indemnity; Damage Waiver. Whether or not any Loan is made hereunder or the Transactions contemplated hereby are consummated, the Loan Parties shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the preparation, execution, delivery, closing and administration of this Agreement and the other Loan Documents, (whether or not the transactions contemplated hereby or thereby shall be consummated), and (ii) all reasonable out-of-pocket expenses incurred by the Administrative Agent and all reasonable out-of-pocket expenses incurred by each Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent and any counsel for a Lender, in connection with any waivers, amendments or modifications of any Loan Document, the investigation of any alleged Default under this Agreement and the preservation or enforcement of any rights in connection with this Agreement, including its rights under this Section, or in connection with the Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

(b) The Loan Parties shall indemnify the Administrative Agent, the Lender and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities, obligations, penalties, fees, costs and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or the use of the proceeds therefrom, (iii) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities, obligations, penalties, fees, costs or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee. Without prejudice to the survival of any other agreements and obligations of the Borrowers contained in this Agreement or any other Loan Document, this Section 13.03(b) shall survive the payment in full of principal and interest under this Agreement and under any instrument delivered hereunder and the termination of this Agreement and each other Loan Document.

(c) To the extent that any Loan Party fails to pay any amount required to be paid by it to the Administrative Agent under paragraph (a) or (b) of this Section, the Lender agrees to pay to the Administrative Agent such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent in its capacity as such.

(d) To the extent permitted by applicable law, no Loan Party shall assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or the use of the proceeds thereof.

(e) All amounts due under this Section shall be payable not later than five Business Days after written demand therefor.

Section 13.04 Assignments. This Agreement and the other Loan Documents shall be binding upon and inure to the benefit of each Loan Party and the Administrative Agent and the Lender and their respective successors and assigns; provided, however, that none of the Loan Parties may assign or transfer any of its rights hereunder or under the other Loan Documents without the prior written consent of the Lender and any such assignment without the Lender's prior written consent shall be null and void.

(b) The Lender may with the written consent of the Administrative Agent, assign to one or more other lenders or other entities all or a portion of its rights and obligations under this Agreement with respect to all or a portion of its Commitment and the Loans made by it; provided that (i) such assignment by the Lender to (x) an Affiliate of the Lender or a Related Fund of the Lender or (y) a group of new Lenders, each of whom is an Affiliate or Related Fund of each other, (ii) the parties to each such assignment shall execute and deliver to the Administrative Agent for its acceptance, an Assignment and Acceptance, together with any promissory note subject to such assignment and such parties shall deliver to the Administrative Agent, for the benefit of the Administrative Agent, a processing and recordation fee of $100.00 (except the payment of such fee shall not be required in connection with an assignment by a Lender to a Lender, an Affiliate of the Lender or a Related Fund of the Lender) and (iii) no written consent of the Administrative Agent shall be required if such assignment is in connection with any merger, consolidation, sale, transfer, or other disposition of all or any substantial portion of the business or loan portfolio of the Lender. Upon such execution, delivery and acceptance, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least 3 Business Days after the delivery thereof to the Administrative Agent (or such shorter period as shall be agreed to by the Administrative Agent and the parties to such assignment), (A) the assignee thereunder shall become a "Lender" hereunder and, in addition to the rights and obligations hereunder held by it immediately prior to such effective date, have the rights and obligations hereunder that have been assigned to it pursuant to such Assignment and Acceptance and (B) the assigning Lender thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations under this Agreement, the Lender shall cease to be a party hereto).

(c) By executing and delivering an Assignment and Acceptance, the assigning Lender and the assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Acceptance, the assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement or any other Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Loan Document furnished pursuant hereto; (ii) the assigning Lender makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or any of its Subsidiaries or the performance or observance by any Loan Party of any of its obligations under this Agreement or any other Loan Document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement and the other Loan Documents, together with such other documents and information it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon the assigning Lender, the Administrative Agent or any Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Loan Documents; (v) such assignee appoints and authorizes the Administrative Agent to take such action as agents on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms hereof and thereof, together with such powers as are reasonably incidental hereto and thereto; and (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement and the other Loan Documents are required to be performed by it as a Lender.

(d) The Administrative Agent shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain, or cause to be maintained at the Payment Office, a copy of each Assignment and Acceptance delivered to and accepted by it and a register (the "Register") for the recordation of the names and addresses of the Lender and the Commitments of, and the principal amount of the Loans (and stated interest thereon) (the "Registered Loans") owing to each Lender from time to time. The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrowers, the Administrative Agent and the Lender may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Administrative Borrower and any Lender at any reasonable time and from time to time upon reasonable prior notice.

(e) Upon receipt by the Administrative Agent of a completed Assignment and Acceptance, and subject to any consent required from the Administrative Agent pursuant to Section 13.04(b) (which consent of the Administrative Agent must be evidenced by the Administrative Agent's execution of an acceptance to such Assignment and Acceptance), the Administrative Agent shall accept such assignment and record the information contained therein in the Register.

(f) A Registered Loan (and the registered note, if any, evidencing the same) may be assigned or sold in whole or in part only by registration of such assignment or sale on the Register (and each registered note shall expressly so provide). Any assignment or sale of all or part of such Registered Loan (and the registered note, if any, evidencing the same) may be effected only by registration of such assignment or sale on the Register, together with the surrender of the registered note, if any, evidencing the same duly endorsed by (or accompanied by a written instrument of assignment or sale duly executed by) the holder of such registered note, whereupon, at the request of the designated assignee(s) or transferee(s), one or more new registered notes in the same aggregate principal amount shall be issued to the designated assignee(s) or transferee(s). Prior to the registration of assignment or sale of any Registered Loan (and the registered note, if any, evidencing the same), the Administrative Agent shall treat the Person in whose name such Registered Loan (and the registered note, if any, evidencing the same) is registered on the Register as the owner thereof for the purpose of receiving all payments thereon, notwithstanding notice to the contrary.

Section 13.05 Survival. All covenants, agreements, representations and warranties made by the Borrowers herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and so long as the Commitments have not expired or terminated. The provisions of Section 2.10, Section 2.11, Section 12.03 and ARTICLE X shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans and the Commitments or the termination of this Agreement or any provision hereof.

Section 13.06 Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 5.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy or electronic mail shall be effective as delivery of a manually executed counterpart of this Agreement.

Section 13.07 Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 13.08 Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender and (to the extent permitted by applicable law) each of its Participants is hereby authorized without notice to any Loan Party (any such notice being expressly waived by each Loan Party) at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by the Lender or (to the extent permitted by applicable law) Participant to or for the credit or the account of against any of and all the obligations of the Loan Parties now or hereafter existing under this Agreement held by the Lender, irrespective of whether or not the Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which the Lender may have.

Section 13.09 Governing Law; Jurisdiction; Consent to Service of Process. This Agreement shall be construed in accordance with and governed by the law of the State of New York except as governed by the Bankruptcy Code and except as expressly provided to the contrary in another Loan Document in respect of such other Loan Document.

(b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE BANKRUPTCY COURT, AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH LOAN PARTY HEREBY IRREVOCABLY ACCEPTS IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURT. In addition, each Loan Party hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any other Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Lender may otherwise have to bring any action or proceeding relating to this Agreement against any Loan Party or its properties in the courts of any jurisdiction.

(c) Each Loan Party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document to which it is a party in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

(d) Each of the parties hereto irrevocably consents to service of process in the manner provided for notices in Section 12.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

Section 13.10 WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 13.11 Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 13.12 Confidentiality. The Lender agrees to maintain the confidentiality of the Information (as defined below) in accordance with its usual policies and procedures pertaining to confidentiality of Borrowers information, except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or any swap counterparty, (g) with the consent of the Borrowers or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Lender on a nonconfidential basis from a source other than any Loan Party. For the purposes of this Section, "Information" means all information received from any Loan Party relating to the Loan Parties, their Subsidiaries and their respective Subsidiaries, other than any such information that is available to the Lender on a nonconfidential basis prior to disclosure by a Loan Party or an Affiliate thereof; provided that, in the case of information received from the a Loan Party or an Affiliate thereof after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Section 13.13 Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to the Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by the Lender.

Section 13.14 No Party Deemed Drafter. The Borrowers, the Lender agree that no party herein shall be deemed to be the drafter of this Agreement.

Section 13.15 [Intentionally Omitted].

Section 13.16 Filing. The Lender's attorney-in-fact shall file with any federal, state and local governmental agencies, authorities and instrumentalities having jurisdiction over the Pre-Petition Collateral, Cash Collateral, or Post-Petition Collateral (i) a certified copy of the Interim Bankruptcy Court Order or (ii) an acknowledgement of the Interim Bankruptcy Court Order.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

CYGNUS OIL AND GAS CORPORATION, a Debtor and a Debtor-in-Possession, as a Borrower

By:
Name:
Title:

CYGNUS TEXAS PROPERTIES, INC., A DEBTOR AND A DEBTOR-IN-POSSESSION, AS A BORROWER

By:
Name:
Title:

CYGNUS OKLAHOMA, LLC, A DEBTOR AND A DEBTOR-IN-POSSESSION, AS A BORROWER

By:
Name:
Title:

CYGNUS NEW ZEALAND, INC., A DEBTOR AND A DEBTOR-IN-POSSESSION, AS A BORROWER

By:
Name:
Title:

CYGNUS LOUISIANA, INC., A DEBTOR AND A DEBTOR-IN-POSSESSION, AS A BORROWER

By:
Name:
Title:

CYGNUS MISSISSIPPI, LLC, A DEBTOR AND A DEBTOR-IN-POSSESSION, AS A BORROWER

By:
Name:
Title:

CYGNUS OKLAHOMA OPERATING, LLC, A DEBTOR AND A DEBTOR-IN-POSSESSION, AS A BORROWER

By:
Name:
Title:

CYGNUS OPERATOR, INC., A DEBTOR AND A DEBTOR-IN-POSSESSION, AS A BORROWER

By:
Name:
Title:

KINGS ROAD HOLDINGS II LLC, AS LENDER

By:
Name:
Title:

SCHEDULE C-1

Commitments

Lender	Commitment (Initial Advance)	Commitment (Subsequent Advance)	Percentage

Kings Road Holdings II LLC	$	$	%

TOTAL	$	$	%

C-1

EXHIBIT A

CYGNUS OIL AND GAS CORPORATION AND SUBSIDIARIES

DESCRIPTION OF CERTAIN COLLATERAL

This Exhibit A describes certain of the Collateral of the Debtors that is subject to the liens and security interests evidenced by the Interim Order, including the following collateral that is located in the indicated jurisdictions. This Exhibit A incorporates Schedules 1 through 4 that are also attached to this instrument. All recording references in this Exhibit A and in any Schedule are to the applicable real property or other official public records of the indicated county.

State	Count(ies)	Prospect Name/Debtor

Arkansas	Woodruff, Monroe, Lee and St. Francis	Fayetteville Shale Prospect/ Cygnus Oil and Gas Corporation

Oklahoma	McIntosh	Checotah Prospect/ Cygnus Oklahoma, LLC

Oklahoma	McIntosh	Checotah Prospect/ Cygnus Oklahoma Operating, LLC

Mississippi	Calhoun, Webster, Choctaw, Noxubee and Oktibbeha	Mississippi Leases/ Cygnus Mississippi, LLC

Texas	Wharton	Wharton Prospect/ Cygnus Texas Properties, Inc.

Texas	Jefferson	Jefferson Prospect/ Cygnus Texas Properties, Inc.

Texas	Wharton	Wharton Prospect/ Cygnus Operator, Inc.

Alabama	Various	Paradigm Venture/ Cygnus Oil and Gas Corporation

New Zealand		Taranaki Basin/ Touchstone New Zealand, Inc.

EXHIBIT A

(continued)

I.	Debtor:	Cygnus Oil and Gas Corporation
(formerly known as Touchstone Resources USA, Inc.)
	Property:	Fayetteville Shale Prospect
	State:	Arkansas
	Counties:	Woodruff, Monroe, Lee and St. Francis Counties, Arkansas

A.	COGC’s rights and entitlements pursuant to the following agreements:

1.	Exploration and Development Participation Agreement dated October 19, 2005, by and among Maverick Woodruff County, LLC, Touchstone Resources USA, Inc. and Bamco Gas, LLC.

2.	Operating Agreement dated February 6, 2006, covering the Arkansas Leases and lands in all of Woodruff County and parts of St. Francis, Monroe, Cross, Prairie and Jackson Counties, Arkansas, by and among Maverick Woodruff County, LLC, Touchstone Resources USA, Inc. and Bamco Gas, LLC.

B.	All of Cygnus Oil and Gas Corporation’s (“COGC’s”) undivided forty-five percent (45%) interest in and to the “Properties” (including interests in lands and oil and gas leases) described in the following assignments (the “Arkansas Assignments”):

1.	Assignment of Oil, Gas and Mineral Leases effective as of January 31, 2006 and recorded in Oil & Gas Book 11, page 645 of the Official Records of Woodruff County, Arkansas, from Maverick Woodruff County, LLC in favor of Touchstone Resources USA, Inc. and Bamco Gas, LLC.

2.	Assignment of Oil, Gas and Mineral Leases effective as of March 31, 2006 and recorded in Oil & Gas Book 12, page 404 of the Official Records of Woodruff County, Arkansas, from Maverick Woodruff County, LLC in favor of Touchstone Resources USA, Inc. and Bamco Gas, LLC.

3.	Assignment of Oil, Gas and Mineral Leases effective as of April 30, 2006 and recorded in Oil & Gas Book 12, page 658 of the Official Records of Woodruff County, Arkansas, from Maverick Woodruff County, LLC in favor of Touchstone Resources USA, Inc. and Bamco Gas, LLC.

4.	Assignment of Oil, Gas and Mineral Leases effective as of March 31, 2006 and recorded in Oil & Gas Book 2006, page 802 of the Official Records of Monroe County, Arkansas, from Maverick Woodruff County, LLC in favor of Touchstone Resources USA, Inc. and Bamco Gas, LLC.

EXHIBIT A

(continued)

5.	Assignment of Oil, Gas and Mineral Leases effective as of March 31, 2006 and recorded as Document No. 200601209 in the Official Records of Lee County, Arkansas, from Maverick Woodruff County, LLC in favor of Touchstone Resources USA, Inc. and Bamco Gas, LLC.

6.	Assignment of Oil, Gas and Mineral Leases effective as of March 31, 2006 and recorded in Book 760, page 995 of the Official Records of St. Francis County, Arkansas, from Maverick Woodruff County, LLC in favor of Touchstone Resources USA, Inc. and Bamco Gas, LLC.

C.	All of COGC’s undivided interests in and to the oil, gas and mineral leases described in Schedule 1 attached hereto (the “Arkansas Leases”).

D.	All of COGC’s interests in and to all wells and wellbores located on the lands subject to the Arkansas Leases (or lands pooled therewith), including, but not limited to, the following wells, each of which is operated by Maverick Woodruff County, LLC or its affiliate, Maverick Operating LLC:

Well Name	Location
Byers #1-3H	Woodruff County

Williamson Bros. #1-36H	Woodruff County

Lovett #1-7	Woodruff County

Morris #1-3 (P&A)	Woodruff County

E.	All as-extracted collateral (including produced oil, gas and other minerals) from or attributable to (i) the Arkansas Leases or (ii) the agreements and wells described above, and proceeds of the foregoing.

EXHIBIT A

(continued)

II.	Debtor:	Cygnus Oklahoma, LLC (formerly known as Touchstone Oklahoma, LLC)
	Property:	Checotah Prospect
	State:	Oklahoma
	Counties:	McIntosh

A.	All of Cygnus Oklahoma, LLC’s (formerly known as Touchstone Oklahoma, LLC) rights and entitlements pursuant to:

1.	Farmout Agreement dated August 30, 2005, by and between Checotah Exploration, L.P., as Farmor, and Touchstone Oklahoma, LLC, as Farmee, such agreement covering and describing approximately 10,600 net mineral acres in McIntosh County, Oklahoma described in Exhibit A to such agreement, as amended by Amendment to Farmout Agreement executed by such parties in July and August, 2006.

2.	Operating Agreement dated September 11, 2003, covering lands in McIntosh County, Oklahoma, naming Enterprise Energy Exploration, Inc., as Operator, and Checotah Exploration, LP, as Non-Operator, as ratified and adopted by CE Operating, LLC (now known as Cygnus Oklahoma Operating, LLC) as Operator, and Checotah Exploration, LP and others, as Non-Operators.

B.	All of Cygnus Oklahoma, LLC’s rights and entitlements existing pursuant to its membership interests in and to Checotah Pipeline, LLC, as evidenced by Restated and Amended Operating Agreement of Checotah Pipeline, LLC dated August 11, 2006, by and among Cygnus Oklahoma, LLC, Checotah Exploration, Ltd., RNW Family Enterprises LLC and CBM Gas Investors, LLC.

C.	All of Cygnus Oklahoma, LLC’s rights and interests existing pursuant to the following assignments (the “Oklahoma Assignments”):

1.	Assignment of Oil and Gas Leases recorded in Book 721, page 89 of the Records of McIntosh County, Oklahoma, from Checotah Exploration, L.P., as Assignor, to Touchstone Oklahoma, LLC, as Assignee.

2.	Assignment of Oil and Gas Leases recorded in Book 721, page 93 of the Records of McIntosh County, Oklahoma, from Checotah Exploration, L.P., as Assignor, to Touchstone Oklahoma, LLC, as Assignee.

D.	All of Cygnus Oklahoma, LLC’s interests in and to the oil, gas and mineral leases described in Schedule 2 attached hereto (the “Oklahoma Leases”).

EXHIBIT A

(continued)

E.	All of Cygnus Oklahoma, LLC’s interests in and to all wells and wellbores located on the lands subject to the Oklahoma Leases (or lands pooled therewith), including, but not limited to, the following wells, each of which is operated by Cygnus Oklahoma Operating, LLC:

Well Name	Location in McIntosh County

Checotah 20 #1H	Section 20, T12N, R17E

Checotah 30-#1H	Section 30, T12N, R17E

Paris #1-19	Section 19, T12N, R17E

Checotah 1-8 (aka Swaelley 1-8)	Section 8, T11N, R17E

Checotah 2-8	Section 8, T11N, R17E

Checotah 1-9	Section 9, T11N, R17E

Checotah 2-9	Section 9, T11N, R17E

Checotah 1-27	Section 27, T12N, R17E

Checotah 1-36	Section 36, T12N, R16E

Paris 2-18 (SWD)	Section 18, T12N, R17E

F.	All as-extracted collateral (including produced oil, gas and other minerals) from or attributable to (i) the Oklahoma Leases or (ii) the agreements and wells described above, and proceeds of the foregoing.

EXHIBIT A

(continued)

III.	Debtor:	Cygnus Oklahoma Operating, LLC (formerly known as CE Operating, LLC)
	Property:	Checotah Prospect
	State:	Oklahoma
	Counties:	McIntosh

A.	All of Cygnus Oklahoma Operating, LLC’s rights and entitlements (as Operator) existing pursuant to Operating Agreement dated September 11, 2003, covering lands in McIntosh County, Oklahoma, naming Enterprise Energy Exploration, Inc., as Operator, and Checotah Exploration, LP, as Non-Operator, as ratified and adopted by CE Operating, LLC (now known as Cygnus Oklahoma Operating, LLC) as Operator, and Checotah Exploration, LP and others, as Non-Operators.

EXHIBIT A

(continued)

IV.	Debtor:	Cygnus Mississippi, LLC (formerly known as Touchstone Mississippi, LLC)
	Property:	Mathison Prospect
	State:	Mississippi
	Counties:	Calhoun, Webster, Choctaw, Oktibbeha and Noxubee

A.	All of Cygnus Mississippi, LLC’s rights, interests and entitlements existing pursuant to the following agreements:

1.	Amendment to the Operating Agreement of Knox Gas, LLC effective October 1, 2005.

2.	Amended Exploration and Development Agreement dated as of May 26, 2004, by and between Clayton Williams Energy, Inc. and Knox Miss Partners, L.P.

3.	Operating Agreement[s] dated May 26, 2004, covering properties located in Webster and Oktibbeha Counties, Mississippi, and naming Clayton Williams Energy, Inc., as Operator, and Knox Miss Partners, L.P., as Non-Operator, as evidenced by Financing Statement and Memorandum of Joint Operating Agreement dated May 26, 2004, as recorded in (a) Book 2004, page 4800 of records of Oktibbeha County and (b) Book 155, page 71 of the records of Webster County.

B.	All of Cygnus Mississippi, LLC’s interests in and to the “Properties” (including interests in lands and oil, gas and/or mineral leases) described in the following assignments (the “Mississippi Assignments”):

1.	Assignment, Bill of Sale and Conveyance executed October 31, 2005, and recorded in Book 41, page 240 of the Records of Webster County, Mississippi, from Knox Miss Partners, L.P., as Assignor, to Touchstone Mississippi, LLC.

2.	Assignment, Bill of Sale and Conveyance executed and effective as of December 1, 2005, describing certain leases covering lands located in Calhoun County, Mississippi, from Knox Miss Partners, L.P., as Assignor, to Touchstone Mississippi, LLC (recordation pending).

C.	All of Cygnus Mississippi, LLC’s interests in and to the oil, gas and mineral leases described in Schedule 3 attached hereto (the “Mississippi Leases”).

D.

All of Cygnus Mississippi, LLC’s rights and entitlements to receive assignments from Knox Miss Partners, L.P. of undivided interests in and to the “Working Interest” described in Amendment to the Operating Agreement of Knox Gas, LLC

EXHIBIT A

(continued)

(effective October 1, 2005), including undivided interests in and to Knox Miss Partners, L.P.’s interests in the oil and gas leases described in Schedule 4 attached hereto, INSOFAR as Knox Miss Partners, L.P. owned an interest in such leases as of October 1, 2005.

E.	All as-extracted collateral (including produced oil, gas and other minerals) from or attributable to (i) the Mississippi Leases, (ii) the “Working Interest” and the oil and gas leases described in paragraph D. above, or (iii) the agreements and wells described above, and proceeds of the foregoing.

EXHIBIT A

(continued)

V.	Debtor:	Cygnus Texas Properties, Inc. (formerly known as Touchstone Texas Properties, Inc.)
	Property:	Wharton Prospect
	State:	Texas
	Counties:	Wharton

A.	All of Cygnus Texas Properties, Inc.’s interests in and to the “Subject Interests” described in Correction Assignment and Conveyance executed October 13, 2005, and recorded in Volume 628, page 373 of the Official Records of Wharton County, Texas, including all of the oil and gas leases described in Exhibit A to such Correction Assignment, LESS and EXCEPT, however, the leases and interests described in Release of Oil, Gas and Mineral Lease dated November 27, 2006 and recorded in Volume 684, page 707 of the Official Records of said Wharton County.

B.	All of Cygnus Texas Properties, Inc.’s interests in and to all wells and wellbores located on the lands subject to oil and gas leases described in paragraph A. above (and lands pooled therewith), including, but not limited to, the following wells, each of which is operated by Cygnus Operator, Inc. :

Well Name	Field/Lease
Gubert No. 1	Hudgins Ranch (Wilcox), Gubert Lease, RRC No. 210170
Duncan No. 1	Hungerford, N. (Vicksburg), Duncan Lease, RRC No. 207577

C.	All as-extracted collateral (including produced oil, gas and other minerals) from or attributable to (i) the oil and gas leases described in paragraph A. above or (ii) the agreements and wells described above, and proceeds of the foregoing.

EXHIBIT A

(continued)

VI.	Debtor:	Cygnus Texas Properties, Inc. (formerly known as Touchstone Texas Properties, Inc.)
	Property:	Jefferson Prospect
	State:	Texas
	Counties:	Jefferson

A.	All of Cygnus Texas Properties, Inc.’s interests in and to all oil and gas leases covering or applying to lands and oil, gas and mineral interests in Jefferson County, Texas.

B.	All of Cygnus Texas Properties, Inc.’s interests in and to all wells and wellbores located on the lands subject to oil and gas leases described in paragraph A. above (and lands pooled therewith), including, but not limited to, the following wells, each of which is operated by Cygnus Operator, Inc. :

Well Name	Field/Lease
C.G. Hooks – State	French Island (H-2 South), Hooks, C. G-State, RR No. 24309
J.F. Gaulding No. 2	French Island, South (H-3A), J.F. Gaulding Lease, RRC No. 16299

C.	All as-extracted collateral (including produced oil, gas and other minerals) from or attributable to (i) the oil and gas leases described in paragraph A. above or (ii) the agreements and wells described above, and proceeds of the foregoing.

EXHIBIT A

(continued)

VII.	Debtor:	Cygnus Operator, Inc. (formerly known as Touchstone Resources USA, Inc. (TX))
	Property:	Jefferson and Wharton Prospects
	State:	Texas
	Counties:	Jefferson and Wharton

A.	All of Cygnus Operator, Inc.’s rights pursuant to the following agreements:

1.	Operating Agreement dated April 27, 2004, naming Touchstone Resources USA, Inc., as Operator, and PHT Wharton Partners, LP, as Non-Operator, and covering lands and interests located in Wharton County, Texas.

2.	Operating Agreement dated , 200 , naming Touchstone Resources USA, Inc., as Operator, and , as Non-Operators, and covering lands and interests located in Jefferson County, Texas.

EXHIBIT A

(continued)

VIII.	Debtor:	Cygnus Oil and Gas Corporation
	Property:	Paradigm Venture
	State:	Alabama
	Counties:	Various

A.	All of Cygnus Oil and Gas Corporation’s interests, rights and entitlements arising under or pursuant to Volume and License Agreement, dated March 13, 2006, by and among Seismic Exchange Inc., Paradigm Asset Holdings, and Paradigm Strategic Exploration, Inc., as assigned to COGC pursuant to Assignment and Transfer Agreement dated April 2006, between Paradigm Asset Holdings, Inc. and Paradigm Strategic Exploration, Inc., as assignors, and Touchstone Resources USA, Inc.

EXHIBIT A

(continued)

IX.	Debtor:	Cygnus New Zealand, Inc.
	Property:	New Zealand Prospect
	Country:	New Zealand

A.	All of Cygnus New Zealand, Inc.'s rights, interests and entitlements existing pursuant to the following agreements:

1.	Operating Agreement effective December 1, 2005, by and among Discovery Geo (Australia) Corporation, Awakino South Exploration, LLC, and Touchstone New Zealand, Inc., relating to Petroleum Exploration Permit 38749 New Zealand, Taranaki Basin of New Zealand.

2.	Operating Agreement effective December 1, 2005, among Discovery Geo (Australia) Corporation, Awakino South Exploration, LLC, and Touchstone New Zealand, Inc., relating to Petroleum Exploration Permit 38722 New Zealand, Taranaki Basin of New Zealand.

SCHEDULE 1

The “Arkansas Leases” include the oil, gas and mineral leases listed on the following pages of this Schedule 1. Such leases cover lands in Woodruff, Monroe, Lee and/or St. Francis Counties, Arkansas. The recording data for each lease refers to applicable official public records of real property in the indicated county.

See attached list of leases.

SCHEDULE 2

The “Oklahoma Leases” include the oil, gas and mineral leases listed on the following pages of this Schedule 2. Such leases cover lands in McIntosh County, Oklahoma. The recording data for each lease refers to applicable official public records of real property in McIntosh County.

See attached list of leases.

SCHEDULE 3

The “Mississippi Leases” include the oil, gas and mineral leases listed on the following pages of this Schedule 3. Such leases cover lands in Calhoun and Webster Counties, Mississippi. The recording data for each lease refers to applicable official public records of real property in the indicated county.

See attached list of leases.

SCHEDULE 4

This Schedule 4 describes oil and gas leases that either (i) have been assigned to Knox Miss Partners, L.P. (“Knox Miss”) by Clayton Williams Exploration, Inc. (“CWEI”) pursuant to Amended Exploration and Development Agreement dated as of May 26, 2004, by and between CWEI and Knox Miss or pursuant to its predecessor, that certain Exploration and Development Agreement dated as of May 23, 2002, or (ii) have been assigned to Knox Miss by CWEI pursuant to assignments of oil and gas leases entered into pursuant to the foregoing agreements or pursuant to that certain Settlement Agreement dated May 28, 2004 between Knox Miss and CWEI (the “Settlement Agreement”), or (iii) were otherwise owned by Knox Miss or acquired by Knox Miss pursuant to the Settlement Agreement; provided, however, this Schedule 4 (x) shall be deemed to EXCLUDE any lease described in Schedule 3 and (y) is LIMITED TO Knox Miss Partners, L.P.’s record or equitable interests as of October 1, 2005 in the leases described in clauses (i), (ii) and (iii).

Schedule 4 is without duplication of any lease described in Schedule 3.

See attached list of leases.

Schedule B-1

Cygnus Oil and Gas Corporation

DIP Budget

March 26, 2007

	2007
	Note	April 1-7	April 8-14	April 15-21	April 22-28	Apr 29-May	June	July	Aug	Sept	Oct	Total
Projected Disbursements

Net Lease Operating Expense	4				20,000	20,000	20,000	20,000	20,000	20,000		120,000
Lease Extensions and Pooling Bonus Payments	5					35,000	65,000	50,000	50,000	25,000		225,000

Total Operating Expense		—	—	—	20,000	55,000	85,000	70,000	70,000	45,000	—	345,000

General and Administrative
Retained employee-CFO	6		15,600		25,600	28,600	26,000	13,000				108,800
Retained employee -Accountant	6		7,800		7,800	15,600			—	—	—	31,200
Retained employee- Other Accounting	6	—	5,650	—	5,650	11,300	11,300	11,300	11,300	11,300		67,800

		—	29,050	—	39,050	55,500	37,300	24,300	11,300	11,300	—	207,800

Retained employee- COO	6		17,350		27,350	21,000	17,500	4,500	4,500	4,500	—	96,700
Geological and Geophysical	7	—	2,500	—	2,500	5,000	5,000	2,500	2,500	—	—	20,000

		—	19,850	—	29,850	26,000	22,500	7,000	7,000	4,500	—	116,700

Independent Contractor- Para Legal	6		3,500		3,500	7,000	7,000	3,500	3,500	3,500		31,500

Payroll Taxes	6	—	3,500	—	3,500	5,900	4,200	2,200	1,200	1,200		21,700
Office Rent, Storage	8	—				3,250	3,250	3,250	3,250	3,250		16,250
Bank Service Fees		300				300	300	300	300	300		1,800
Communications		1,000				1,000	1,000	1,000	1,000	1,000		6,000
Insurance				1,538		20,038	22,538	1,538	1,538	7,710		54,900
Federal/State Tax Return Preparation	9						25,000					25,000
Office Supplies					500	500	500	500	500			2,500
Postage and Delivery					750	750	750	750	750	750		4,500
Miscellaneous		625	625	625	625	2,500	2,500	2,500	2,500	2,500		15,000
Move/relocation including computer systems				7,500	7,500	—	—	—	—	—	—	15,000
Contingency		2,500	2,500	2,500	2,500	10,000	10,000	10,000	10,000	10,000		60,000

Total General and Administration		4,425	59,025	12,163	87,775	132,738	136,838	56,838	42,838	46,010	—	578,650

Reorganization Costs

Debtors’ Counsel						100,000	100,000	100,000	100,000	125,000	75,000	600,000
DIP Lender Counsel		100,000				125,000	25,000	25,000	25,000	25,000	75,000	400,000
Creditor Committee Counsel						50,000	25,000	25,000	25,000	25,000	25,000	175,000
CRO/Financial Advisors						40,000	30,000	30,000	30,000	30,000	40,000	200,000
US Trustee Fees					—			10,000		10,000		20,000
DIP Lender Commitment Fee		20,000										20,000
BR Printing and Mailing		—	—	40,000	—	10,000	—	—	44,500	17,500	—	112,000

Total Reorganization Costs		120,000	—	40,000	—	325,000	180,000	190,000	224,500	232,500	215,000	1,527,000

Interest Expense DIP Financing		—	—	—	—	4,000	8,000	12,000	15,000	18,000	45,000	102,000

Total Projected Disbursements	10	124,425	59,025	52,163	107,775	516,738	409,838	328,838	352,338	341,510	260,000	2,552,650

							1,269,965			1,022,685	260,000
							2nd Q			3rd Q	4th Q

Cumulative Use of DIP Financing		124,425	183,450	235,613	343,388	860,126	1,269,965	1,598,802	1,951,140	2,292,650	2,552,650

Cygnus Oil and Gas Corporation

Proposed DIP Budget

March 26, 2007

Assumptions

Note

1	Cases filed on or about Monday April 2, 2007.

2	Plans confirmed on or before September 30, 2007, assumed to be effective in October, 2007.

3	Final distributions made and case closed on or before December 31, 2007.

4	Leases and operating properties are sold in September, 2007.

5	Mississippi and Oklahoma leases expiring during the summer of 2007 are renewed. Oklahoma pooling bonuses are paid.

6	Certain employees will be retained to manage business matters on an hourly basis. Priority claims for COO and CFO paid pursuant to court approval in April, 2007.

7	Contract geologists/geophysicists will be retained to assist in marketing lease and operating properties.

8	Assumes office real estate lease rejected in April. Debtor’s business relocated to Strategic Capital Corporation’s offices for $3,000 per month.

9	Assumes pre-petition liability for liability, umbrella and contents coverage is permitted to be paid post-petition in May, 2007 (appx. $18K). Assumes renewal for well control coverage in June, 2007 (appx. $21K).

10	Total actual disbursements may not exceed 15% of the total projected disbursements in any month without approval of the DIP lender.

Exhibit I-1 to DIP Credit Agreement

UNITED STATES BANKRUPTCY COURT

FOR THE SOUTHERN DISTRICT OF TEXAS

HOUSTON DIVISION

x

:

In re	:	Chapter 11

:
CYGNUS OIL AND GAS CORPORATION., et al.,	:	Case No. 07-32417-H1-11

:
Debtors.	:	Jointly Administered

:

x

INTERIM ORDER 11 U.S.C. §§ 105(a), 361, 363, 364(c), AND 364(e) AND FED. R. BANKR. P. 2002, 4001 AND 9014 (I) APPROVING USE OF CASH COLLATERAL, (II) AUTHORIZING DEBTORS TO INCUR POST-PETITION SECURED INDEBTEDNESS, (III) GRANTING SECURITY INTERESTS AND SUPERPRIORITY CLAIMS, AND (IV)

SCHEDULING FINAL HEARING

Cygnus Oil and Gas Corporation (“Cygnus”), Cygnus Texas Properties, Inc., Cygnus Oklahoma, LLC, Cygnus New Zealand, Inc., Cygnus Louisiana, Inc., Cygnus Mississippi, LLC, Cygnus Oklahoma Operating, LLC, Cygnus Operator, Inc., (collectively, with Cygnus, the “Debtors” or the “Loan Parties”), as debtors and debtors-in-possession in the above-captioned chapter 11 cases (the “Chapter 11 Cases”), having moved on April 5, 2007 (the “Motion”) 1 for an order authorizing them to use certain Collateral, including cash collateral (the “Cash Collateral”), to incur post-petition secured indebtedness, to incur post-petition secured indebtedness, to grant security interests and superpriority claims pursuant to sections 105(a) and 364(c)(1), (2), and (3) of the United States Bankruptcy Code, 11 U.S.C. §§ 101-1532, as amended (the “Bankruptcy Code”) and Rules 2002, 4001 and 9014 of the Federal Rules of Bankruptcy Procedure (the “Bankruptcy Rules”), and having requested, among other things, that:

[1]

Unless otherwise defined, capitalized terms used herein shall have the meanings ascribed to them in the Motion or that certain Credit Agreement by and among the Loan Parties, as borrowers (the "Borrowers"), on the one hand, and the Lender, on the other hand, dated as of April 10, 2007 (the “DIP Loan Agreement”), as the case may be.

(a) the Court authorize the Debtors to use the Cash Collateral on the terms set forth herein;

(b) the Court authorize the Debtors, pursuant to sections 105(a) and 364(c)(1) and (2) of the Bankruptcy Code and Bankruptcy Rules 2002, 4001, and 9014, to obtain from Kings Road Holdings II LLC (“Kings Road” or the “Agent”), as administrative agent, acting for itself, as lender, and as agent for any other Lender that may from time to time become Lender (Kings Road in its capacity as lender, the “Lender”), cash advances of up to $3,000,000 (the “Maximum Final Borrowing”) consisting of term loans (the “DIP Loans”), pursuant to the DIP Loan Agreement to: (i) fund ongoing working capital and general corporate needs of the Debtors during the Chapter 11 Cases, (ii) pay the fees, costs, expenses, and disbursements of professionals retained by the Debtors and/or any statutory committees appointed in the Chapter 11 Cases pursuant to section 1102 of the Bankruptcy Code (the “Committees”) as approved by the Court, (iii) pay the costs and expenses of members of the Committees as approved by the Court, and other bankruptcy-related charges as allowed by the Court, including the UST/Clerk Fees (as defined herein), and (iv) pay the fees and expenses (including, without limitation, reasonable attorneys’ fees and expenses) owed to the Lender under the DIP Loan Agreement and the other agreements, instruments and documents executed in connection therewith (collectively, with the DIP Loan Agreement, the “DIP Loan Documents”);

(c) the Court order, first on an interim and then on a final basis, as set forth in the Motion, pursuant to sections 364(c)(1), (2) and (3) of the Bankruptcy Code, that the Obligations of the Debtors under the DIP Loan Agreement and the other DIP Loan Documents (collectively, the “DIP Obligations”) (i) be granted superpriority administrative expense status, having priority over any and all administrative expenses of the kinds specified in, or arising or

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ordered under, sections 105(a), 326, 328, 330, 331, 503(b), 506(c), 507, 546(c), 726, 1113 and 1114 of the Bankruptcy Code, except the Carve-Out Expenses (as defined below) and the Excluded Funds and (ii) be secured (a) under section 364(c)(2) of the Bankruptcy Code, by first priority, perfected security interests and liens in and on all of the property, assets, or interests in property or assets of each Debtor, of any kind or nature whatsoever, real or personal, now existing or hereafter acquired or created, including, without limitation, all property of such Debtors’ “estates” (within the meaning of the Bankruptcy Code), inventory, accounts receivable, other rights to payment whether arising before or after the Filing Date, contracts, properties, plants, equipment, general intangibles, documents, instruments, interests in leaseholds, real properties, patents, copyrights, trademarks, trade names, other Intellectual Property, Capital Stock of Subsidiaries, trademarks, trade names, all deposit accounts, all cash maintained in deposit and other accounts, all commercial tort claims and causes of action (except for claims and causes of action under sections 544, 545, 547, 548, 549, 550, 552(b) and 553 of the Bankruptcy Code and proceeds thereof (the “Avoidance Actions”); provided, however, that the Lender shall be permitted to seek security interests and liens in and on Avoidance Actions under the Final Order), all cash and non-cash proceeds, rents, products and profits of any of the foregoing, including but not limited to the property described on Exhibit "A" hereto (all of the foregoing, collectively, the “Post-Petition Collateral”), subject and subordinate only to Permitted Priority Liens and the Excluded Funds (each as defined in the DIP Loan Agreement) , and (b) under section 364(c)(3) of the Bankruptcy Code, by a junior lien, perfected security interests in and liens on all of the applicable Debtors’ currently owned and after acquired property that is subject to a Permitted Priority Lien, with the exception of the Excluded Funds;

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(d) the Court conduct a hearing (the “Interim Hearing”) to consider approval, on an interim basis, of the post-petition financing pursuant to the DIP Loan Documents and authorizing the Debtors to obtain, on an interim basis, DIP Loans thereunder in an amount of up to $450,000 (the “Maximum Interim Borrowing”);

(e) the Court find, pursuant to Bankruptcy Rule 4001(c)(1), that notice of the Interim Hearing given to (i) the Office of the United States Trustee for the Southern District of Texas (the “U.S. Trustee”), (ii) the Debtors’ 30 largest unsecured creditors on a consolidated basis, as identified in their chapter 11 petitions, (iii) counsel to the Lender; (iv) any parties that have filed a notice of appearance pursuant to Bankruptcy Rule 2002; and (v) equity security holders and other interested parties by virtue of the Borrowers having filed the Motion and the DIP Loan Documents on the Court's PACER System (collectively, the “Notice Parties”) was good and sufficient under the particular circumstances and no other or further notice is or shall be required; and

(f) the Court schedule, pursuant to Bankruptcy Rule 4001, a hearing (the “Final Hearing”) to consider entry of a final order (the “Final Order”) authorizing the Debtors to obtain, on a final basis, DIP Loans under the DIP Loan Documents in an amount of up to the Maximum Final Borrowing;

And the Interim Hearing having been held on April 9, 2007; and based upon all of the pleadings filed with the Court, the evidence presented and the arguments of counsel made at the Interim Hearing; and the Court having noted the appearances of all parties-in-interest; and all objections, if any, to the interim relief requested in the Motion having been withdrawn, resolved, or overruled by the Court, and it appearing that the relief requested in the Motion is in the best interests of the Debtors, their estates and creditors, and such relief is essential for the continued

4

operations of the Debtors’ businesses; and it further appearing that the Debtors have been unable to obtain unsecured credit for money borrowed allowable as an administrative expense under section 503(b)(1) of the Bankruptcy Code or other secured financing on equal or more favorable terms than those set forth in the DIP Loan Documents; and upon the record herein; and after due deliberation thereon; and sufficient cause appearing therefor;

IT IS HEREBY FOUND, DETERMINED, ORDERED, ADJUDGED, AND DECREED THAT:2

1. Disposition. The Motion is granted on an interim basis on the terms set forth in this Interim Order. Any objections to the interim relief sought in the Motion that have not previously been resolved or withdrawn are hereby overruled on their merits. This Interim Order shall be valid, binding on all parties-in-interest and fully effective immediately upon entry. The term of this Interim Order and the DIP Loan Documents authorized hereunder shall expire, and the DIP Loans made pursuant to this Interim Order, the DIP Loan Agreement, and the DIP Loan Documents will mature and, together with all interest thereon and any other DIP Obligations accruing under the DIP Loan Agreement, will become due and payable (unless such DIP Loans and other DIP Obligations become due and payable earlier pursuant to the terms of the DIP Loan Documents and this Interim Order by way of acceleration or otherwise) thirty (30) days from the date of entry of this Interim Order if the Final Order has not been entered by the Court prior to such date.

2. Jurisdiction; Venue. The Court has jurisdiction over the Chapter 11 Cases, the parties, and the Debtors’ property pursuant to 28 U.S.C. §1334. This is a core proceeding pursuant to 28 U.S.C. §157(b)(2)(D). Venue of the Chapter 11 Cases and the Motion is proper under 280 U.S.C. §§ 1408 and 1409.

[2]	Findings of fact shall be construed as conclusions of law, and conclusions of law shall be construed as findings of fact, pursuant to Bankruptcy Rule 7052.

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3. Purpose and Necessity of Financing. The Debtors require the interim financing described in the Motion to fund, among other things, the Debtors’ cash requirements for working capital and general corporate needs for the 30-day period commencing on the date hereof. The Debtors are unable to obtain adequate unsecured credit allowable under section 503 of the Bankruptcy Code as an administrative expense or other financing under section 364(c) of the Bankruptcy Code on equal or more favorable terms than those set forth in the DIP Loan Agreement and the other DIP Loan Documents within the time frame required by their needs to avoid immediate and irreparable harm. A loan facility in the amount and in the manner provided by the DIP Loan Agreement and the other DIP Loan Documents is not available to the Debtors, generally, without granting to the Lender, pursuant to sections 364(c)(1), (2), and (3) of the Bankruptcy Code, the following: (a) superpriority administrative expense claims with respect to all DIP Loans and other DIP Obligations having priority over any and all administrative expenses of the kinds specified in, or arising or ordered under, sections 105(a), 326, 328, 330, 331, 503(b), 506(c), 507, 546(c), 726, 1113 and 1114 of the Bankruptcy Code, whether or not such expenses or claims may become secured by a judgment lien or other non-consensual lien, levy or attachment (except as otherwise expressly provided for herein with respect to the Carve-Out Expenses and the Excluded Funds); and (b) as security for all DIP Obligations, pursuant to sections 364(c)(2) and (3) of the Bankruptcy Code, (x) first priority, perfected security interests and liens on the Post-Petition Collateral, subject and subordinate only to Permitted Priority Liens, and (y) first priority, perfected security interests in and liens on all of the Debtors’ currently owned and after acquired property (other than the Excluded Funds, subject and

6

subordinate only to Permitted Priority Liens. After considering all alternatives, the Debtors have concluded in the exercise of their prudent business judgment that the loan facility provided under the DIP Loan Documents represents the best working capital financing available to them.

4. Good Cause. The Debtors’ ability to obtain sufficient working capital and liquidity under the DIP Loan Documents is vital to the Debtors’ estates and their creditors, so that the Debtors can continue to operate their businesses in the ordinary course and effect an orderly liquidation of their assets pursuant to a plan under section 1129 of the Bankruptcy Code. The Debtors’ estates will be immediately and irreparably harmed if this Interim Order is not entered. Good cause thus has been shown for the interim relief sought in the Motion.

5. Good Faith. The terms of the DIP Loan Documents, including the interest rates and fees applicable thereto and intangible factors, are more favorable to the Debtors as those available from alternative sources. Based upon the record before the Court, the DIP Loan Documents have been negotiated in good faith and at arm’s-length between the Debtors and the Lender. Any DIP Loans and other financial accommodations made to the Debtors by the Lender pursuant to this Interim Order and the DIP Loan Agreement or other DIP Loan Documents shall be deemed to have been extended by the Lender in good faith, as that term is used in section 364(e) of the Bankruptcy Code, and the Lender shall be entitled to all protections afforded thereby. The terms of the loan facility provided under the DIP Loan Documents are fair and reasonable, reflect the Debtors’ exercise of prudent business judgment consistent with their fiduciary duties, and are supported by reasonably equivalent value and fair consideration.

6. Authorization to Use Cash Collateral. During the term of this Interim Order and subject to the terms hereof, the Debtors are authorized to use Cash Collateral in which any party, including the Lender, may have an interest, in accordance with the terms, conditions,

7

and limitations set forth in the budget annexed hereto as Exhibit “B” (the “Budget”) and otherwise pursuant and subject to the terms and conditions of the DIP Loan Agreement and this Interim Order. To the extent that any such party does not consent to the use of any item of the Post-Petition Collateral, the interests of such party are hereby deemed adequately protected.

7. Interim Borrowing. Subject to the terms and conditions of this Order and the DIP Loan Documents, including without limitation, the covenants and Budget as specified in the DIP Loan Documents, the Lender may make loans and advances to the Debtors and the Debtors may use Cash Collateral in accordance with the Budget and the DIP Loan Agreement. Notwithstanding anything in this Interim Order to the contrary, the Debtors shall use Cash Collateral and incur DIP Indebtedness and use the proceeds of the DIP Indebtedness solely in accordance with the covenants, formulae, Budget and other terms and conditions set forth in the DIP Loan Documents and this Interim Order. During the term of this Interim Order, within three business days of the month ended, the Debtors shall provide the Lender with monthly cash flow reports by the close of business the following day. Neither the Agent nor the Lender shall have any obligation with respect to the proceeds of the DIP Facility, the Post-petition Collateral, or the use of Cash Collateral, nor shall any of them be obligated to ensure or monitor the Debtors’ compliance with any such covenants, formulae, Budget or other terms and conditions or be obligated to pay (directly or indirectly from the Post-petition Collateral) any expenses incurred or authorized to be incurred pursuant to the DIP Loan Documents. The Lender's consent to any Budget shall not be construed as a commitment to continue to provide the DIP Facility or permit the use of Cash Collateral after the occurrence of an Event of Default (as defined in the DIP Loan Documents) or beyond the Termination Date (as defined below), regardless of whether the aggregate funds described in the Budget have been expended. For purposes of this Interim

8

Order, however, the Debtors shall not be deemed to be in default for any deviation from the Budget provided such deviation is not more than fifteen percent (15%) of the budgeted disbursements, either on a cumulative basis or with regard to any specific budgeted line item; provided, further, if (i) the Debtors are not otherwise in default, (ii) the Debtors have not deviated from the Budget, either on a cumulative basis or with regard to any specific budgeted line item, in any given month, and (iii) the Debtors’ actual expenditures for any specific budgeted line item are less than the budgeted disbursements for such specific line item, the Debtors may, in the following month, increase the budgeted disbursement for such line item in an amount equal to the amount by which the budgeted disbursement exceeded the actual expenditure.

8. Superpriority Claim and Lien Priority.

(a) The Lender is hereby granted, and all of the DIP Obligations shall and hereby do constitute, an allowed superpriority administrative expense claim against each Debtor (the “Superpriority Claim”) pursuant to section 364(c)(1) of the Bankruptcy Code, having priority over any and all administrative expense claims of any kind asserted against the Debtors, including, but not limited to, the kinds specified in or arising or ordered under sections 105(a), 326, 328, 330, 331, 503(b), 506(c), 507, 546(c), 726, 1113 and 1114 of the Bankruptcy Code, whether or not such expenses or claims may become secured by a judgment lien or other non-consensual lien, levy or attachment, subject and subordinate in priority of payment only to the Permitted Priority Liens, the Carve-Out Expenses and the Excluded Funds.

(b) As security for the DIP Obligations, in accordance with the terms of the DIP Loan Documents and this Interim Order, effectively immediately, the Lender is hereby granted, pursuant to sections 364(c)(2) and (3) of the Bankruptcy Code, subject and subordinate

9

in priority of payment only to the Permitted Priority Liens, the Carve-Out Expenses, and the Excluded Funds (i) first priority, perfected security interests and liens in and on all Post-Petition Collateral, (ii) first priority, perfected security interests in and liens on all of the Debtors’ currently owned and after acquired property (collectively, the “Post-Petition Liens”).

(c) No lien or security interest granted to the Lender under this Interim Order or the DIP Loan Documents, as approved by this Interim Order, shall (i) be subject to any lien or security interest that is avoided and preserved for the benefit of the Debtors’ estates under section 551 of the Bankruptcy Code or (ii) hereafter be subordinated to or made pari passu with any other lien or security interest created and/or perfected pursuant to section 364(c) of the Bankruptcy Code or otherwise. The Post-Petition Liens arising hereunder shall be and hereby are fully perfected security interests, such that no additional steps need be taken by the Agent or the Lender to perfect such interests. Any provision of any lease or other license, contract or other agreement that requires (i) the consent or approval of one or more landlords or other parties or (ii) the payment of any fees or obligations to any governmental entity, in order for any Debtor to pledge, grant, sell, assign, or otherwise transfer any such leasehold interest or the proceeds thereof or other Post-Petition Collateral related thereto shall have no force and effect with respect to the transactions granting the Lender a priority security interest in such leasehold interest, license, contract or agreement, or the proceeds of any assignment and/or sale thereof by any Debtor in favor of the Lender in accordance with the terms of the DIP Loan Agreement.

(d) The Post-Petition Liens and Superpriority Claim granted to the Lender under this Interim Order shall continue in the Chapter 11 Cases and in any superseding case or cases for the Debtors under any chapter of the Bankruptcy Code, and such liens and security interests shall maintain their priority as provided in this Interim Order, until all the DIP Obligations have been Paid in Full and the Total Commitment is terminated.

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9. Acknowledgements. In connection with the post-petition financing under the DIP Loan Agreement, the Debtors acknowledge, represent, stipulate and agree that:

(a) the Debtors have obtained all authorizations, consents and approvals required to be obtained from, and have made all filings with and given all notices required to be made or given to, all federal, state and local governmental agencies, authorities and instrumentalities in connection with the execution, delivery, performance, validity and enforceability of the DIP Loan Documents to which any Debtor is a party;

(b) as consideration for entry into the DIP Loan Documents, until such time as all DIP Obligations are indefeasibly Paid in Full in cash and the Total Commitment is terminated in accordance with the DIP Loan Agreement, the Debtors shall not in any way prime or seek to prime (i) the liens provided to the Lender under this Interim Order, the Final Order or the DIP Loan Documents by offering a subsequent lender or a party-in-interest a superior or pari passu lien or security interest pursuant to section 364(d) of the Bankruptcy Code or otherwise, other than any additional liens granted the Lender in the Final Order as may be contemplated in the DIP Loan Agreement and the Motion; and

(c) as consideration for entry into the DIP Loan Documents, until such time as all DIP Obligations are indefeasibly Paid in Full in cash and the Total Commitment is terminated in accordance with the DIP Loan Agreement, the Debtors shall not in any way or at any time, permit to exist an administrative expense claim against any of the Debtors that are Loan Parties (now existing or hereafter arising) of any kind or nature whatsoever, including without limitation any administrative expenses of the kind specified in, or arising or ordered under, sections 105,

11

326, 328, 503(b), 506(c), 507(a), 507(b), 546(c) 726, 1113 and 1114 of the Bankruptcy Code having priority equal or superior to the priority of the Superpriority Claim as provided herein, except for the Carve-Out Expenses and the Excluded Funds.

10. Fees. All fees payable and costs and/or expenses reimbursable under the DIP Loan Agreement and other DIP Loan Documents by the Debtors to the Lender are hereby approved and shall be promptly paid by the Debtors in accordance with this Interim Order and the DIP Loan Documents, and the Debtors are hereby authorized to pay all such fees without the necessity of the Debtors, the Lender or the Agent filing any further application with the Court for approval or payment of such fees or expenses. All fees and costs and/or expenses payable by the Debtors in connection with the recording, filing and insuring of financing statements, mortgages and financing statements to confirm (pursuant to Paragraph 15 of this Interim Order) the perfection of the security interests granted or authorized by this Interim Order are hereby approved and shall be promptly paid in full by the Debtors without the necessity of the Debtors, the Lender or the Agent filing any further application with the Court for approval or payment of such fees, costs and/or expenses.

11. Authority to Execute and Deliver Necessary Documents. Each of the Debtors is hereby authorized and empowered to enter into and deliver the DIP Loan Agreement in the form annexed hereto and the other DIP Loan Documents, including, but not limited to, UCC financing statements and mortgages or deeds of trust as necessary or appropriate and securing all of the Debtors’ obligations under the DIP Loan Agreement, including repayment of all DIP Obligations in a maximum principal amount equal up to Maximum Final Borrowing. Each of the Debtors is hereby further authorized, empowered and directed (a) to perform all of its obligations under the DIP Loan Documents and such other agreements as may be required by

12

the DIP Loan Documents to give effect to the terms of the financing provided for in the DIP Loan Documents as approved by this Interim Order, (b) to perform all acts required under the DIP Loan Documents and this Interim Order, including, without limitation, the payment of all principal, interest, charges, fees, and the reimbursement of present and future reasonable costs and expenses (including without limitation, reasonable attorneys’ fees and legal expenses) paid or incurred by the Lender or the Agent as provided for in this Interim Order, the DIP Loan Agreement, and the other DIP Loan Documents, all of which unpaid principal, interest, charges, fees, reasonable attorneys’ fees and the reimbursement of present and future reasonable costs and expenses shall be included and constitute part of the principal amount of the DIP Obligations, be deemed a Superpriority Claim having the same priority as all other DIP Obligations hereunder and be secured valid and perfected liens on and security interests in all of the Post-Petition Collateral as and to the extent provided for in this Interim Order, the DIP Loan Agreement, and the other DIP Loan Documents, subject and subordinate in priority of payment only to the Permitted Priority Liens, the Carve-Out Expenses and the Excluded Funds, and (c) to do and perform all other acts, to make, execute and deliver all other instruments, agreements and documents, which may be required or necessary for the Debtors to perform all of their obligations under this Interim Order and the DIP Loan Documents, without further order of the Court and pending the Final Hearing. The DIP Obligations shall constitute valid and binding obligations of each of the Debtors enforceable against each of them, and each of their successors and assigns, in accordance with their terms and the terms of this Interim Order.

12. Amendments. The Debtors and Lender may enter into any amendments or modifications to the DIP Loan Agreement and the other DIP Loan Documents without the need of further notice and hearing or order of this Court, provided that (a) such modifications or

13

amendments do not materially and adversely affect, in the reasonable view of the Debtors, the rights of any creditor or other party-in-interest and (b) notice of any such amendment or modification is filed with the Court.

13. Carve-Out. (a) The DIP Liens and the Superpriority Claims shall be subject to: (i) amounts payable to fees payable to the United States Trustee pursuant to 28 U.S.C. § 1930(a)(6) or the Clerk of the Bankruptcy Court in an amount not to exceed 115% of the monthly budgeted disbursements for the budgeted line item titled “US Trustee Fees” in the Budget, (ii) allowed fees and expenses of professionals (including counsel and financial advisors) for the Debtors in an amount not to exceed 115% of the monthly budgeted disbursements for the budgeted line items titled “Debtors’ Counsel” and “CRO/Financial Advisors” in the Budget, and (iii) allowed fees and expenses of the official committee of unsecured creditors in the Chapter 11 Cases in an amount not to exceed 115% of the monthly budgeted disbursements for the budgeted line item titled “Creditors’ Committee Counsel” in the Budget.

(b) No liens or priority status, other than UST/Clerk Fees, having a lien or administrative priority superior to or pari passu with those granted by this Interim Order to the Lender, shall be granted while any portion of the DIP Obligations remains outstanding without the written consent of the Lender.

(c) Nothing contained herein shall be construed: (i) to exempt those persons hereafter receiving interim compensation payments or reimbursement of expenses pursuant to any such Bankruptcy Court-approved procedure from the applicable provisions of bankruptcy law, including the requirements that such compensation or reimbursement be allowed on a final basis after the filing of appropriate fee applications, and, if applicable, any subsequent order of

14

this Court requiring that such payments be disgorged, and/or (ii) as consent to the allowance of any fees and expenses referred to above, and shall not affect any right of the Lender to object to the reasonableness of such amounts;

(d) Neither Cash Collateral nor proceeds of any of the DIP Loans shall be used to request (i) the use of Cash Collateral without the Lender's prior written consent, and (ii) authorization to obtain postpetition loans or other financial accommodations pursuant to section 364(c) of the Bankruptcy Code, or otherwise, other than from the Lender, or use Cash Collateral pursuant to section 363(c) of the Bankruptcy Code without the unless such loans or financial accommodations shall be used to indefeasibly pay in full in cash all DIP Obligations;

(e) Neither Cash Collateral nor proceeds of any of the DIP Loans shall be used for, the payment or reimbursement of any fees or disbursements of the Debtors, any Committees or any trustee appointed in these Chapter 11 Cases incurred in connection with the assertion and prosecution of, or joinder in, any claim, counterclaim, action, proceeding, application, motion, objection, defenses or other contested matter, including, but not limited to, any so-called lender liability claims, the purpose of which is to seek any order, judgment, determination or similar relief: (i) commencing or prosecuting any action asserting claims pursuant to sections 542, 544, 545, 547, 548, 549, 550, 551, 553(b) or 724(a) of the Bankruptcy Code or other cause of action (whether arising under state law, the Bankruptcy Code or other federal law) against the Lender and the Agent with respect to the validity and extent of the DIP Obligations or the validity, extent and priority of liens and security interests securing the DIP Obligations; (ii) invalidating, setting aside, avoiding or subordinating, in whole or in part, the Lender’ or the Agent’s liens on and security interests in the Post-Petition Collateral; (iii) preventing, hindering or delaying (whether, directly or indirectly) in any manner the Lender or the Agent in respect of their liens and security interests in the Post-Petition Collateral; and

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14. Limitation On Additional Surcharges. Subject to entry of the Final Order, except to the extent of the Carve-Out Expenses, no costs or expenses of administration or other surcharge, lien, assessment or claim incurred on or after the Petition Date of any person or entity shall be imposed against any of the Post-Petition Collateral, Lender, or Agent, nor shall the Post-Petition Collateral, Lender or Agent be subject to surcharge by any party-in-interest for any amounts arising or accruing from the Filing Date through and including the Final Maturity Date, pursuant to sections 506(c), 552(b) or 105(a) of the Bankruptcy Code or similar principle of law. No action, inaction, or acquiescence by the Lender or Agent in these cases, including the Lender’s funding of the Debtors’ ongoing operations under this Interim Order or the Final Order, or the DIP Loan Documents as approved by each, shall be deemed to be or shall be considered as evidence of any alleged consent by the Lender or Agent to a charge against the Post-Petition Collateral, Lender, or Agent pursuant to sections 506(c), 552(b) or 105(a) of the Bankruptcy Code. The Lender shall not be subject in any way whatsoever to the equitable doctrine of “marshaling” or any similar doctrine with respect to the Post-Petition Collateral.

15. Additional Perfection Measures. (a) The liens, security interests, and priorities granted to the Lender pursuant to this Interim Order and the DIP Loan Documents with respect to property of the Debtors’ estates shall be perfected by operation of law immediately upon entry of this Interim Order by the Court.

(b) Neither the Debtors nor the Lender shall be required to enter into or to obtain landlord waivers, mortgagee waivers, bailee waivers or warehouseman waivers or to file or record financing statements, mortgages, deeds of trust, leasehold mortgages, notices of lien or

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similar instruments in any jurisdiction (including, trademark, copyright, tradename or patent assignment filings with the United States Patent and Trademark Office, Copyright Office, or any similar agency with respect to intellectual property), or obtain consents from any licensor or similarly situated party-in-interest, or take any other action in order to validate and to perfect the security interest and Post-Petition Liens granted pursuant to this Interim Order.

(c) If the Lender, in its sole discretion, chooses to obtain consents from any licensor or similarly situated party-in-interest, to file financing statements, notices of lien or similar instruments, to record financing statements, mortgages or deeds of trust, or to otherwise confirm perfection of such security interests and liens: (i) the Lender is authorized and empowered to file or record financing statements, mortgages, deeds of trust or similar instruments which secure the DIP Obligations up to the maximum principal amount of the Maximum Final Borrowing; (ii) all such documents shall be deemed to have been recorded and filed as of the time and on the date of entry of this Interim Order; and (iii) no defect in any such act shall affect or impair the validity, perfection and enforceability of the liens granted hereunder.

(d) In lieu of obtaining such consents or filing such financing statements, notices of lien or similar instruments, the Lender may, at its sole discretion, choose to file a true and complete copy of this Interim Order in any place at which any such instruments would or could be filed, together with a description of Post-Petition Collateral located within the geographic area covered by such place of filing, and such filing by the Lender shall have the same effect as if such financing statements, notices of lien or similar instruments had been filed or recorded at the time and on the date of entry of this Interim Order.

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(e) Federal, state and local governmental agencies, authorities and instrumentalities that have jurisdiction over the Pre-Petition Collateral, Cash Collateral, or Post-Petition Collateral are hereby directed to file a certified copy of this Interim Order or an acknowledgement of this Interim Order; provided, however, that the Lender shall be authorized to execute such acknowledgement of this Interim Order.

(f) The Lender may deliver a copy of this Interim Order to any third parties having possession of control of Pre-Petition Collateral, Cash Collateral, or Post-Petition Collateral.

16. Application of Collateral Proceeds. Except as may be otherwise permitted under the DIP Loan Documents and Paragraph 6 hereof, the Debtors are hereby authorized and directed, whether or not an Event of Default or a Default by the Debtors of any of their obligations under the DIP Loan Documents (as approved by this Interim Order) has occurred, to remit to the Lender one hundred percent (100%) of all collections on, and proceeds of, the Post-Petition Collateral, including all accounts receivable collections, proceeds of sales of inventory, fixed assets and any other assets, including sales in and outside the ordinary course of business, and all other cash or cash equivalents which shall at any time on or after the Petition Date come into the possession or control of the Debtors, or to which the Debtors shall become entitled at any time. The automatic stay provisions of section 362 of the Bankruptcy Code are hereby modified to permit the Lender to collect, retain and apply all existing Cash Collateral and collections, remittances and proceeds of Post-Petition Collateral to the DIP Obligations, in accordance with this Interim Order and the DIP Loan Documents.

17. Access to Information. Without limiting the rights of access and information afforded the Lender under the DIP Loan Agreement and other DIP Loan Documents,

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the Debtors shall permit representatives, agents and/or employees of the Lender to have reasonable access to their premises and their records during normal business hours (without unreasonable interference with the proper operation of the Debtors’ businesses) and shall cooperate, consult with, and provide to such persons all such non-privileged information as they may reasonably request.

18. Access to Collateral. Notwithstanding anything contained herein to the contrary, and without limiting any other rights or remedies of the Lender contained in this Interim Order or the DIP Loan Documents, or otherwise available at law or in equity, and subject to the terms of the DIP Loan Agreement, upon three (3) business days’ written notice to the landlord of any leased premises upon which any Post-Petition Collateral is located (a “Landlord”), that an Event of Default or a Default by the Debtors of any of their obligations under the DIP Loan Documents or this Interim Order has occurred and is continuing, the Lender may, subject to any separate agreement by and between such Landlord and the Lender, enter upon any leased premises of any of the Debtors for the purpose of exercising any remedy with respect to Post-Petition Collateral located thereon and shall be entitled to all of the Debtors’ rights and privileges as lessee under such lease without interference from the Landlord thereunder; provided, however, that the Lender shall only pay base rent as defined in the lease with any such Landlord (or other agreement between Lender and the Landlord) and additional rent obligations of the Debtors (limited to charges for utilities, unless otherwise agreed between the Landlord and Lender) that first arise after the Lender’s written notice referenced above and that are payable during the period of such occupancy by the Lender, calculated on a per diem basis. Nothing herein shall require the Debtors to assume and assign to the Lender any lease under section 365(a) of the Bankruptcy Code as a precondition to the rights afforded to the Lender in this paragraph.

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19. Cash Management Systems. The Debtors are authorized and directed to maintain their cash management system in a manner consistent with the DIP Loan Documents. The Lender are hereby granted, pursuant to sections 364(c)(2) and (3) , first priority, perfected security interest and lien in and on the Debtors' bank accounts, subject and subordinate in priority of payment only to the Permitted Priority Liens and the Carve-Out Expenses.

20. Automatic Stay Modified. The automatic stay provisions of section 362 of the Bankruptcy Code are, to the extent applicable, vacated and modified to the extent necessary so as to permit the Lender:

(a) upon the occurrence and during the continuance of an Event of Default under the DIP Loan Documents, a Bankruptcy Event, or any default of a provision of this Interim Order, to declare all or any portion of the DIP Loans then outstanding to be due and payable and (i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Loan Parties accrued hereunder, shall become due and payable immediately, without further order of, or application to, the Bankruptcy Court, presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Loan Parties;

(b) upon the occurrence and during the continuance of a Bankruptcy Event under the DIP Loan Documents, to (i) foreclose on the Borrowers' interests in the Properties; and

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(ii) direct the Borrowers to promptly seek to commence a sale of the Collateral under section 363 of the Bankruptcy Code pursuant to the schedule determined by the Lender, provided, that Lender shall be permitted to credit bid any and all of the Obligations then owed to it in any auction for the sale of the Borrowers' assets (whether in the context of the occurrence of a Bankruptcy Event or not), provided further, that the Borrowers shall reasonably consult with the Lender regarding the assumption or rejection under section 365 of the Bankruptcy Code of executory contracts in connection with such sale.

Notwithstanding the foregoing paragraph (b), upon the occurrence of (and continuance of) a Bankruptcy Event (excluding a Bankruptcy Event resulting from the occurrence of an MAE), the Lender may take the actions described in clauses (b)(i) and (b)(ii) above, together with any and all other actions and rights under applicable law, which in the case of a foreclosure shall be completed no sooner than, and in the case of a sale closed on or before, the earlier of: (x) the Final Maturity Date and (y) 75 days from the notice of occurrence of such Bankruptcy Event (the "75 Day Period"). In the event of a Bankruptcy Event resulting from the occurrence (and continuation) of an MAE, the Lender may take any of the actions described in clauses (b)(i) and (b)(ii) above, together with any and all other actions and rights under applicable law, which in the case of a foreclosure shall be completed no sooner than, and in the case of a sale closed on or before, the earlier of: (x) the Final Maturity Date and (y) 120 days from the notice of occurrence of such Bankruptcy Event (the "120 Day Period," and together with the 75 Day Period, the "Default Periods"). For purposes of clarity of the provisions above, upon a Bankruptcy Event, the Lender may consummate a foreclosure only after the expiration of the applicable Default Periods referenced in section 20(b), or direct the Debtors to consummate a section 363 sale which the Debtors must close on or before the expiration of the applicable Default Periods referenced in section 20(b).

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Solely for purposes of the preceding clauses (b)(i) and (b)(ii) of this subsection 20(b), the automatic stay of section 362(a) of the Bankruptcy Code, to the extent applicable, shall only be deemed terminated as provided herein without the necessity of any further action by the Court in the event that the Debtors have not filed an objection with the Court within five (5) business days after receiving such notice (which notice must be filed with Court by the Lender) from the Lender pursuant to this Interim Order. The Debtors shall have the burden of proof at any hearing on any request by them to re-impose or continue the automatic stay of section 362(a) of the Bankruptcy Code or to obtain any other injunctive relief, and the only issue that may be raised at any such hearing shall be whether, in fact, an Event of Default or Default has occurred and is continuing;

(c) this Court shall retain exclusive jurisdiction to hear and resolve any disputes and enter any orders required by the provisions of this Interim Order and relating to the application, re-imposition or continuance of the automatic stay of section 362(a) of the Bankruptcy Code or other injunctive relief requested;

(d) upon the occurrence and during the continuance of an Event of Default, Bankruptcy Event, or a Default by the Debtors of any of their obligations under the DIP Loan Documents, the Lender and/or Agents, as applicable, may, without providing any prior notice thereof, immediately charge interest at the Post-Default Rate set forth in the DIP Loan Agreement; and

(e) upon the occurrence and during the continuance of an Event of Default, Bankruptcy Event or a Default by the Debtors of any of their obligations under the DIP Loan Documents, the Lender may at all times collect and sweep cash, excluding monies included in the Budget during the Default Periods.

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21. Termination of Authorization to Use Cash Collateral. Upon the occurrence and during the continuance of an Event of Default or a Bankruptcy Even under the DIP Loan Documents or of this Interim Order, the Lender shall have no further obligation to provide financing under the DIP Loan Documents or DIP Loan Agreement as approved by this Interim Order, and the authorization to use Cash Collateral under the terms of this Interim Order shall automatically terminate, excluding monies included in the Budget during the Default Periods; provided, however, that if the Debtors’ right to use Cash Collateral has been terminated pursuant to the provisions of this Interim Order, such right may be extended only upon (i) consent of the Lender, (ii) the DIP Obligations having been otherwise Paid in Full, or (iii) further Order of this Court entered upon and after appropriate notice and opportunity for a hearing being provided to the Lender. The Lender shall have no obligation to agree to such an extension under any circumstances and may elect or not elect to agree to such an extension as they determine in their sole and absolute discretion.

22. Business Plan Obligations. Until the Commitments have expired or terminated and the principal of and interest on the Loan, all fees and all other DIP Obligations shall have been Paid in Full, the Debtors shall be obligated to use their reasonable best efforts to deliver a business plan to the Lender on or before May 31, 2007.

23. Bankruptcy Obligations. Until the Commitments have expired or terminated and the principal of and interest on the Loan, all fees and all other DIP Obligations shall have been Paid in Full, the Debtors shall be obligated to:

(a) file with the Court on or before May 15, 2007, their respective schedules and statements of financial affairs;

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(b) file with the Court on or before May 5, 2007, a motion for an order fixing the deadline for filing proofs of claim against the Debtors;

(c) file with the Court on or before June 15, 2007, a plan of reorganization (the “Plan”) and disclosure statement with respect to the Plan;

(d) use their best efforts to commence on or before July 30, 2007, solicitation of votes with respect to the Plan;

(e) use their best efforts to seek that the Court hold on or before September 30, 2007 a hearing to consider confirmation of the Plan.

24. No Responsible Person/Fiduciary. In making the decision to make DIP Loans, administering the DIP Loans, and extending other financial accommodations to the Debtors under the DIP Loan Agreement or to collect the indebtedness and obligations of the Debtors, the Lender (a) shall not owe any fiduciary duty to the Debtors, their creditors, shareholders or estates; and (b) shall not be considered to be exercising control over any operations of the Debtors or acting in any way as a responsible person, an owner or an operator under any applicable law, including without limitation, any environmental law (including but not limited to the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. §§ 9601, et seq., the Resource Conservation and Recovery Act, 42 U.S.C. §§ 6901, et seq., as either may be amended from time to time, or any similar federal or state statute). Nothing in this Interim Order or any other documents related to this transaction shall be in any way construed or interpreted to impose or allow the imposition upon the Lender of any liability for any claims arising from the pre-petition or post-petition activities of the Debtors in the operation of their businesses or in connection with their restructuring efforts.

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25. Successors and Assigns. The DIP Loan Documents and the provisions of this Interim Order shall be binding upon the Lender, the Debtors and their respective successors and assigns, and shall inure to the benefit of the Lender and the Debtors and their respective successors and assigns including, without limitation, any trustee, responsible officer, examiner with expanded powers, estate administrator or representative, or similar person appointed in a case for the Debtors under any chapter of the Bankruptcy Code.

26. No Third Party Beneficiary. Except with respect to any of the Lender, Agent, their delegates, successors and assigns, no rights are created hereunder for the benefit of any third party, any creditor or any direct, indirect or incidental beneficiary.

27. Binding Nature of Agreement. Each of the DIP Loan Documents to which the Debtors are and will become a party shall constitute legal, valid and binding obligations of the Debtors, enforceable against the Debtors in accordance with their terms. The DIP Loan Documents have been or will be properly executed and delivered to the Lender by the Debtors. The rights, remedies, powers, privileges, liens and priorities of the Lender provided for in this Interim Order and in any other DIP Loan Documents shall not be modified, altered or impaired in any manner by any subsequent order (including a confirmation order) or by any plan of reorganization or liquidation in these cases or in any subsequent case under the Bankruptcy Code, unless and until the DIP Obligations have first been Paid in Full in cash and completely satisfied and the Total Commitment is terminated in accordance with the DIP Loan Agreement.

28. Subsequent Reversal or Modification. This Interim Order is entered pursuant to section 364 of the Bankruptcy Code, granting the Lender all protections afforded by

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section 364(e) of the Bankruptcy Code. If any or all of the provisions of this Interim Order are hereafter reversed, modified, vacated or stayed, that action will not affect (a) the validity of any obligation, indebtedness or liability incurred hereunder by any of the Debtors to the Lender prior to the date of receipt by the Lender of written notice of the effective date of such action or (b) the validity and enforceability of any lien or priority authorized or created hereby or pursuant to the DIP Loan Documents. Notwithstanding any such reversal, stay, modification or vacatur, any post-petition indebtedness, obligation or liability incurred by any of the Debtors to the Lender prior to written notice to the Lender of the effective date of such action shall be governed in all respects by the original provisions of this Interim Order, and Lender shall be entitled to all the rights, remedies, privileges and benefits granted herein and in the DIP Loan Documents with respect to all such indebtedness, obligation or liability.

29. No Waivers. (a) This Interim Order shall not be construed in any way as a waiver or relinquishment of any rights that the Lender may have to bring or be heard on any matter brought before this Court.

(b) The rights and obligations of the Debtors and the rights, claims, liens, security interests and priorities of the Agent and the Lender arising under this Interim Order are in addition to, and are not intended as a waiver or substitution for, the rights, obligations, claims, liens, security interests and priorities granted by the Debtors under the DIP Loan Documents.

(c) Without limiting the generality of the foregoing subparagraphs, the Agent and/or the Lender may petition this Court for any such additional protection they may reasonably require with respect to the DIP Indebtedness or otherwise.

30. Sale/Conversion/Dismissal. (a) No motion shall be filed by the Debtors, and no order providing for either the sale of the ownership of the stock of the Debtors or the sale

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of the assets of the Debtors under section 363 of the Bankruptcy Code shall be entered by the Court unless, in connection and concurrently with any such event, the proceeds of such sale are or will be sufficient to indefeasibly pay all DIP Obligations, and such DIP Obligations shall be indefeasibly Paid in Full in cash and completely satisfied and the Total Commitment is terminated in accordance with the DIP Loan Agreement as part of such action, or the Lender expressly consent in writing to any such transaction or the entry of such an order by the Court or such transaction is expressly permitted in the DIP Loan Documents.

(b) If an order is entered (i) dismissing any of these cases under sections 305 or 1112 of the Bankruptcy Code or otherwise, (ii) converting these Chapter 11 cases under section 1112 of the Bankruptcy Code or (iii) appointing a chapter 11 trustee or an examiner with expanded powers, such order shall provide that (x) the liens, security interests, and Superpriority Claims granted to the Lender hereunder and in the DIP Loan Documents, as the case may be, shall continue in full force and effect, shall remain binding on all parties-in-interest and shall maintain their priorities as provided in this Interim Order until all DIP Obligations shall have been indefeasibly Paid in Full in cash and the Total Commitment shall have been terminated in accordance with the DIP Loan Agreement, and (y) this Court shall retain jurisdiction to the fullest extent permitted by law, notwithstanding such dismissal, for purposes of enforcing the liens, security interests and Superpriority Claims of the Lender, as the case may be.

31. Injunction. Except as provided in the DIP Loan Agreement, this Interim Order and the Final Order, the Debtors shall be enjoined and prohibited from, at any time during the Chapter 11 Cases, (a) granting liens in the Post-Petition Collateral or any portion thereof to any other parties, pursuant to Section 364(d) of the Bankruptcy Code or otherwise, which liens are senior to, pari passu with or junior to the liens of the Lender, except for Liens granted to the

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Lender in accordance with the Final Order as contemplated by the DIP Loan Agreement and the Motion and/or (b) (i) using the Cash Collateral, and (ii) applying to the Bankruptcy Court for an order authorizing the use of the Cash Collateral or the Post-Petition Collateral, except in accordance with the DIP Loan Agreement and this Interim Order.

32. Survival. The Liens, lien priority, administrative priorities and other rights and remedies with respect to the Debtors granted to the Agent and the Lender pursuant to the DIP Loan Agreement, the Bankruptcy Court Orders and the other DIP Loan Documents (specifically including, but not limited to, the existence, perfection and priority of the Liens and security interests provided herein and therein, and the administrative priority provided herein and therein) shall not be modified, altered or impaired in any manner by any other financing or extension of credit or incurrence of indebtedness by any Borrower (pursuant to Section 364 of the Bankruptcy Code or otherwise), by any dismissal or conversion of any of the Chapter 11 Cases, or by the confirmation of a plan of reorganization in any of the Chapter 11 Cases which does not (i) contain a provision for termination of the Total Commitment and payment in full in cash of all Obligations of the Borrowers and the other Loan Parties hereunder and under the other Loan Documents on or before the effective date of such plan or plans upon entry thereof and (ii) provide for the continuation of the Liens and security interests granted to the Administrative Agent for the benefit of the Administrative Agent and the Lender and the priorities thereof until the earlier of (A) such plan effective date, and (B) the date the Obligations are paid in full in cash and the Total Commitment is terminated, or by any other act or omission whatsoever.

33. Priority of Terms. To the extent of any conflict between or among (a) the express terms or provisions of any of the DIP Loan Documents, the Motion, any other order of

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this Court, or any other agreements, on the one hand, and (b) the terms and provisions of this Interim Order, on the other hand, unless such term or provision herein is phrased in terms of “as defined in” or “as more fully described in” the DIP Loan Agreement or the DIP Loan Documents, the terms and provisions of this Interim Order shall govern.

34. Adequate Notice. The notice given by the Debtors of the Interim Hearing was given in accordance with Bankruptcy Rules 2002 and 4001(c)(2) and the local rules of this Court. Under the circumstances, no other or further notice of the request for the relief granted at the Interim Hearing is required. The Debtors shall promptly mail copies of this Interim Order and notice of the Final Hearing to the Notice Parties. Any objection to the relief sought at the Final Hearing shall be made in writing setting forth with particularity the grounds thereof, and filed with the Court and served so as to be actually received no later than five days prior to the Final Hearing by the following: (a) counsel to the Debtors, Bracewell & Giuliani LLP, 711 Louisiana Street, Suite 2300, Houston, Texas 77002 (Attn: Henry J.Kaim, Esq.), and (b) counsel to the Lender, Schulte Roth & Zabel LLP, 919 Third Avenue, New York, New York 10022 (Attn: Jeffrey S. Sabin, Esq.), and Andrews Kurth LLP, 600 Travis. Suite 4200, Houston, Texas 77002 (Attn: Paul Moak, Esq.).

35. Entry of Order; Effect. This Order shall take effect immediately upon execution hereof, notwithstanding the possible application of Fed. R. Bankr. P. 6004(g), 7062, 9014, or otherwise, and the Clerk of the Court is hereby directed to enter this Interim Order on the Court’s docket in these Chapter 11 Cases.

36. Prepetition Employee Payments. Entry of this Interim Order does not authorize payment of prepetition amounts owed to employees, although such obligations may be included in the Budget. The Debtors may seek approval to pay such obligations by separate motion to the Court.

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37. Post-Petition Salary Amounts. The salaries owed to the CFO and COO as reflected in the Budget shall be limited in payment to the level of the pre-petition monthly salary amounts, pending further order of the Court. The Debtors may seek payment of the higher monthly compensation amounts only by separate motion to the Court.

38. Notice of Default Notice. Upon receipt of a Notice of Default from the Lender, the Debtors shall file such notice with the clerk, and serve such notice on the parties listed on the Master Service List in these cases.

39. Final Hearing. The Court shall conduct a Final Hearing on the Motion commencing on APRIL 27, 2007, 2:00 P.M. (Central Time). Any objections to the relief requested shall be filed and served pursuant to paragraph 34 above.

Dated:	Houston, Texas
April 10, 2007

UNITED STATES BANKRUPTCY JUDGE

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